              SCHEDULE 14A-INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            BLUE DIAMOND COAL COMPANY
                ------------------------------------------------
                (Name of Registrant as Specified In its Charter)



     ----------------------------------------------------------------------
     Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:
COMMON STOCK

         (2)  Aggregate number of securities to which transaction applies:
464,980 SHARES

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $60.413

         (4)  Proposed maximum aggregate value of transaction:  $28,090,837

         (5)  Total fee paid: $5,618.17

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:
                                     --------------

         (2)  Form, Schedule or Registration Statement No.:
                                                            --------------

         (3)  Filing Party:
                           --------------

         (4)  Date Filed:
                          --------------

                            BLUE DIAMOND COAL COMPANY
                                 P. O. Box 59015
                         Knoxville, Tennessee 37950-9015

March 6, 1998

Dear Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders of Blue Diamond Coal Company ("Blue Diamond"), which will be held on Friday, March 27, 1998, at the Howard Johnson Plaza Hotel, 7621 Kingston Pike, Knoxville, Tennessee at 10:00 a.m., Eastern time (the "Special Meeting").

         At this meeting, you will be asked to consider and vote upon a proposed merger (the "Merger") involving Blue Diamond and James River Coal Company ("James River"), pursuant to which James River Coal Mergersub, Inc., a wholly-owned subsidiary of James River ("Subsidiary"), will be merged with and into Blue Diamond. Upon consummation of the Merger, Blue Diamond will be the surviving company as a wholly-owned subsidiary of James River, and each share of common stock, par value $1.00 per share, of Blue Diamond ("Common Stock"), except for those shares as to which appraisal rights are exercised, will be converted into the right to receive from James River $60.413 in cash and the right to receive from Blue Diamond certain contingent consideration. The terms and conditions regarding the contingent consideration are set forth in the contingency agreement ("Contingency Agreement") to be entered into between Blue Diamond, Hamilton Holdings, Ltd. ("Hamilton, Ltd.") and James River. The Merger and the Contingency Agreement are more fully described in the accompanying Proxy Statement. A copy of the Agreement of Merger dated as of February 11, 1998 (the "Merger Agreement") is set forth as Appendix A to the attached Proxy Statement. A copy of the Contingency Agreement is attached as Exhibit B to the Merger Agreement.

         THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS (THE "SPECIAL COMMITTEE") AND THE BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF BLUE DIAMOND AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

         All shareholders are invited to attend the Special Meeting in person. Approval of the Merger requires the affirmative vote of a majority of the outstanding shares of Common Stock. On February 13, 1998, James River purchased 470,240 shares of Common Stock from Hamilton Ltd. for a price of $60.413 per share and the right to participate, ratably with other shareholders, in any payments made under the Contingency Agreement. As of March 2, 1998, James River owned 50.3% of the total outstanding shares of Common Stock. James River has agreed to vote all of its shares in favor of the Merger, which is sufficient to approve the Merger.

         The accompanying Proxy Statement provides detailed information concerning the Merger and certain additional information. You are urged to read and carefully consider this information. Also enclosed are copies of Blue Diamond's Annual Report on Form 10-K for the year ended March 31, 1997 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 1997.

         In order that your shares may be represented at the Special Meeting, you are urged promptly to complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the Special Meeting. If you attend the Special Meeting in person, you may, if you wish, vote personally on all matters brought before the Special Meeting even if you have previously returned your Proxy.

                                            Sincerely,


                                            Ted B. Helms
                                            President

                            BLUE DIAMOND COAL COMPANY

                            -------------------------


                                    NOTICE OF

                         SPECIAL MEETING OF SHAREHOLDERS


                          To Be Held on March 27, 1998

                            -------------------------


         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Blue Diamond Coal Company ("Blue Diamond") will be held on Friday, March 27, 1998 at the Howard Johnson Plaza Hotel, 7621 Kingston Pike, Knoxville, Tennessee at 10:00 a.m., Eastern time, for the following purposes:

         1. To consider and vote upon a proposal to approve and adopt the Agreement of Merger dated as of February 11, 1998 (the "Merger Agreement") among Blue Diamond, James River Coal Company ("James River") and James River Coal Mergersub, Inc. ("Subsidiary") and the transactions contemplated thereby, a copy of which is set forth as Appendix A to the attached Proxy Statement. The Merger Agreement provides for, among other things (i) the proposed merger of Subsidiary, a Delaware corporation and wholly-owned subsidiary of James River, with and into Blue Diamond with Blue Diamond to be the surviving corporation in the Merger and (ii) the appointment of Hamilton Holdings, Ltd. ("Hamilton, Ltd.") as representative of the shareholders of Blue Diamond under the Contingency Agreement to be entered into between Blue Diamond, James River and Hamilton, Ltd., a copy of which is attached as Exhibit B to the Merger Agreement.

         2. To transact such other business as may properly come before the Special Meeting.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on March 2, 1998, are entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof.

         Approval of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of Blue Diamond common stock.

         Under Delaware law, shareholders who do not vote in favor of the Merger and who file demands for an appraisal prior to the shareholder vote on the Merger Agreement have the right to seek, upon consummation of the Merger, an appraisal of the "fair value" of their Common Stock by the Delaware Court of Chancery. In order to exercise such right, a shareholder must comply with all the procedural requirements of section 262 ("Section 262") of the Delaware General Corporation Law, a description of which is provided in "The Merger - Appraisal Rights" section of the attached Proxy Statement and the full text of which is attached thereto as Appendix C.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE MERGER AGREEMENT.

                                                   BY ORDER OF THE BOARD
                                                   OF DIRECTORS



                                                   K. Roger Foster
                                                   Secretary
Knoxville, Tennessee
March 6, 1998

PROXY STATEMENT

BLUE DIAMOND COAL COMPANY
341 Troy Circle
P. O. Box 59015
Knoxville, Tennessee 37950

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 27, 1998

         This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Blue Diamond Coal Company ("Blue Diamond"), to be used at the Special Meeting of shareholders of Blue Diamond to be held on Friday, March 27, 1998 at 10:00 a.m., Eastern time (the "Special Meeting"). This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about March 6, 1998.

         At the Special Meeting, shareholders will consider and vote upon the approval and adoption of the Agreement of Merger dated as of February 11, 1998 (the "Merger Agreement"), among James River Coal Company ("James River"), Blue Diamond and James River Coal Mergersub, Inc., a wholly-owned subsidiary of James River ("Subsidiary"). The Merger Agreement provides for the merger (the "Merger") of Subsidiary with and into Blue Diamond. Upon the effectiveness of the Merger, Blue Diamond will be the surviving corporation as a wholly-owned subsidiary of James River (the "Surviving Corporation").

         Pursuant to the terms of the Merger Agreement and at the effective time of the Merger (the "Effective Time"), each share of common stock, par value $1.00 per share, of Blue Diamond ("Common Stock") outstanding prior to the Effective Time (other than the shares owned by James River and treasury shares which will be canceled and shares as to which appraisal rights are exercised) will be converted into a right to receive from James River $60.413 in cash (the "Cash Consideration") and the right to receive from Blue Diamond certain contingent consideration (the "Contingent Consideration"). The Cash Consideration and Contingent Consideration are referred to collectively herein as the "Merger Consideration."

         The Contingent Consideration will be paid pursuant to the terms of a Contingency Agreement to be entered into between James River, Blue Diamond and Hamilton Holdings, Ltd. ("Hamilton, Ltd."), which will be executed immediately prior to the Effective Time (the "Contingency Agreement"). The Contingency Agreement provides for the payment to shareholders of Blue Diamond, on a pro rata basis, of 50% of the net value of the reduction, if any, in Blue Diamond's liability under the Coal Industry Retiree Health Benefit Act of 1992 (the "Coal Act"), if such reduction is a result of legislative action or final judicial action occurring within a five year period after the Merger. Hamilton, Ltd. will serve as representative of the Blue Diamond shareholders under the Contingency Agreement and will have the authority to determine if a payment event has occurred, to seek payment of the Contingent Consideration, and otherwise to administer and enforce the terms of the Contingency Agreement. See "The Merger - Contingency Agreement."

         On February 13, 1998, James River purchased 470,240 shares of Common Stock from Hamilton Ltd. at a price of $60.413 per share and the right to participate, ratably with other shareholders, in any payments made under the Contingency Agreement. As a result of this purchase, James River owns 50.3% of the issued and outstanding shares of Common Stock entitled to vote at the Special Meeting. James River has agreed to vote all of its shares in favor of the Merger, which is sufficient to approve the Merger.

         THE BOARD OF DIRECTORS OF BLUE DIAMOND RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE MERGER AGREEMENT.

         Only shareholders of record at the close of business on March 2, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Special Meeting. At the close of business on the Record Date, there were 935,220 shares of Common Stock outstanding and entitled to vote at the Special Meeting. Each share of Common Stock is entitled to one vote. The holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Special Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. An "abstention" (including broker "non votes") will be considered present for quorum purposes, but will have the same effect as a vote "against" the proposal to approve the Merger Agreement. A "broker non-vote" refers to shares represented at the Special Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on such matter.

         If the accompanying proxy card is executed and returned, it will be voted at the Special Meeting in accordance with the specifications made thereon, or if no specifications are made, will be voted for approval of the Merger Agreement and for approval of any other business presented at the Special Meeting. A proxy may be revoked at any time before it is voted by submission of a written revocation to Blue Diamond, by the return of a new proxy to Blue Diamond or by the shareholder's personal vote at the Special Meeting. A written revocation or new proxy may be sent to Blue Diamond at P. O. Box 59015, Knoxville, Tennessee 37950-9015, Attention: Secretary, and must be received prior to the Special Meeting. No special form of revocation is required. The presence of a shareholder at the Special Meeting does not automatically revoke his proxy.

         SHAREHOLDERS ARE REQUESTED TO PROMPTLY SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE, EVEN IF THEY PLAN TO ATTEND THE SPECIAL MEETING. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT.

         The Merger will be a taxable transaction to shareholders of Blue Diamond for federal income tax purposes.

                               ------------------

                The date of this Proxy Statement is March 6, 1998

                                TABLE OF CONTENTS




SUMMARY..................................................................................................................1
         The Special Meeting and Required Vote...........................................................................1
         The Merger and the Merger Agreement ............................................................................1
         Other Agreements................................................................................................4
         Market Price of Common Stock....................................................................................5

THE SPECIAL MEETING AND REQUIRED VOTE....................................................................................6
         Meeting of Shareholders.........................................................................................6
         Purpose of Meeting..............................................................................................6
         Voting Requirements at Meeting..................................................................................6
         Proxies  .......................................................................................................6

THE MERGER...............................................................................................................7
         General  .......................................................................................................7
         Background of the Merger........................................................................................7
         Reasons for the Merger; Recommendation of the Special Committee and the Board...................................9
         Opinion of Blue Diamond's Financial Advisor....................................................................10
         Information Concerning Hilliard Lyons .........................................................................13
         Merger Consideration and Source of Funds ......................................................................13
         Interests of Certain Members of Management in the Merger.......................................................14
         Effect on Employee Benefit Plans...............................................................................14
         Accounting Treatment...........................................................................................15
         Appraisal Rights...............................................................................................15

THE MERGER AGREEMENT....................................................................................................17
         Effective Time.................................................................................................17
         The Merger.....................................................................................................17
         Consideration to be Received in the Merger.....................................................................17
         Payment Procedures and Paying Agent ...........................................................................17
         Representations and Warranties.................................................................................18
         Covenants......................................................................................................19
         Conditions to the Merger ......................................................................................20
         Termination and Expenses.......................................................................................20
         Contingency Agreement..........................................................................................20

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................................................................21

OTHER AGREEMENTS........................................................................................................22
         The Option Agreement...........................................................................................22
         Extension of Contracts.........................................................................................22


OWNERSHIP OF COMMON STOCK BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT......................................................24

FINANCIAL INFORMATION ..................................................................................................25

MARKET PRICES AND DIVIDENDS.............................................................................................26

GENERAL.................................................................................................................26
         Independent Public Accountants.................................................................................26
         Shareholder Proposals..........................................................................................26
         Other Matters..................................................................................................26
         Solicitation of Proxies and Cost Thereof ......................................................................27
         Additional Information.........................................................................................27
         Incorporation of Certain Documents by Reference................................................................27

APPENDICES

APPENDIX A - MERGER AGREEMENT
APPENDIX B - OPINION OF J.J.B. HILLIARD, W.L. LYONS, INC.
APPENDIX C - DELAWARE GENERAL CORPORATION LAW SECTION 262

                                     SUMMARY

The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement and in the attached Appendices and in the other documents delivered herewith. Shareholders are urged to read all of this information carefully.

THE SPECIAL MEETING AND REQUIRED VOTE

         The Special Meeting will be held on Friday, March 27, 1998, at the Howard Johnson Plaza Hotel, 7621 Kingston Pike, Knoxville, Tennessee at 10:00 a.m., Eastern time. Only holders of record of Common Stock at the close of business on March 2, 1998 (the "Record Date"), will be entitled to vote at the Special Meeting. On the Record Date, there were issued and outstanding 935,220 shares of Common Stock held by 378 holders of record. Each such share is entitled to one vote on each matter which is brought before the shareholders at the Special Meeting.

         At the Special Meeting, the shareholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement, which provides for the merger of Subsidiary with and into Blue Diamond, with Blue Diamond being the Surviving Corporation. Approval of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of Common Stock.

         As of the Record Date, directors and executive officers of Blue Diamond owned beneficially an aggregate of 38,919 shares of Common Stock, or approximately 4.2% of the shares of Common Stock outstanding on such date. Such directors and executive officers intend to vote all such shares in favor of the Merger. At that date, James River owned beneficially an aggregate of 470,240 shares of Common Stock, or approximately 50.3% of the shares of Common Stock outstanding on such date. James River has agreed to vote all of its shares in favor of the Merger, which is sufficient to approve the Merger.

         Under Delaware law, shareholders who do not vote in favor of the Merger and who file demands for an appraisal prior to the shareholder vote on the Merger Agreement have the right to seek, upon consummation of the Merger, an appraisal of the "fair value" of their Common Stock by the Delaware Court of Chancery. In order to exercise such right, a shareholder must comply with all the procedural requirements of section 262 ("Section 262") of the Delaware General Corporation Law, a description of which is provided in "The Merger - Appraisal Rights" section herein and the full text of which is attached to this Proxy Statement as Appendix C. Such "fair value" will be determined in judicial proceedings, the result of which cannot be predicted. Failure to take any of the steps required under Section 262 may result in a loss of such appraisal rights. See "The Merger - Appraisal Rights."

THE MERGER AND THE MERGER AGREEMENT

Parties to the Merger

         Blue Diamond. Blue Diamond is engaged, together with its wholly-owned subsidiary, Blue Diamond Coal Export Company, in the leasing of coal properties and the purchasing, processing, and selling of bituminous coal. Eolia Resources, Inc., a wholly-owned subsidiary, owns and leases certain mineral rights.

         The principal product of Blue Diamond is low sulphur coal suitable for industrial and utility uses. Blue Diamond purchases coal produced by independent operators from underground and surface mines on properties owned or leased by it in southeastern Kentucky. As of March 31, 1997, Blue Diamond owned reserves of approximately 116.4 million tons of clean, recoverable, coal. Blue Diamond also purchases coal for brokerage from other producers and purchases a limited amount of coal for processing from other producers. The processing and loading for shipment to the customers of coal purchased from other operators is performed by employees of Blue Diamond. Blue Diamond's operations accounted for less than 1% of the United States' 1997 coal production.

         Blue Diamond's coal, both purchased and brokered, is sold primarily to utility companies and industrial users. Blue Diamond's coal competes with hydroelectric and nuclear power as well as other fossil fuels in the production of electricity. Blue Diamond competes in markets located in the southeastern and midwestern United States.

         During the fiscal year ended March 31, 1997, two customers accounted for a significant portion of Blue Diamond's total coal sales. Georgia Power Company and Orlando Utilities Commission accounted for 31.8% and 30.9%, respectively, of consolidated revenue from coal sales.

         Blue Diamond's earnings have been adversely affected by the Coal Act which was enacted by Congress to fund deficits which existed in certain United Mine Workers of America ("UMWA") Welfare Funds. Although Blue Diamond employees were last covered by a UMWA wage agreement which expired in 1964, Blue Diamond was assessed significant annual premiums under this legislation to fund a portion of the deficits. Blue Diamond has exhausted all judicial appeals with respect to the Coal Act's constitutionality.

         Blue Diamond's principal executive offices are located at 341 Troy Circle, Knoxville, Tennessee 37919 and its telephone number is (423)588-8511. Blue Diamond's mailing address is P.O. Box 59015, Knoxville, TN 37950-9015. For more information about Blue Diamond, reference is made to Blue Diamond's Annual Report on Form 10-K for the year ended March 31, 1997 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 1997, copies of which are being mailed to shareholders together with this Proxy Statement.

         James River. James River is engaged in mining, processing and selling premium quality steam and metallurgical coal from four deep mining complexes located in Pike, Perry, Leslie, Harland and Bell Counties, Kentucky. James River conducts its operations primarily through four operating subsidiaries, McCoy Elkhorn Coal Corporation, Leeco, Inc., Bledsoe Coal Corporation and Bell County Coal Corporation. James River produces and processes approximately 12.7 million tons of coal per year and owns clean, recoverable reserves of approximately 218 million tons. James River sells primarily to electric utilities, steel producers and other industrial customers located in the eastern United States.

         James River's principal executive offices are located at 701 East Byrd Street, Suite 1100, Richmond, Virginia, and its telephone number is (804) 780-3000.

         Subsidiary. Subsidiary is a wholly-owned subsidiary of James River and was formed for the sole purpose of effecting the Merger. Subsidiary's principal executive offices are 701 East Byrd Street, Suite 1100, Richmond, Virginia 23219 and its telephone number is (804)780-3000.

Merger Consideration and Source of Funding

         The Merger Agreement provides that each share of Common Stock issued and outstanding prior to the Effective Time (other than the shares owned by James River and treasury shares which will be canceled and shares as to which appraisal rights are exercised) will be converted in the Merger into a right to receive from James River $60.413 in cash and the right to receive from Blue Diamond Contingent Consideration.

         The Contingency Agreement will entitle the shareholders of Blue Diamond to receive, on a pro rata basis, 50% of the net value of the reduction, if any, in Blue Diamond's liability under the Coal Act that results from legislative action or final judicial action occurring within a five year period after the Merger. The Contingency Agreement is attached as Exhibit B to the Merger Agreement and is more fully described under "The Merger - Contingency Agreement" herein.

         James River plans to finance its obligation to pay the aggregate Cash Consideration to the shareholders of Blue Diamond from the proceeds of an existing bank credit facility.

Recommendation of the Special Committee of the Board of Directors and the Board of Directors

         On January 9, 1998, the Board of Directors appointed Alexander Bonnyman, Thomas Dickenson, and Thomas O'Connell as members of a special committee of the Board of Directors (the "Special Committee") to evaluate the proposed merger transaction and to provide a recommendation regarding whether to proceed with the Merger. After analyzing the transaction, and based upon advice received from its financial advisors and other information known to it, the Special Committee, believing the Merger to be in the best interests of Blue Diamond's shareholders, unanimously recommended that the Board of Directors of Blue Diamond approve the Merger Agreement.

         Based upon the Special Committee's analysis and recommendation, as well as the Board's own analysis and evaluation of the transaction, the Board of Directors believes that the Merger is fair to, and in the best interests of, Blue Diamond and its shareholders. The Board has approved the Merger Agreement and recommends that the shareholders of Blue Diamond vote FOR approval of the Merger Agreement. For a discussion of the factors considered by the Special Committee and the Board in reaching their decision, see "The Merger - Reasons for the Merger; Recommendation of the Special Committee and the Board."

Opinion of Blue Diamond's Financial Advisor

         J.J.B. Hilliard, W. L. Lyons, Inc. ("Hilliard Lyons") has acted as financial advisor to Blue Diamond in connection with the Merger. On February 5, 1998, Hilliard Lyons delivered an oral opinion to the Special Committee to the effect that, as of the date of such opinion, the Merger Consideration was fair, from a financial point of view, to the minority holders of the Common Stock. Hilliard Lyons has confirmed the foregoing oral opinion by delivery of a written opinion, dated the date of the Merger Agreement. The full text of the written opinion of Hilliard Lyons, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix B to this Proxy Statement. The opinion should be read carefully in its entirety. See "The Merger - Opinion of Blue Diamond's Financial Advisor."

No Regulatory Approvals Required

         The Merger is exempt from review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, by the Federal Trade Commission and the Department of Justice. There are no other federal or state regulatory approvals required with respect to this transaction.

Conditions to the Merger

         In addition to obtaining requisite shareholder approval, the obligations of James River and Blue Diamond to consummate the Merger are subject to the satisfaction or waiver of various conditions, including, among other things, the obtaining of required third party consents, the receipt of customary legal opinions, the truth and correctness of representations and warranties and the absence of certain material adverse changes with respect to Blue Diamond. See "The Merger Agreement Conditions to the Merger."

Certain Covenants

         The Merger Agreement contains various covenants of James River and Blue Diamond with respect to certain matters during the period prior to the Effective Time. Blue Diamond has agreed to conduct its business and operations prior to the Effective Time in the ordinary course consistent with past practices, except as contemplated by the Merger Agreement, and not to take certain actions without the prior written consent of James River. Blue Diamond has agreed that, except as required to comply with the fiduciary duties of the Board, it will not solicit other acquisition transactions. Both James River and Blue Diamond have agreed, among other things, to take all actions necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement, to coordinate in making public announcements, to obtain certain consents with respect to the Merger, and to provide each other with prompt notice upon the occurrence of certain events.
See "The Merger Agreement - Covenants."

Termination and Expenses

         The Merger Agreement may be terminated by either Blue Diamond or James River if the Merger has not been consummated by June 30, 1998, or at any time by mutual consent. In addition, the Merger Agreement may be terminated prior to such date (i) by either party if (a) the other party materially breaches a representation, warranty or covenant contained in the Merger Agreement and fails to cure such breach within ten business days following notice of the breach or
(b) any governmental authority prohibits the Merger and such action is final and nonappealable; or (ii) by James River, if the Board fails to call a Special Meeting for the shareholders to vote on the Merger or the recommendation of the Blue Diamond Board is withdrawn or modified in any manner which is adverse to James River.

         In the event the Merger Agreement is terminated, the Merger Agreement will be void, without any liability on the part of either party or its directors, officers, or shareholders, other than with respect to liability regarding maintaining confidentiality, any breaches of covenants or warranties, and fees and expenses incurred in pursuing the Merger. See "The Merger Agreement - Termination and Expenses."

Certain Federal Income Tax Consequences

         The Merger will be a taxable transaction to shareholders of Blue Diamond for federal income tax purposes. All Blue Diamond shareholders should read carefully the discussion under "Certain Federal Income Tax Consequences" and are urged to consult their own tax advisors as to the specific consequences to them of the Merger under federal, state, local or any other applicable tax laws.

Interests of Certain Persons in the Merger

         Blue Diamond's management and certain members of the Board may be deemed to have certain interests in the Merger that are in addition to their interests as shareholders of Blue Diamond generally and which may create potential conflicts of interest. These interests include an agreement between James River and an affiliate of Directors Thomas Hamilton, Leo Hamilton, and Stephen Hamilton to cause Blue Diamond to extend a coal supply contract and sublease agreement between the affiliated entity and Blue Diamond, the continued employment of Ted B. Helms, the President and a Director of Blue Diamond, employee severance plans, other employee benefits, indemnification and insurance benefits that may be affected by the Merger.
See "The Merger - Interests of Certain Persons in the Merger."

Appraisal Rights

         Under Delaware law, shareholders who do not vote in favor of the Merger and who file demands for appraisal prior to the shareholder vote on the Merger Agreement have the right to seek, upon consummation of the Merger, an appraisal of the "fair value" of their Common Stock by the Delaware Court of Chancery. In order to exercise such rights, a shareholder must comply with all the procedural requirements of Section 262 ("Section 262") of the Delaware General Corporation Law, a description of which is provided in "The Merger - Appraisal Rights" section herein and the full text of which is attached to this Proxy Statement as Appendix C. Such "fair value" will be determined in judicial proceedings, the result of which cannot be predicted. Failure to take all the necessary steps required under Section 262 may result in a loss of such appraisal rights.
See "The Merger-Appraisal Rights."

OTHER AGREEMENTS

         On December 15, 1997, Hamilton, Ltd. and James River entered into an agreement (the "Option Agreement") which granted James River the option (the "Option") to purchase 470,240 shares of Common Stock owned by Hamilton, Ltd. (the "Hamilton Shares"). Director Thomas Hamilton owns a controlling interest and Directors Leo and Stephen Hamilton own minority interests in Hamilton, Ltd. James River exercised the Option on February 13, 1998 and purchased the Hamilton Shares for a purchase price of $60.413 per share in cash plus the right for Hamilton, Ltd. to participate, ratably with other shareholders, in any payments made under the Contingency Agreement. Under the provisions of the Contingency Agreement, Hamilton, Ltd. is deemed to be the holder of 470,240 shares of Common Stock and will participate on that basis in payments, if any, made pursuant to such agreement. A copy of the Contingency Agreement is attached as Exhibit B to the Merger Agreement, which Merger Agreement is attached as Appendix A hereto.

         The Option Agreement also provides for the extension of a coal supply contract ("Coal Supply Contract") and sublease ("Sublease") between Blue Diamond and Nally & Hamilton Enterprises, Inc. ("Nally") for a three year period commencing after the Effective Time. Director Thomas Hamilton is the President and majority shareholder of Nally. Directors Leo Hamilton and Stephen Hamilton are officers and minority shareholders of Nally. The Sublease, effective December 31, 1992, provides that Nally sublease certain parcels from Blue Diamond to mine coal in exchange for royalty payments payable to Blue Diamond. The Coal Supply Contract, effective December 31, 1992, provides that Nally sell a specified quantity of coal at a specified price to Blue Diamond from coal produced from the parcels subject to the Sublease. The Option Agreement provides that the Coal Supply Contract and the Sublease will be extended upon the same terms and conditions as in effect at December 31, 1997, if they are not extended earlier by agreement of Blue Diamond and Nally.
See "Other Agreements Extension of Contracts."

MARKET PRICE OF COMMON STOCK

         The ask price per share of Common Stock as of December 15, 1997, the last business day preceding public announcement of the Option Agreement, was $29.50. On February 11, 1998, the last business day preceding public announcement of the execution of the Merger Agreement, the ask price was $39.50.

         On March __, 1998, the ask price per share of Common Stock was $_________.

                      THE SPECIAL MEETING AND REQUIRED VOTE

MEETING OF SHAREHOLDERS

         This Proxy Statement is being furnished to the holders of Common Stock in connection with the solicitation of proxies by and on behalf of the Board for use at the Special Meeting to be held at 10:00 a.m., Eastern time, on March 27, 1998, at the Howard Johnson Plaza Hotel, 7621 Kingston Pike, Knoxville, Tennessee, and at any adjournments thereof. The Board has fixed the close of business on March 2, 1998, as the Record Date for determining the shareholders of Blue Diamond entitled to notice of and to vote at the Special Meeting. This Proxy Statement and the enclosed proxy are first being sent to holders of Common Stock on or about March 6, 1998.

PURPOSE OF MEETING

         At the Special Meeting, Blue Diamond's shareholders will consider and vote upon (i) the approval and adoption of the Merger Agreement, pursuant to which Hamilton, Ltd. will serve as representative of the Blue Diamond shareholders under the Contingency Agreement, and (ii) such other business as may properly come before the Special Meeting or any adjournments thereof.

VOTING REQUIREMENTS AT MEETING

         At the Special Meeting, approval and adoption of the Merger Agreement require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the Record Date will constitute a quorum for the transaction of business by such holders at the Special Meeting. On the Record Date, there were 935,220 outstanding shares of Common Stock, each holder of which is entitled to one vote per share with respect to each matter to be voted on at the Special Meeting. Blue Diamond has no class or series of stock outstanding other than Common Stock entitled to vote at the Special Meeting or otherwise entitled to vote with respect to the Merger Agreement.

         An "abstention" (including broker "non-votes") will be considered present for quorum purposes, but will have the same effect as a vote "against" the proposal to approve the Merger Agreement. A "broker non-vote" refers to shares represented at the Special Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and
(ii) the broker or nominee does not have the discretionary voting power on such matter.

         As of the Record Date, directors and executive officers of Blue Diamond owned beneficially an aggregate of 38,919 shares of Common Stock, or approximately 4.2% of the shares of Common Stock outstanding on such date. Such directors and executive officers intend to vote all such shares in favor of the Merger. As of that date, James River owned beneficially an aggregate of 470,240 shares of Common Stock, or approximately 50.3% of the shares of Common Stock outstanding on such date. James River has agreed to vote all of its shares in favor of the Merger, which is sufficient to approve the Merger.

PROXIES

         All proxies that are properly executed by holders of Common Stock and received by Blue Diamond prior to the Special Meeting will be voted in accordance with instructions noted thereon. Any proxy that does not specify to the contrary will be voted in favor of approval and adoption of the Merger Agreement. Any holder of Common Stock who submits a proxy will have the right to revoke it, at any time before it is voted, by filing with the Secretary of Blue Diamond written notice of revocation or a duly executed later-dated proxy, or by attending the Special Meeting and voting such Common Stock in person.

         It is important that proxies be returned promptly. Shareholders who do not expect to attend the Special Meeting in person are urged to mark, sign and date the accompanying proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

                                   THE MERGER

GENERAL

         This section of the Proxy Statement describes certain aspects of the Merger, the Merger Agreement and other related matters. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. All shareholders are urged to read the Merger Agreement and the Contingency Agreement in their entirety.

         The Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions, including but not limited to the receipt of all necessary third party, regulatory and shareholder approvals, Subsidiary will be merged with and into Blue Diamond. Blue Diamond will survive the Merger as a wholly-owned subsidiary of James River. As a result of the Merger, each share of Common Stock outstanding prior to the Effective Time will be converted, except for those shares as to which appraisal rights are exercised, into the right to receive from James River $60.413 in cash and the right to receive from Blue Diamond the Contingent Consideration. See "Appraisal Rights."

BACKGROUND OF THE MERGER

         On October 10, 1997, representatives of James River contacted Ted Helms, President of Blue Diamond, regarding a potential acquisition of Blue Diamond by James River. Prior to October 10, 1997, James River had researched the feasibility of a possible business combination with Blue Diamond and had expressed some initial interest to Thomas Hamilton, the majority owner of Blue Diamond's majority shareholder, Hamilton, Ltd. On October 14, 1997, James River and Blue Diamond executed a confidentiality agreement pursuant to which Blue Diamond provided James River certain information requested by James River to assist it in evaluating the feasibility of entering into a transaction to acquire Blue Diamond. Throughout the months of October and November 1997, James River and Blue Diamond provided information to each other with respect to each company's respective businesses, assets and financial condition.

         On November 17, 1997, James Crawford, President of James River, and Mr. Helms met in Knoxville, Tennessee to discuss generally the proposed acquisition of Blue Diamond by James River. At that meeting, and in a subsequent telephone conversation on November 19, 1997, Messrs. Crawford and Helms discussed various methodologies of valuing Blue Diamond and the synergies and other cost savings James River might realize in an acquisition. James River indicated that it would consider a purchase price of approximately $52 million, with a possible escrow account to provide Blue Diamond shareholders with funds if Blue Diamond were granted relief from the Coal Act. The parties agreed to continue discussions, and Mr. Helms indicated he would present the matter to the Blue Diamond Board of Directors at its next meeting.

         On November 20, 1997, the Board of Directors of Blue Diamond met to discuss and evaluate James River's proposal. After reviewing the discussions to date with James River, the Board instructed Mr. Helms to contact James River and request a postponement of further acquisition discussions for a period of 45 to 60 days. During that period, Blue Diamond would review its legal position as to limiting its acquisition discussions solely with James River. The Board also instructed Mr. Helms to engage a financial advisor to advise the Board as to the potential value of Blue Diamond, the identity of other acquisition candidates and the advisability of a sale of Blue Diamond. In a telephone conversation on November 21, 1997, Mr. Helms communicated to Mr. Crawford the Blue Diamond Board's decision to postpone further discussions until a financial advisor could advise the Board as to its alternatives.

         On December 1, 1997, Blue Diamond contacted Energy Ventures Analysis, Inc. ("EVA"), an independent energy consulting firm, specializing in the coal industry, with offices in Pittsburgh, Pennsylvania and Arlington, Virginia, to assist Blue Diamond in analyzing its strategic alternatives. During the first two weeks of December 1997, Blue Diamond provided EVA with certain information regarding Blue Diamond's production, sales and capital expenditure budgets, coal sale contracts, mine operations and coal reserves. EVA was paid a fixed fee plus expenses for its work, which totaled approximately $46,000. No portion of this fee was contingent on the results of EVA's analysis.

         On December 15, 1997, James River and Hamilton, Ltd. executed the Option Agreement pursuant to which Hamilton, Ltd. granted James River the Option to purchase the Hamilton Shares for a purchase price equal to $60.413 per share and the right to participate, ratably with other shareholders, in any payments made under the Contingency Agreement. In the Option Agreement, James River indicated that it intended to negotiate with Blue Diamond to effect a merger or other acquisition pursuant to which it would acquire the remaining shares of Common Stock at a price per share equal to the price being paid under the Option Agreement. Thus, the aggregate consideration proposed to be paid for all shares of Blue Diamond Common Stock outstanding at such date was $56.5 million. Shortly thereafter, Mr. Helms and Mr. Crawford recommenced discussions concerning an acquisition of Blue Diamond by James River.

         On January 9, 1998, a telephonic meeting of the Blue Diamond Board of Directors was held to receive a report from Mr. Helms with respect to discussions with James River. At that meeting, the Board of Directors established the Special Committee consisting of Directors Alexander Bonnyman, Thomas Dickenson and Thomas O'Connell. The Special Committee was authorized to pursue negotiations with James River and to engage financial advisors to assist it in carrying out its responsibilities. The Board also ratified the engagement of Baker, Donelson, Bearman & Caldwell as legal counsel to Blue Diamond.

         The Special Committee met on January 12, 1998 and considered the engagement of financial advisors to prepare a valuation of Blue Diamond and to render an opinion as to the fairness of the Merger Consideration. The Special Committee discussed Mr. O'Connell's business relationship with James River. Mr. O'Connell is President and majority shareholder of Drill Steel Services, Inc. ("Drill Steel"), a distributor of coal mine related products. Pursuant to an equipment supply agreement which expires in August 1998, Drill Steel sells drilling equipment to James River. Sales to James River were approximately 21% of total sales of Drill Steel during 1997. In consideration of Mr. O'Connell's business relationship with James River, the Special Committee agreed that all decisions must be approved by unanimous vote. The Special Committee ratified the engagement of EVA and engaged Hilliard Lyons to render a fairness opinion as to the consideration to be received in the Merger.

         The Special Committee met on January 20, 1998 with EVA in Knoxville, Tennessee. EVA was retained by Blue Diamond to prepare an analysis as to the value of Blue Diamond from a coal industry perspective. EVA had been provided with information that it requested regarding Blue Diamond's current and projected operations. The information which was provided to EVA included: historical financial statements, projected financial and operating data, coal sales contracts, mining and production cost statements, coal reserve studies and geological data, and coal quality analyses. This is information on which EVA normally relies in the course of similar projects. In its presentation, EVA explained the analyses which it had performed, the methodologies employed and the conclusions which it reached.

         EVA prepared a discounted cash flow analysis of the forecasted earnings of Blue Diamond. In the analysis, EVA relied upon its own forecast of future coal market prices, its analysis of the future price changes in Blue Diamond's long-term sales contracts, the current cost of Blue Diamond's mining operations, and Blue Diamond's projection of future capital expenditures and liability payments. EVA also considered different scenarios regarding coal market prices and potential business developments, including possible new product offerings and a possible new company mine. Applying a range of discount rates which EVA believed were appropriate for each scenario, EVA concluded that the discounted present value of Blue Diamond on a cash flow basis was in the range of $45.3 to $56.3 million.

         EVA also prepared a comparison of the valuation of Blue Diamond with other publicly-traded coal companies (Arch Coal Inc., Zeigler Coal Holding Company, Pittston Minerals Group, and Rochester & Pittsburgh Coal Company). EVA believed that such a comparison was impacted by a number of factors: the small number of public coal companies available for comparison, the substantial number of unusual gains and charges included in current earnings of such companies, the lack of analysts' opinions as to projected earnings, the lack of liquidity in the trading of these coal stocks, and the substantial differences among the companies in the methods of recognition of long-term liabilities. EVA stated that taking into account such matters and making the proper adjustments for valuation purposes was beyond its expertise. EVA did not conclude a valuation of Blue Diamond based on a comparable public company comparison.

         EVA also prepared a comparison with the prices paid for other coal companies in other recent coal property transactions involving other Appalachian low-sulfur coal properties. As part of the comparison, EVA performed a number of adjustments to reflect its views as to the different conditions of each property. These adjustments included: the ownership and royalty rates associated with coal reserves, coal mining conditions, the value of long-term coal contracts, the use of contract mining operations, and the existence of unusual long-term liabilities. Using this methodology, EVA concluded that a comparable value for Blue Diamond based on comparable coal property transactions was in the range of $42.0 to $49.0 million.

         On January 21, 1998, EVA presented its analysis to the Board of Directors of Blue Diamond. At that meeting, the Special Committee reported to the Board its assessment of EVA's analysis. After discussion, the Special Committee agreed that it would schedule a meeting with James River to explore whether there was any opportunity to increase the Merger Consideration based on certain potential business ventures of the company, including new coal product offerings and the establishment of a new company mine. On January 28, 1998, Messrs. Bonnyman and Helms met with Mr. Crawford to discuss the Merger. During this meeting, the possibility of increasing the Merger Consideration was discussed, and Mr. Crawford indicated James River had considered these potential ventures and believed it was paying a full and fair value for Blue Diamond and was unwilling to increase the Merger Consideration. Additional discussions were held as to the terms of the Merger Agreement and the Contingency Agreement.

         On February 5, 1998, the Special Committee heard a presentation from Hilliard Lyons with respect to the financial terms and fairness to the minority shareholders of Blue Diamond, from a financial point of view, of the Merger. Hilliard Lyons delivered an oral opinion to the Special Committee to the effect that, based upon and subject to certain assumptions, factors and limitations set forth in its report, as of such date, the Merger Consideration to be received by the minority holders of Blue Diamond Common Stock is fair, from a financial point of view, to such holders. See "Opinion of Blue Diamond's Financial Advisor." The Special Committee concluded, based on the EVA analysis and the fairness opinion of Hilliard Lyons, to recommend to the Board of Directors that the Board approve the Merger, on the terms and conditions contained in the Merger Agreement, substantially in the form attached as Appendix A hereto.

         At a meeting of the Blue Diamond Board of Directors on February 10, 1998, the Special Committee reported on its negotiations with James River and the advice received from its financial advisors. The Special Committee concluded that it would recommend the Board of Directors approve the Merger, subject to the Special Committee's review of the final terms of the Contingency Agreement. Blue Diamond's legal counsel then discussed with the Board the legal structure and terms of the Merger Agreement and the Contingency Agreement. After review of the final terms of the Contingency Agreement, the Special Committee affirmed its recommendation that the Board of Directors approve the Merger. Based upon this recommendation and on its own analysis, the Board of Directors voted unanimously in favor of the Merger, on the terms and conditions contained in the Merger Agreement substantially in the form attached as Appendix A.

REASONS FOR THE MERGER; RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE BOARD

         The Special Committee believes that the terms of the Merger are fair to, and in the best interest of Blue Diamond and its shareholders and recommended that the Board of Directors approve the Merger. The Board, based upon the Special Committee's recommendation and its own analysis, also believes that the terms of the Merger are fair to and in the best interest of Blue Diamond and its shareholders, and recommends that the Blue Diamond shareholders vote FOR approval of the Merger. The Special Committee and the Board considered the following factors in reaching their conclusions:

         (i) The consideration to be received by the shareholders in the Merger, and the premium over the market price represented thereby;

         (ii) The strategic alternatives available to Blue Diamond, including the continued implementation of its strategic plan;

         (iii) James River's option to acquire a controlling interest in Blue Diamond;

         (iv) Because of James River's option to acquire a controlling interest in Blue Diamond, the impracticality of conducting a public auction and sale of Blue Diamond;

         (v)   The certainty of value provided by the cash consideration;

         (vi) The potential of receiving additional consideration provided by the Contingent Consideration; and

         (vii) Consideration of the evaluation analyses performed by EVA and the opinion of H-L that the Merger Consideration was fair, from a financial point of view, to the minority holders of the Common Stock.

         The interest of Mr. Helms in continued employment by Blue Diamond was considered by the Board in its discussions relating to the Merger, as well as the interests of certain directors in contracts and business relationships with James River, but such interests did not have any effect upon the Board's reaching its determination that the Merger is fair to, and in the best interests of, the Blue Diamond shareholders. See "The Merger - Interest of Certain Persons in the Merger." In view of the wide variety of factors considered by the Board, the Board did not quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination.

         THE BOARD OF DIRECTORS RECOMMENDS THAT BLUE DIAMOND SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

OPINION OF BLUE DIAMOND'S FINANCIAL ADVISOR

         On February 5, 1998, Hilliard Lyons orally rendered its opinion to the Special Committee of the Board of Directors of Blue Diamond to the effect that, based upon and subject to certain assumptions, factors and limitations set forth in the written opinion described below, as of such date, the consideration to be received by the minority holders of Common Stock of Blue Diamond is fair, from a financial point of view, to such holders. Hilliard Lyons subsequently confirmed its oral opinion in writing on February 11, 1998 after confirming that its analysis and the Agreement Merger, dated February 11, 1998, had not changed in any material respect.

THE FULL TEXT OF THE HILLIARD LYONS OPINION DATED FEBRUARY 11, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED AND MATTERS CONSIDERED BY HILLIARD LYONS, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. HILLIARD LYONS' OPINION DELIVERED TO THE SPECIAL COMMITTEE OF THE BLUE DIAMOND BOARD OF DIRECTORS WAS DIRECTED ONLY TO THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY THE MINORITY HOLDERS OF BLUE DIAMOND COMMON STOCK, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY BLUE DIAMOND SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE. THE SUMMARY OF THE HILLIARD LYONS OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. BLUE DIAMOND SHAREHOLDERS ARE URGED TO READ THE ENTIRE OPINION CAREFULLY.

         In connection with rendering its opinion, Hilliard Lyons reviewed and analyzed, among other things, (i) the Merger Agreement, (ii) certain information and analyses prepared by EVA, an independent consulting firm retained by Blue Diamond, (iii) certain publicly available business and financial information concerning Blue Diamond, (iv) certain internal information, primarily financial in nature, including projections, concerning the business and operations of Blue Diamond, (v) certain publicly available information concerning the trading of, and the trading market for, Blue Diamond's Common Stock (vi) certain publicly available information with respect to certain other companies that Hilliard Lyons believed to be comparable to Blue Diamond and the trading markets for certain of such other companies' securities, and (vii) certain publicly available information concerning the nature and terms of other transactions that Hilliard Lyons considered relevant to its inquiry. Hilliard Lyons also conducted discussions with representatives of Blue Diamond to discuss the foregoing matters, including the past and current business operations, financial condition and prospects of Blue Diamond as well as other matters Hilliard Lyons believed relevant to its inquiry. Hilliard Lyons also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria as it deemed relevant.

         In its review and analysis and in arriving at its opinion, Hilliard Lyons assumed that the financial and other information provided to it that was publicly available was accurate and complete and neither attempted independently to verify nor assumed any responsibility for verifying any of such information. Hilliard Lyons conducted a physical inspection of certain of the properties and facilities of Blue Diamond but did not make or obtain or assume any responsibility for making or obtaining any independent evaluations or appraisals of such properties or facilities. In addition, the Special Committee did not request Hilliard Lyons to solicit, and accordingly Hilliard Lyons did not solicit, the interest of third parties to effect a transaction involving Blue Diamond. With respect to projections, Hilliard Lyons assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of Blue Diamond's management as to the future financial performance of Blue Diamond, and Hilliard Lyons expressed no view with respect to such projections or the assumptions on which they were based.

         In conducting its analysis and in arriving at its opinion, Hilliard Lyons considered such financial and other factors as it deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of Blue Diamond; (ii) the business prospects of Blue Diamond; (iii) the historical and current market for Blue Diamond's Common Stock and for the equity securities of other companies that Hilliard Lyons believed to be comparable to Blue Diamond; and (iv) the nature and terms of other acquisition transactions that Hilliard Lyons believed to be relevant. Hilliard Lyons also took into account its assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions and securities valuation generally. No limitations were imposed by the Special Committee or Blue Diamond with respect to the investigations made or the procedures followed by Hilliard Lyons in rendering its opinion.

         The Hilliard Lyons opinion necessarily was based upon conditions as they existed and could be evaluated on the date of its opinion, and Hilliard Lyons assumed no responsibility to update or revise its opinion based upon circumstances or events occurring after the date of its opinion. The Hilliard Lyons opinion was limited to the fairness, from a financial point of view, of the consideration to be received by the minority holders of Blue Diamond Common Stock and did not address Blue Diamond's underlying business decision to effect the Merger or constitute a recommendation to any minority holder of Blue Diamond Common Stock as to how such holder should vote with respect to the Merger.

         The preparation of an opinion of fairness involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Hilliard Lyons did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Hilliard Lyons believes that its analyses must be considered as a whole and that considering any portions of such analyses, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. In its analyses, Hilliard Lyons made certain assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Blue Diamond. Any estimates contained in the Hilliard Lyons analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein.

         The following is a brief summary of the material financial analyses which Hilliard Lyons used in providing its written opinion on February 11, 1998 to the Special Committee of the Board of Directors of Blue Diamond. The following quantitative information, to the extent it is based on market data, is based on market data as it existed at February 11, 1998, and is not necessarily indicative of current market conditions.

Summary of Analyses

         In order to derive an estimated valuation range for the Blue Diamond Common Stock, Hilliard Lyons completed a comprehensive valuation analysis of Blue Diamond based on three primary valuation techniques: (i) a Comparable Public Company Analysis; (ii) a Discounted Cash Flow Analysis; and (iii) a Merger and Acquisition Transaction Analysis. In addition to the three primary valuation techniques, Hilliard Lyons considered several other factors including a liquidity and trading analysis, a control premium analysis and an analysis of miscellaneous factors related to the valuation of Blue Diamond including an assessment of the value of net operating loss carryforwards, an assessment of the estimated value of any reduction in Blue Diamond's reserve for liability under the Coal Act and an assessment of Blue Diamond's estimated coal reserves and customer contracts, among other things.

         Comparable Public Company Analysis. Hilliard Lyons compared selected financial data of Blue Diamond with certain financial data from publicly traded coal companies considered by Hilliard Lyons to be comparable in some respect to Blue Diamond. The comparison group consisted of Arch Coal, Pittston Minerals, Rochester & Pittsburgh Coal Company and Zeigler Coal Holding Company. Hilliard Lyons noted, however, that the universe of publicly traded companies engaged exclusively in the coal business is limited. Based on its review of certain publicly available information regarding the companies in the comparison group (including multiples of (i) enterprise value to each of cash flow, defined as EBITDA (earnings before interest, taxes, depreciation and amortization), sales and tonnage produced, and (ii) market capitalization to each of net earnings, sales and book value), Hilliard Lyons established a reference range of implied per share equity values of $52 to $71 for Blue Diamond. Hilliard Lyons determined that the consideration to be received by the minority holders of Blue Diamond Common Stock was consistent with this range of implied per share equity values and that, accordingly, this Comparable Public Company Analysis supported the conclusions of its opinion.

         Discounted Cash Flow Analysis. Hilliard Lyons used two discounted cash flow methodologies to derive terminal values, or values of cash flows beyond 2004, which yield per share equity value ranges for Blue Diamond: (i) free cash flow perpetuity growth multiple; and (ii) EBITDA multiple. Further, Hilliard Lyons estimated per share equity value ranges for Blue Diamond based upon applying each methodology to each of three separate cases, each case yielding a set of cash flow projections through 2004. The first case was based upon forecasted operating results estimated by Blue Diamond management, prepared in

November 1997. The second case was based on more aggressive, forecasted operating results estimated by Blue Diamond management, prepared in January 1998. The third case was based upon Hilliard Lyons' assumptions regarding Blue Diamond management's forecasted operating results derived from cases one and two.

         Hilliard Lyons aggregated, with respect to each of the three cases, the present value of the projected free cash flows of Blue Diamond through 2004 with the present value of a range of estimated terminal values for Blue Diamond (representing estimates of the value of Blue Diamond beyond 2004). Using the first methodology (free cash flow perpetuity growth multiple), the ranges of terminal values were calculated by assuming, in each case, post-2004 growth in perpetuity of 3.0% (determined by Hilliard Lyons based on an assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions and securities valuation generally). Using assumed discount rates for annual cash flows ranging from 9.0% to 11.5% for Blue Diamond, Hilliard Lyons established reference ranges of implied per share equity values as follows: (i) under case one, $31 to $41 for Blue Diamond, (ii) under case two, $47 to $58 for Blue Diamond; and (iii) under case three, $47 to $60 for Blue Diamond. Hilliard Lyons determined that the consideration to be received by minority holders of Blue Diamond Common Stock was consistent with these ranges of impled per share equity values and that, accordingly, this Discounted Cash Flow Analysis supported the conclusions of its opinion.

         Under the second methodology (EBITDA multiple), the ranges of terminal values were calculated by assuming, in each case, a post-2004 terminal value multiple to EBITDA of eight times (determined by Hilliard Lyons based on an assessment of market and financial conditions, the previously referenced Comparable Public Company Analysis, as well as its experience in connection with similar transactions and securities valuation generally). Using assumed discount rates for yearly cash flows ranging from 9.0% to 11.5% for Blue Diamond, Hilliard Lyons established reference ranges of implied per share equity values as follows: (i) under case one, $23 to $26 for Blue Diamond; (ii) under case two, $48 to $52 for Blue Diamond, and (iii) under case three $43 to $47 for Blue Diamond. Hilliard Lyons determined that the consideration to be received by minority holders of Blue Diamond Common Stock was higher than these ranges of impled per share equity values and that, accordingly, this Discounted Cash Flow Analysis supported the conclusions of its opinion.

         Merger and Acquisition Transaction Analysis. Hilliard Lyons reviewed 18 selected merger and acquisition transactions in the coal industry since 1994 and concluded that seven transactions yielded sufficient relevant data and were deemed comparable to Blue Diamond. Hilliard Lyons noted, however, that publicly available data on precedent transactions is limited. Based on its review of the available data (including multiples of enterprise value to each of EBIT (earnings before interest and taxes), EBITDA, and production), Hilliard Lyons established a reference range of implied per share equity values of $51 to $64 for Blue Diamond. Hilliard Lyons determined that the consideration to be received by minority holders of Blue Diamond Common Stock was consistent with this range of implied per share equity values and that, accordingly, this Merger and Acquisition Transaction Analysis supported the conclusions of its opinion.

         Liquidity and Trading Analysis. Hilliard Lyons reviewed the six-month daily and two-year weekly recorded trading volume for Blue Diamond and each of the four companies deemed comparable to Blue Diamond. Hilliard Lyons noted that the six-month daily average trading volume in Blue Diamond Common Stock, as a percentage of Blue Diamond's estimated float (defined as the number of shares outstanding less any closely held shares and large, illiquid stakes) was materially lower for Blue Diamond than for the companies in the comparable group. In addition, Hilliard Lyons assessed (i) analyst coverage, (ii) institutional ownership and (iii) bid-ask spreads (defined as the difference between the bid price and ask price), where applicable, for Blue Diamond and for the four companies deemed comparable to Blue Diamond. Hilliard Lyons noted that Blue Diamond had less securities firm research analyst coverage than any of the companies in the comparable group. Estimated institutional ownership, as a percentage of shares outstanding, was materially lower for Blue Diamond than for the companies in the comparable group. Finally, Hilliard Lyons noted that the general bid-ask spread for Blue Diamond, as a percentage of Blue Diamond's bid price, was materially higher for Blue Diamond than for the one company in the comparable group which, like Blue Diamond, is traded in the over-the-counter market. Hilliard Lyons noted that, collectively, the foregoing data demonstrates the relative illiquidity of Blue Diamond Common Stock.

         Control Premium Analysis. Hilliard Lyons reviewed published compilations of data regarding numerous merger and acquisition transactions across various industries. Such data compared the price paid per share in each transaction to the prevailing market prices at various intervals prior to the public announcement of such transaction. The Hilliard Lyons control premium analysis revealed annual average premiums ranging from approximately 25% to 45%. Hilliard Lyons noted that the premium applicable to Blue Diamond's Common Stock price immediately prior to the announcement of the Option Agreement was significantly above the range of premiums indicated by the Hilliard Lyons analysis of control premiums.

         Miscellaneous Fairness Opinion Issues. As part of its analysis, Hilliard Lyons considered other items it deemed relevant to its opinion of fairness including, but not limited to, (i) an assessment of the estimated value of Blue Diamond's net operating loss carryforwards, (ii) an assessment of the estimated value of any reduction in Blue Diamond's reserve for liability under the Coal Act as a result of judicial or other actions and (iii) an assessment of Blue Diamond's coal reserves and customer contracts.

         With regard to (i) above, Hilliard Lyons noted that, pursuant to operating forecasts prepared by Blue Diamond management, Blue Diamond does not expect to generate income which would be taxable over the next several years. Therefore, Blue Diamond's ability to utilize net operating loss carryforwards is limited.

         With regard to (ii) above, given the uncertainty and speculative nature of a reduction in Blue Diamond's reserve for liability under the Coal Act, Hilliard Lyons determined for purposes of its analysis that no reduction could reasonably be expected to occur or, alternatively, no Contingent Consideration would be payable under the Contingency Agreement. Hilliard Lyons also noted that all action required to trigger payment of any Contingent Consideration is outside the control of Blue Diamond, its management and the minority holders of Blue Diamond's Common Stock.

         With regard to (iii) above, the quantity and quality of Blue Diamond's estimated coal reserves, along with the terms and conditions of Blue Diamond's customer contracts, are factors which impact the value of Blue Diamond's Common Stock. For purposes of its analysis, Hilliard Lyons reviewed and considered the terms and conditions of the customer contracts. Hilliard Lyons relied, without independent verification, on information provided to it by management related to Blue Diamond's estimated coal reserves. Hilliard Lyons believes the value of Blue Diamond's estimated coal reserves and customer contracts is inherent in Blue Diamond's historical, current and projected operating performance.

INFORMATION CONCERNING HILLIARD LYONS

         Hilliard Lyons was retained pursuant to an engagement letter dated January 13, 1998 (the "Engagement Letter') to act as a financial advisor to the Special Committee of the Board of Directors of Blue Diamond to provide an opinion, as investment bankers, as to the fairness, from a financial point of view, to the minority holders of Blue Diamond Common Stock of the consideration to be received by such holders in connection with the Merger. Hilliard Lyons was selected by the Special Committee because of its reputation and its experience with similar transactions. Hilliard Lyons is a nationally recognized investment banking firm continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions, and for corporate and other purposes.

         Pursuant to the terms of the Engagement Letter, Blue Diamond agreed to pay Hilliard Lyons a fee of $50,000, payable upon signing the Engagement Letter and $50,000 payable upon delivery of the written fairness opinion. As a result, Hilliard Lyons has become entitled to receive aggregate fees of $100,000. Blue Diamond also has agreed to reimburse Hilliard Lyons for its out-of-pocket expenses and to indemnify Hilliard Lyons and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, relating to or arising out of its engagement.

MERGER CONSIDERATION AND SOURCE OF FUNDS

         The Merger Agreement provides that each share of Common Stock issued and outstanding prior to the Effective Time (other than shares held by James River and treasury shares which will be canceled and shares as to which appraisal rights are exercised) will be converted in the Merger into the right to receive from James River $60.413 in cash and the right to receive from Blue Diamond the Contingent Consideration. See "The Merger Agreement - Contingency Agreement" for a detailed discussion regarding the terms of the Contingency Agreement and the circumstances under which the Contingent Consideration may be realized.

         James River plans to finance its obligation to pay the aggregate Cash Consideration to the shareholders of Blue Diamond from the proceeds of an existing bank credit facility.

INTERESTS OF CERTAIN MEMBERS OF MANAGEMENT IN THE MERGER

         In considering the Merger, Blue Diamond shareholders should be aware that certain members of the Board and management of Blue Diamond have certain interests that are in addition to the interests of Blue Diamond shareholders generally and may cause them to have potential conflicts of interest.

Interests of Hamilton Directors

         Nally & Hamilton Enterprises, Inc. ("Nally"), a contract surface mining company owned by Directors Thomas Hamilton, Leo Hamilton, and Stephen Hamilton, entered into the Coal Supply Contract and the Sublease, each effective as of December 31, 1992, with Blue Diamond. Pursuant to the Sublease, Blue Diamond subleases certain parcels of land to be mined by Nally in exchange for royalty payments. Pursuant to the Coal Supply Contract, Nally sells a certain minimum amount of the coal mined from these parcels to Blue Diamond. The Coal Supply Contract expired on December 31, 1997. However, Nally and Blue Diamond have continued to sell and purchase coal pursuant to this agreement. Pursuant to the Option Agreement between James River and Hamilton, Ltd., James River agreed that as of the Effective Time, the Coal Supply Contract and the Sublease would be extended for a period of three years beginning at the Effective Time of the Merger on the same terms and conditions as in effect on December 31, 1997. See "Other Agreements - Extension of Contracts."

Severance Arrangements

         Blue Diamond has established a severance package plan ("Severance Plan") for employees and certain key employees ("Key Employees") (including all executive officers of Blue Diamond other than Mr. Helms) of Blue Diamond. Under the Severance Plan, Key Employees who do not accept offers of comparable employment by James River will receive severance benefits of (i) 16 monthly payments in an amount equal to the Key Employee's monthly compensation (including a pro rata share of any bonus payments made in 1997) immediately prior to the Effective Time; (ii) medical, life and disability coverage for a period of 60 days after termination of employment; (iii) three weeks lump sum vacation pay to the extent not taken prior to termination of employment and (iv) outplacement job services. All other employees of Blue Diamond who do not accept offers of comparable employment with James River will receive (i) a lump sum payment in an amount equal to two month's salary; (ii) a severance payment based on years of service, (iii) medical, life and disability coverage for a period of 60 days after termination of employment; (iv) three weeks lump sum vacation pay to the extent not taken prior to termination of employment; and (v) outplacement job services.

         Blue Diamond entered into a Retention/Severance Agreement with Mr. Helms dated as of February 11, 1998 (the "Severance Agreement"). Under the Severance Agreement, the Company has agreed to employ Mr. Helms in his position immediately preceding the Effective Time for a period of 3 years after the Merger. During this period, Mr. Helms will receive an annual base salary of $144,800 per year. In the event Mr. Helms' employment by Blue Diamond is terminated for any reason, either by Blue Diamond or by Mr. Helms, Blue Diamond will pay Mr. Helms a severance benefit of $12,066 per month for 36 months, for an aggregate severance payment of $434,400. In addition, Blue Diamond will (i) pay Mr. Helms a lump sum payment for vacation days accrued but unused prior to the termination of employment, (ii) continue all medical, life and disability insurance benefits for a period of 60 days after termination and (iii) provide outplacement job services.

Indemnification; Insurance

         James River has agreed that Blue Diamond, as the Surviving Corporation, to the full extent permitted by the Delaware General Corporation Law as in effect from time to time, will indemnify the present and former officers and directors of Blue Diamond for a period of three years from the Effective Time, from any loss, claim, damage, cost or expense suffered due to the fact that such person was an officer or director of Blue Diamond prior to the Effective Time. In addition, James River has agreed that Blue Diamond, as the Surviving Corporation, will maintain directors' and officers' liability insurance for Blue Diamond directors and officers at the present levels of coverage for three years from the Effective Time, subject to certain limitations. See "The Merger Agreement - Covenants."

EFFECT ON EMPLOYEE BENEFIT PLANS

         In the Merger Agreement, James River acknowledged that it intends to cause Blue Diamond, as the Surviving Corporation, and each of its subsidiaries to provide any employees of Blue Diamond or its subsidiaries who continue to be employed on the date 30 days following the Effective Time by Blue Diamond, as the Surviving Corporation, with employee benefit coverage provided either by Blue Diamond's employment benefit plans in effect as of the Effective Time or by James River's employment benefit plans, at the option of James River. James River has agreed that with respect to Blue Diamond employees that are covered under James River's welfare benefit plans (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended), the plans will not include a waiting or eligibility period or preexisting condition restrictions. To the extent any limits or deductibles have been met by Blue Diamond employees prior to the Merger, such amounts will be credited to the James River plans. The James River plans will recognize Blue Diamond employees' service with Blue Diamond for purposes of eligibility, vesting and other features of the James River plans. See "The Merger Agreement - Covenants."

ACCOUNTING TREATMENT

         James River intends to treat the Merger as a purchase for accounting purposes.

APPRAISAL RIGHTS

         Record holders of shares of Common Stock are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law ("DGCL") in connection with the Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by reference to the full text of Section 262 which is reprinted in its entirety as Appendix C to this Proxy Statement. Except as set forth herein and in Appendix C, holders of shares of Common Stock will not be entitled to appraisal rights in connection with the Merger.

         Under the DGCL, record holders of Common Stock who follow the procedures set forth in Section 262 and who have not voted in favor of the Merger will be entitled to have their shares of Common Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by such court.

         Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of shareholders, as in the case of the Special Meeting, not less than 20 days prior to such meeting, Blue Diamond must notify each of the holders of Common Stock at the close of business on the record date for such meeting that such appraisal rights are available and include in each such notice a copy of Section 262. This Proxy Statement constitutes such notice for purposes of the Special Meeting. Any shareholder of record who wishes to exercise appraisal rights should review the following discussion and Appendix C carefully because failure to timely and properly comply with the procedures specified in
Section 262 will result in the loss of appraisal rights under the DGCL.

         A holder of Common Stock wishing to exercise appraisal rights must deliver to Blue Diamond, before the vote on the approval and adoption of the Merger Agreement at the Special Meeting, a written demand for appraisal of such holder's shares of Common Stock. A proxy or vote against the Merger will not constitute such a demand. Failure to vote against the Merger will not constitute a waiver of the holder's appraisal rights. In addition, a holder of Common Stock wishing to exercise appraisal rights must hold of record such Common Stock on the date the written demand for appraisal is made and must continue to hold such Common Stock through the Effective Time.

         Only a holder of record of Common Stock is entitled to assert appraisal rights for the shares of Common Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record fully and correctly, as the holder's name appears on the stock certificates.

         If shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for owner or owners. A record holder such as a broker who holds shares of Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Common Stock held for one or more beneficial owners while not exercising such rights with respect to the shares of Common Stock held for other beneficial owners; in such case, the written demand should set forth the number of shares of Common Stock as to which appraisal is sought and where no number of shares of Common Stock is expressly mentioned the demand will be presumed to cover all shares of Common Stock held in the name of the record owner. Holders of shares of Common Stock who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee. All written demands for appraisal of shares of Common Stock should be mailed to Blue Diamond Coal

Company, P. O. Box 59015, Knoxville, Tennessee 37950-9150 or delivered to Blue Diamond at its principal office located at 341 Troy Circle, Knoxville, Tennessee 37919.

         Within 10 days after the Effective Time, Blue Diamond, as the Surviving Corporation, must send a notice as to the effectiveness of the Merger to each person who has satisfied the appropriate provisions of Section 262. Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any such shareholder who has satisfied the foregoing conditions and is otherwise entitled to appraisal rights under Section 262, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Common Stock held by such shareholder. Upon the filing of any such petition by a shareholder, service of a copy of the petition must be made to Blue Diamond. If no such petition is filed, appraisal rights will be lost for all shareholders who had previously demanded appraisal of their shares of Common Stock. Shareholders of Blue Diamond seeking to exercise appraisal rights should assume that the Surviving Corporation will not file a petition with respect to the appraisal of the value of shares of Common Stock and that the Surviving Corporation will not initiate any negotiations with respect to the "fair value" of shares of Common Stock. Accordingly, shareholders of Blue Diamond who wish to exercise their appraisal rights should regard it as their obligation to take all steps necessary to perfect their appraisal rights in the manner prescribed in
Section 262.

         Within 120 days after the Effective Time, any record holder of shares of Common Stock who has complied with the provisions of Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Common Stock not voted in favor of approval of the Merger Agreement and with respect to which demands for appraisal were received by Blue Diamond, and the number of holders of such shares of Common Stock. Such statement must be mailed within ten days after the written request therefore has been received by the Surviving Corporation or within ten days after expiration of the time for delivery of demands for appraisal under Section 262, whichever is later.

         If a petition for appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the holders of shares of Common Stock entitled to appraisal rights and will appraise the "fair value" of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of their shares of Common Stock as determined under Section 262 could be more than, the same as or less than the value of the Merger Consideration that they would otherwise receive if they did not seek appraisal of their shares of Common Stock. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community are otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Common Stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any holder of shares of Common Stock in connection with an appraisal, including without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of Common Stock entitled to appraisal.

         Any shareholder of Blue Diamond who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote his or her shares of Common Stock for any purpose nor, after the Effective Time, be entitled to the payment of dividends or other distributions thereon.

         If no petition for an appraisal is filed within the time provided, or if a shareholder of Blue Diamond delivers to the Surviving Corporation a written withdrawal of his or her demand for an appraisal and an acceptance of the Merger within 60 days after the Effective Time or with the written approval of the Surviving Corporation thereafter, then the right of such shareholder to an appraisal will cease and such shareholder shall be entitled to receive the Merger Consideration, without interest, as if he or she had not demanded appraisal of her or her shares of Common Stock. No pending appraisal proceeding in the Court of Chancery will be dismissed as to any shareholder without the approval of the Court, which approval may be conditioned on such terms as the Court deems just.

         SHAREHOLDERS DESIRING TO EXERCISE THEIR APPRAISAL RIGHTS MUST NOT VOTE IN FAVOR OF THE MERGER AND SHOULD STRICTLY COMPLY WITH THE PROCEDURES SET FORTH IN SECTION 262 OF THE DGCL. FAILURE TO FOLLOW ANY OF SUCH PROCEDURES MAY RESULT IN A TERMINATION OR WAIVER OF APPRAISAL RIGHTS UNDER SECTION 262 OF THE DGCL.

                              THE MERGER AGREEMENT

         THE INFORMATION CONTAINED IN THIS PROXY STATEMENT WITH RESPECT TO THE MERGER AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE MERGER AGREEMENT ATTACHED HERETO AS APPENDIX A, WHICH IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO READ THE MERGER AGREEMENT CAREFULLY.

EFFECTIVE TIME

         The Merger Agreement provides that the Merger will become effective at the time and date specified within the certificate of merger (the "Certificate of Merger") which will be duly filed with the Secretary of State of the State of Delaware on the first business day on which (i) the Merger Agreement is approved by the shareholders of Blue Diamond and (ii) the closing of the transaction has occurred in accordance with the Merger Agreement.

THE MERGER

         At the Effective Time, Subsidiary will be merged with and into Blue Diamond, at which time the separate corporate existence of Subsidiary will cease and Blue Diamond will be the Surviving Corporation and a wholly-owned subsidiary of James River. From and after the Effective Time, the Surviving Corporation will possess all the assets, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of Blue Diamond and Subsidiary, as provided under Delaware law. The Certificate of Incorporation and Bylaws of the Surviving Corporation will be determined in accordance with the Certificate of Merger.

CONSIDERATION TO BE RECEIVED IN THE MERGER

         At the Effective Time, (i) each share of Common Stock outstanding immediately prior to the Effective Time (other than shares held by James River and treasury shares which will be canceled and shares as to which appraisal rights are exercised) will be converted into the right to receive from James River $60.413 in cash and the right to receive from Blue Diamond the Contingent Consideration and (ii) each share of common stock of Subsidiary outstanding immediately prior to the Effective Time will be converted into and exchanged for one share of Common Stock, $1.00 par value per share, of the Surviving Corporation. In the event of any change in the Common Stock outstanding between the date of the Merger Agreement and the Effective Time, the Merger Consideration will be adjusted proportionately.

PAYMENT PROCEDURES AND PAYING AGENT

         Prior to the Effective Time, James River will appoint a bank or trust company reasonably acceptable to Blue Diamond to act as the Paying Agent in connection with the Merger (the "Paying Agent"). From and after the Effective Time, each holder of a Blue Diamond stock certificate shall be entitled to receive in exchange, upon surrender to the Paying Agent and subject to applicable withholding taxes, the Merger Consideration represented by such certificates. Immediately prior to the Effective Time, James River will deliver to the Paying Agent cash representing the Cash Consideration times the number of outstanding shares of Blue Diamond Common Stock.

         Promptly after the Effective Time, Blue Diamond will cause the Paying Agent to mail to each holder of record of a Blue Diamond stock certificate, a letter of transmittal and instructions for use in effecting the surrender of the certificates in its exchange for the Merger Consideration. Upon surrender to the Paying Agent of the certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such stock certificate will be entitled to receive the Cash Consideration times the number of shares of Blue Diamond stock represented by the certificate, and the certificate shall be canceled. The Paying Agent will send the Cash Consideration to the holder within five business days of (i) receipt of the certificates and (ii) after all other conditions to delivery of the Cash Consideration have been satisfied.

SHAREHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES REPRESENTING COMMON STOCK UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE PAYING AGENT.

         After the Effective Time, there will be no transfers on Blue Diamond's stock transfer books of Common Stock issued and outstanding immediately prior to the Effective Time. Until surrendered to the Paying Agent, each certificate previously representing Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration upon such surrender. No interest will be paid or accrued on the Merger Consideration, nor will any dividends be paid to, or accrued for the benefit of, former holders of Common Stock after the Effective Time. Any payment of the Contingent Consideration will be made to those shareholders of Blue Diamond appearing in its stock transfer book at the Effective Time.

         None of James River, the Surviving Corporation, nor the Paying Agent shall be liable to any former holder of Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. In addition, any portion of the Merger Consideration which remains unclaimed after 180 days after the Effective Time will be delivered to the Surviving Corporation, and any former shareholders of Blue Diamond may look only to the Surviving Corporation for payment of the Merger Consideration.

         If a certificate for Common Stock has been lost, stolen or destroyed, the Paying Agent will issue the Merger Consideration properly payable in accordance with the Merger Agreement upon receipt of appropriate evidence as to such loss, theft or destruction, and appropriate evidence as to the ownership of such certificate by the claimant. When authorizing payment in exchange for any lost certificate, the person to whom the Merger Consideration is to be issued must give James River a bond or otherwise indemnify James River in a manner satisfactory to James River against any claim that may be made against James River or the Surviving Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

         Shares of Blue Diamond Common Stock held by a holder who has not voted in favor of the Merger and has demanded appraisal for such shares of Blue Diamond Common Stock in accordance with Section 262 of the DGCL will not be converted into a right to receive the Merger Consideration, unless such dissenting holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. If, after the Effective Time, such dissenting holder fails to perfect or withdraws, or loses his right to appraisal, such shares of Blue Diamond Common Stock will be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. See "The Merger
- Appraisal Rights."

REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains various representations and warranties by each of James River, Blue Diamond and Subsidiary relating to, among other things: (a) corporate organization, existence and good standing; (b) corporate power and authority to enter into and perform the Merger Agreement (subject to approval thereof by the Blue Diamond shareholders); (c) the validity and binding effect of the Merger Agreement; (d) consents or approvals of governmental bodies or any third parties; (e) litigation; (f) compliance with applicable laws; (g) absence of broker fees in connection with the transaction; and (h) the accuracy of information contained in this Proxy Statement. James River also makes representations and warranties relating to (a) its obligation to make sufficient funds available to the Paying Agent to pay the Cash Consideration and (b) that the Contingent Consideration will constitute exempt securities which are not required to be registered pursuant to the Securities Act of 1933, as amended. Blue Diamond makes representations and warranties related to (a) its capital structure, (b) its subsidiaries, (c) accuracy of documents filed with the SEC,
(d) accuracy of financial statements, (e) absence of undisclosed liabilities,
(f) absence of certain events, (g) accuracy of this Proxy Statement, (h) insurance, (i) material agreements, (j) employee benefit plans, (k) labor matters, (l) employment matters, (m) absence of restrictions applicable to business combinations, (n) tax matters, (o) compliance with laws, (p) accuracy of information, (q) owned and leased real property, facilities and equipment,
(r) intellectual property matters, (s) receipt of fairness opinion in connection with the Merger (t) the vote required by shareholders of Blue Diamond, (u) environmental matters and (v) adequacy of coal reserves.

COVENANTS

         Blue Diamond has agreed that, from the date of the Merger Agreement until the Effective Time, it will, and will cause its subsidiaries, to conduct its business and operations in the ordinary course consistent with past practices and, except as contemplated by the Merger Agreement, will not take certain actions without the prior written consent of James River, which actions include without limitation: (a) amendments to its organizational documents; (b) issuance of any stock; (c) stock splits, combinations or reclassifications, redemptions or reacquisitions; (d) assumption of any indebtedness for borrowed money or making any material loans, advances or capital contributions to any other person or entering into any contract or alter any existing contract; (e) adopting or amending any employment or employee benefit agreement or increasing the compensation of any director, officer or employee except for annual salary increases in the ordinary course of business;
(f) acquiring or selling any material assets outside the ordinary course of business; (g) taking any action with respect to accounting or tax issues other than in the ordinary course of business and consistent with past practices; (h) making any payments other than in the ordinary course of business; (i) taking any action reasonably likely to result in the conditions to the Merger not being satisfied; or (j) agreeing in writing or otherwise to take any of the foregoing actions.

         Blue Diamond has agreed that it will not, and it will not permit its subsidiaries, or any of the officers, directors, employees or agents of Blue Diamond and its subsidiaries to, directly or indirectly, initiate, solicit, encourage, or participate in any negotiations regarding, furnish any confidential information in connection with, endorse or otherwise cooperate with, assist, participate in or facilitate the making of any proposal or offer for, or which may be reasonably expected to lead, to the acquisition or merger, consolidation or other business combination of Blue Diamond and its subsidiaries in any manner other than with James River. Blue Diamond has agreed that its Board will not withdraw it recommendation to the shareholders to vote in favor of the Merger, unless such action is necessary in order for Blue Diamond's Board to fulfill its fiduciary obligations under applicable law. Blue Diamond has also agreed that, until the Effective Time or earlier termination of the Merger Agreement, it will provide James River access to information concerning itself, subject to the confidentiality provisions of the Merger Agreement.

         Each of James River and Blue Diamond has agreed to: (a) subject to the terms and conditions of the Merger Agreement, use its reasonable efforts to consummate the transactions contemplated by the Merger Agreement; (b) cooperate to make certain filings and obtain certain consents necessary to consummate the transactions completed by the Merger Agreement; (c) cooperate with respect to making any public announcements regarding the proposed transaction; and (d) provide prompt notice of certain events with respect to the Merger Agreement.

         Blue Diamond has agreed to terminate its 1989 Incentive Stock Option Plan ("Stock Option Plan") and to amend its 401(k) Savings Plan to eliminate the option to purchase Common Stock. There are currently no options granted under the Stock Option Plan which have not been exercised. James River has agreed that, at James River's discretion, Blue Diamond employees employed 30 days after the Effective Time will be covered either by Blue Diamond employee benefit plans after the Effective Time or James River plans. If covered under a James River plan, Blue Diamond employees will not be subject to certain restrictions and limitations contained in the plan. See "The Merger - Effect on Employee Benefit Plans."

         James River has agreed that from the Effective Time, as to any claims made or asserted (even if not resolved) prior to the third anniversary of the Effective Time, the Surviving Corporation will indemnify, defend and hold harmless any person who is or was, at any time prior to the Effective Time, a director, officer, employee or agent of Blue Diamond or its subsidiaries (each, an "Indemnified Party"), from and against all losses, claims, damages, costs, expenses, liabilities, judgments and settlement amounts that are paid or incurred in connection with any claim, action, suit, proceeding or investigation that is based in whole or in part or arises out of (i) any action or omission by an Indemnified Party in his or her capacity as a director, officer, employee or agent of Blue Diamond or its subsidiaries, or (ii) the Merger Agreement or the transactions contemplated by such agreement.

         James River has also agreed that for a period of three years from and after the Effective Time, the Surviving Corporation will cause to be maintained in effect (i) all available policies of directors' and officers' liability insurance maintained by Blue Diamond and its subsidiaries on the date of the Merger Agreement, or (ii) policies of at least the same coverage and amounts containing terms that are no less advantageous to the insured parties, with respect to claims arising from facts or events that occurred on or prior to the Effective Time. Notwithstanding the foregoing, the Surviving Corporation will not be obligated to expend any amount per annum in excess of the aggregate premiums paid by Blue Diamond and its subsidiaries as of the date of the Merger Agreement in order to maintain such insurance.

CONDITIONS TO THE MERGER

         The obligations of each of James River and Blue Diamond to consummate the Merger are subject to the satisfaction of certain conditions including without limitation: (a) approval and adoption of the Merger Agreement by the requisite vote of the shareholders of Blue Diamond; (b) the absence of any governmental suit, action, inquiry, investigation or proceeding which seeks to prevent consummation of the Merger; (c) satisfaction of all applicable requirements under federal securities laws and state takeover and antitrust laws; and (d) the receipt of all necessary authorizations.

         The obligation of Blue Diamond to consummate the Merger is subject to certain conditions including, without limitation: (a) the truth and correctness, in all material respects, of the representations and warranties of James River contained in the Merger Agreement; (b) James River's performance of or compliance, in all material respects, with its obligations under the Merger Agreement; (c) all corporate proceedings taken by James River in connection with the Merger will be reasonably satisfactory to Blue Diamond and Blue Diamond's counsel; (d) receipt of all necessary third party consents; (e) receipt of an officer's certificate from James River certifying the fulfillment of (a), (b) and (d) above; and (f) receipt of an opinion from counsel to James River.

         The obligation of James River to consummate the transactions contemplated by the Merger is subject to the satisfaction of additional conditions including, without limitation: (a) the absence of any material adverse change in the business, assets, liabilities, financial condition or results of operation of Blue Diamond; (b) the truth and correctness, in all material respects, of the representations and warranties of Blue Diamond contained in the Merger Agreement; (c) Blue Diamond's performance of or compliance, in all material respects, with its obligations under the Merger Agreement; (d) all corporate proceedings taken by Blue Diamond in connection with the Merger shall be reasonably satisfactory to James River and James River's counsel; (e) receipt of all third party consents; (f) receipt of a certificate from the President of Blue Diamond certifying the fulfillment of
(a), (b), (c) and (e) above; (g) receipt of an opinion from counsel to Blue Diamond and (h) all officers and directors of Blue Diamond and its subsidiaries shall have delivered their resignations to James River.

TERMINATION AND EXPENSES

         The Merger Agreement may be terminated by either Blue Diamond or James River if the Merger has not been consummated by June 30, 1998, or at any time by mutual consent. In addition, the Merger Agreement may be terminated prior to such date (i) by either party if (a) the other party materially breaches a representation, warranty or covenant contained in the Merger Agreement and fails to cure such breach within ten business days after receipt of notice of such breach, or (b) any governmental authority takes any action prohibiting the Merger and such action shall become final and nonappealable or (ii) by James River, if (a) the requisite vote of the shareholders is not obtained at the Special Meeting, or (b) the Blue Diamond Board has withdrawn or modified its recommendation in any manner which is adverse to James River.

         If the Merger Agreement is terminated, it will become void and have no effect, without liability on the part of either party or its directors, officers or shareholders, other than any liability for damages due to a breach of any representation, warranty or covenant or agreement. In addition, each of the parties will be liable for its own fees and expenses incurred in connection with the Merger Agreement.

CONTINGENCY AGREEMENT

         The Contingency Agreement, a copy of which is attached hereto as Exhibit B to the Merger Agreement, which Merger Agreement is attached hereto as Appendix A, provides for the payment to the shareholders of Blue Diamond and Hamilton, Ltd., on a pro rata basis, of an amount equal to 50% of (i) the present value (discounted at 7%) of the permanent reduction in the amount of the liability of Blue Diamond under the Coal Act, plus (ii) any refund of amounts previously paid by Blue Diamond under the Coal Act, provided that such refund arises solely as a result of a Payment Event (defined below). Such amount is computed net of 50% of applicable federal and state income taxes, reasonable out-of-pocket expenses incurred by Blue Diamond and James River in their effort to obtain any such reduction or refund and out-of-pocket expenses incurred by James River and Blue Diamond in administering the Contingency Agreement, including all costs associated with the letter of credit described below.

         A "Payment Event" is defined as one of the following events:

         (1) The expiration of 180 days after the effective date of United States federal legislation which has been enacted and passed into law which has the effect of either (a) reducing the amount to be paid to or on behalf of retirees or their beneficiaries or (b) providing for a refund of premiums previously paid under the Coal Act, and which legislation is not subject to any legal challenge; or

         (2) The rendering of a final nonappealable judicial order in any case challenging the Coal Act or its application which has the effect of (a) reducing the amount required to be paid to or on behalf of retirees or their beneficiaries or (b) providing for a refund of premiums previously paid under the Coal Act.

         There are several pending matters which could lead to a Payment Event. First, there is a case before the United States Supreme Court styled Eastern Enterprises vs. Apfel, in which oral arguments will be held during the month of March 1998. In this case, Eastern argues, as Blue Diamond did in its constitutional case, that the Coal Act as applied to Eastern as a pre-1974 signatory violates the due process and takings clauses of the United States Constitution. Of the multiple cases pertaining to the constitutionality of the Coal Act that have requested consideration by the United States Supreme Court, this is the first case that the Supreme Court has agreed to hear. Second, Senate Bill 1105 was introduced in the 105th Congress and, if enacted as drafted, would relieve Blue Diamond and other "super-reachback" companies of any future premium obligations, but would not provide refunds of amounts previously paid. It is likely that Congress may delay action on this bill pending the outcome of the Supreme Court's decision in the Eastern case. The third avenue of possible relief to Blue Diamond under the Coal Act would be affirmative judicial action in a case being heard in an Alabama Federal district court wherein an association of coal industry employees is seeking to have the per-beneficiary premium rate under the Coal Act reduced. This litigation was successful in reducing the premiums for the 4th premium year going forward, but the UMWA Combined Fund did not grant refunds for the first three premium years. This action, if resolved in Blue Diamond's favor, would result in about a $750,000 premium refund or credit against future premium payments.

         The aggregate maximum amount which may be paid to shareholders of Blue Diamond and Hamilton, Ltd. under the Contingency Agreement is $14 million, or approximately $14.97 per share. There can be no assurance that a Payment Event will ever occur, or, if a Payment Event does occur, that any particular amount will be available for distribution.

         Amounts, if any, payable to Blue Diamond under the Contingency Agreement will be distributed by a paying agent ("Paying Agent"), the identity of which will be determined prior to the Effective Time. Payments will be made to shareholders of Blue Diamond in accordance with the information set forth in Blue Diamond's stock records existing as of the Effective Time. Subsequent to the Effective Time, shareholders will be obligated to inform the Paying Agent of any change of address or any other changes in such stock information.

         Blue Diamond's obligation to pay any Contingent Consideration will be secured by a letter of credit issued by a bank with assets of at least $10 billion. It is presently contemplated that First Union National Bank will be the issuer of such letter of credit.

         Hamilton, Ltd., which will share in any payments of Contingent Consideration based upon its former ownership of 470,240 shares of Common Stock and will serve as representative of the shareholders of Blue Diamond. Hamilton, Ltd. will be authorized to take all actions and to execute and deliver all documents contemplated under the Contingency Agreement including, without limitation, employment of accountants, counsel and other agents as it may deem advisable, in its discretion, and to pay reasonable compensation for their services. The Contingency Agreement further provides that Hamilton, Ltd. will have no liability to any shareholder of Blue Diamond in connection with the performance of its duties thereunder, except in cases of its willful misfeasance or gross negligence. Hamilton, Ltd. will be reimbursed for reasonable out of pocket expenses (including reasonable legal fees and expenses), if any. James River has agreed to indemnify and hold harmless Hamilton, Ltd. for any loss, claim, damage, liability or expense (including reasonable attorney's fees) arising in connection with the performance of its duties thereunder, except for any incidents of wilful misfeasance or gross negligence.

         The term of the Contingency Agreement is five years, and any disputes arising thereunder will be settled by arbitration in accordance with the procedures set forth in the Contingency Agreement. The five year term is subject to an extension of an additional year in the event of any judicial challenge to any legislative action which, but for such challenge, would have constituted a "Payment Event."

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of the principal federal income tax consequences of the Merger is based upon the provisions of the Internal Revenue Code of 1986, as amended, the regulations thereunder, judicial authority, administrative rulings and practice as of the date hereof and the advice of Baker, Donelson, Bearman & Caldwell, counsel to Blue Diamond. The following discussion does not address the federal income tax consequences to special classes of taxpayers, including, without limitation, foreign corporations, tax exempt entities and persons who acquired their shares of Common Stock pursuant to the exercise of an employee option or otherwise as compensation.

         Shareholders are encouraged to consult their tax advisors concerning the federal income tax consequences in their particular circumstances, as well as any tax consequences arising under foreign, state or local law.

         The cancellation of shares of Common Stock in exchange for cash pursuant to the Merger will be a taxable transaction to the holders thereof for federal income tax purposes and may also be a taxable transaction under applicable state, local and other tax laws.

         In general, a shareholder who receives the Merger Consideration will recognize gain or loss equal to the difference between the adjusted tax basis of his shares of Common Stock and the amount of cash received in exchange therefor. Such gain or loss will be capital gain or loss if, as should be the case for most holders of Common Stock, the shares are capital assets in the hands of the shareholder and will be long-term capital gain or loss if the holding period for the Common Stock is more than one year. The foregoing discussion may not apply to shareholders who acquired their Common Stock pursuant to the exercise of stock options or other compensation arrangements with Blue Diamond, who are not citizens or residents of the United States or who are otherwise subject to special tax treatment under the Code. In addition, a shareholder may be required to allocate the adjusted tax basis of his shares of Common Stock to the receipt of Cash Consideration and Contingent Consideration to determine the actual gain or loss with respect to the receipt of each type of consideration. Although it is likely that the Contingent Consideration has nominal value, each shareholder is urged to consult with his tax advisor as to such allocation and other issues that may be applicable with respect to the Contingent Consideration.

         Each holder of Common Stock who receives the Merger Consideration will, in general, be required to provide to the Paying Agent a Social Security or other taxpayer identification number, or in certain instances other information, in order to avoid "back-up withholding" requirements which might otherwise apply under the Code. Any such person who does not furnish such information may be subject to a penalty imposed by the Internal Revenue Service.

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE DOES NOT NECESSARILY SET FORTH ALL OF THE TAX CONSEQUENCES OF THE MERGER THAT MAY BE RELEVANT TO ALL SHAREHOLDERS IN ALL CIRCUMSTANCES. SHAREHOLDERS SHOULD THEREFORE CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL OR OTHER TAX LAWS.

                                OTHER AGREEMENTS

THE OPTION AGREEMENT

         On December 15, 1997, Hamilton, Ltd. and James River entered into (the Option Agreement) which granted James River the Option to purchase 470,240 shares of Common Stock owned by Hamilton, Ltd. In addition, the Option Agreement provided that in the event James River did not exercise its option prior to this Special Meeting of the shareholders, Hamilton, Ltd. would vote in favor of the proposed merger and against certain extraordinary corporate transactions. James River paid Hamilton, Ltd. $1.0 million in consideration of the Option. The Agreement provided that the Option would expire if not exercised on or before February 13, 1998. The purchase price for the Hamilton Shares was $60.413 in cash plus the right to participate, ratably with other shareholders, in any payments made under the Contingency Agreement.

         On February 13, 1998, James River exercised the option and purchased the Hamilton Shares. James River financed the purchase of the Hamilton Shares with proceeds from an existing bank line of credit.

EXTENSION OF CONTRACTS

         James River has agreed to cause Blue Diamond, as the Surviving Corporation, to extend the Coal Supply Contract and the Sublease between Blue Diamond and Nally for three years after the Effective Time of the Merger upon the same terms and conditions as in effect as of December 31, 1997, if such contracts have not been extended earlier by Blue Diamond and Nally.
Nally is a company affiliated with Directors Stephen, Leo and Thomas Hamilton.

         The Sublease, effective December 31, 1992, provides that Nally sublease certain parcels from Blue Diamond to mine coal in exchange for royalty payments payable to Blue Diamond. The Sublease gives Nally the right to mine coal by surface mining methods and expressly reserves to Blue Diamond all other mineral and other rights to the parcels of land. Pursuant to the Sublease, Nally agreed to pay Blue Diamond a royalty rate of $2.87 per ton for all coal purchased by Blue Diamond and 10% of the gross sales price for all coal sold to any third parties. The Sublease requires Nally to mine at least 20,833 tons per month during the term of the agreement. If such minimum is not met, Nally must make payments to Blue Diamond equal to the difference between the actual royalty payment due and the amount which would be due if Nally had met the minimum requirement. The Sublease gives Blue Diamond the right of first refusal for all coal mined from the leased parcels.

         The Coal Supply Contract, effective December 31, 1992, provides that Nally sell a specified quantity of coal at a specified price to Blue Diamond from coal produced from the parcels subject to the Sublease. Pursuant to the Coal Supply Contract, Nally has agreed to mine and deliver to Blue Diamond's preparation and loadout facility in Perry County, Kentucky, a minimum of 650,000 tons of merchantable raw coal per year, delivered in monthly shipments of no less than 50,000 tons per calendar month. The Coal Supply Agreement requires that the coal meet certain qualitative criteria to be eligible for purchase. Blue Diamond has agreed to pay Nally a base price of $22.35 per ton, with adjustments made based upon changes in fuel costs and mining costs. The Coal Supply Contract expired on December 31, 1997. Nally and Blue Diamond have continued to sell and purchase coal pursuant to this agreement.

       OWNERSHIP OF COMMON STOCK BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         To the best knowledge of Blue Diamond, based on information filed with the Securities and Exchange Commission and Blue Diamond's stock records, the following table sets forth, as of February 28, 1998, the number of shares of Common Stock beneficially owned by (i) each person who beneficially owns more than 5% of the Common Stock, (ii) directors and executive officers, and (iii) directors and executive officers as a group.


                                         AMOUNT AND NATURE OF
        NAME AND ADDRESS OF              BENEFICIAL OWNERSHIP
          BENEFICIAL OWNER                        (1)                   PERCENT OF CLASS (2)
        -------------------              ---------------------          --------------------
James River Coal Company                        470,240                         50.3%
701 East Byrd Street
Suite 1100
Richmond, VA 23219

Gordon Bonnyman                                75,5,075 (3)                      8.0%
6633 Sherwood Dr.
Knoxville, TN 37919

Ted B. Helms                                     18,990                          2.0%

Alexander A. Bonnyman                               205                           --

Leo Hamilton                                      2,200                           --

Thomas O'Connell                                 17,524                          1.9%

All Directors and Executive                      38,919                          4.2%
Officers as a Group (10
persons)


-------------

(1) Except as noted below, the nature of the beneficial ownership of all shares is sole voting and investment power.

(2)  Percentages less than 1% are not reflected.

(3) Includes 6,675 shares owned by Gordon Bonnyman, individually; also includes 12,100 shares owned by a trust with respect to which he shares voting and investment power with the trustee and in which he has beneficial interests and 56,300 shares owned by two trusts with respect to which he shares voting and investment power, but in which he has no beneficial interest except as such fiduciary. Does not include 2,700 shares owned by Gordon Bonnyman's wife nor 7,500 shares in a trust with respect to which she shares voting and investment powers with the trustee. Gordon Bonnyman disclaims beneficial ownership of these shares.

                              FINANCIAL INFORMATION

         Financial information for Blue Diamond is included in its Annual Report on Form 10-K for the year ended March 31, 1997, and its Quarterly Report on Form 10-Q for the quarter ended December 31, 1997, both of which are enclosed with this Proxy Statement.

                           MARKET PRICES AND DIVIDENDS

         An established public trading market does not exist for Blue Diamond's Common Stock, but a few brokers make a market from time-to-time over the counter. The following table sets forth the high and low bid quotations for Blue Diamond Common Stock in the over the counter market for fiscal years ending 1996, 1997, and year-to-date 1998. The following quotations were taken from the National Quotation Bureau Report with quotes supplied by the National Association of Securities Dealers, Inc. through the NASD OTC Bulletin Board. They represent interdealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions. On the Record Date, Blue Diamond had 378 shareholders of record and based on information available to it, Blue Diamond believes it has over 425 beneficial owners of its Common Stock.



                                                                          High            Low
                                                                          ----            ---
1996
First quarter.......................................................      $19 1/2         $13
Second quarter......................................................       21 1/2          16
Third quarter.......................................................       22              19
Fourth quarter......................................................       23              22
1997
First quarter.......................................................       22 1/2          21 1/2
Second quarter......................................................       22 1/2          22 1/2
Third quarter.......................................................       23              22 1/2
Fourth quarter......................................................       24 1/2          23
1998
First quarter.......................................................       25              25
Second quarter......................................................       26              25
Third quarter.......................................................       35 1/2          26
Fourth quarter through February 28..................................

         No dividends have been paid during fiscal years 1996, 1997, or year to date 1998. On December 15, 1997, the last full day of trading prior to the announcement of the Option Agreement, the ask price of a share of Common Stock was $29.50. On February 11, 1998, the last full day of trading prior to the announcement of the Merger Agreement, the ask price of a share of Common Stock was $39.50. At March 31, 1997 and December 31, 1997 the book value of a share of Common Stock was $36.88 and $38.63, respectively.


                                     GENERAL

INDEPENDENT PUBLIC ACCOUNTANTS

         A representative of Coulter & Justus, P.C., Blue Diamond's certified public accountants, is expected to be present at the Special Meeting, will have an opportunity to make a statement if he desires to do so and is expected to be available to respond to all appropriate questions relating to the financial statements.

SHAREHOLDER PROPOSALS

         If the Merger is not consummated, Blue Diamond anticipates that its Annual Meeting for the fiscal year ending March 31, 1998 will occur on August 25, 1998. Consequently, a proposal submitted by a shareholder for action at such meeting, if held, should be received at Blue Diamond's principal executive office prior to March 31, 1998 in order to be eligible for inclusion in Blue Diamond's proxy statement related to said meeting.

OTHER MATTERS


         As of the date of this Proxy Statement, the Board knows of no matters which will be presented for consideration at the Special Meeting other than the proposal set forth in this Proxy Statement. If any other matters properly come before the Special Meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

SOLICITATION OF PROXIES AND COST THEREOF

         The cost of solicitation, which will be undertaken by mail, telephone, telegraph, and personal contact, will be borne by Blue Diamond. Solicitation of proxies may be undertaken by directors, officers and employees of Blue Diamond, none of whom will be additionally compensated therefor, but who will be reimbursed for out-of-pocket expenses

ADDITIONAL INFORMATION

         Blue Diamond is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Reports and other information filed by Blue Diamond can be inspected and copied at the public reference facilities at the SEC's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60621-2511. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Blue Diamond delivers herewith or hereby incorporates by reference its Annual Report on Form 10-K for the year ended March 31, 1997 and its Quarterly Reports on Form 10-Q for the quarters ended June 30, September 30 and December 31, 1997. All documents filed by Blue Diamond pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

         This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. These documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein) are available, without charge, upon oral or written request by any person to whom this Proxy Statement has been delivered. Shareholders who wish to receive copies of such documents may call Blue Diamond at (423)588-8511 or write to Blue Diamond Coal Company, P. O. Box 59015, Knoxville, Tennessee 37950-9015,
Attention: Secretary.


                                         By Order of the Board of Directors


                                         K. Roger Foster
                                         Secretary

March 6, 1998

                                                                    APPENDIX A










                               AGREEMENT OF MERGER

                                  BY AND AMONG

                            JAMES RIVER COAL COMPANY

                        JAMES RIVER COAL MERGERSUB, INC.

                                       AND

                            BLUE DIAMOND COAL COMPANY





                          -----------------------------

                          Dated as of February 11, 1998

                          -----------------------------

                                                                                                               PAGE
                                                                                                               ----

                                            TABLE OF CONTENTS


ARTICLE I DEFINITIONS.............................................................................................1

Section 1.1.  Acquiror............................................................................................1
Section 1.2.  Acquiror Companies..................................................................................1
Section 1.3.  Acquisition Proposal................................................................................2
Section 1.4.  Act. ...............................................................................................2
Section 1.5.  Agreement...........................................................................................2
Section 1.6.  BDCC................................................................................................2
Section 1.7.  BDCC Common Stock...................................................................................2
Section 1.8.  BDCC Companies......................................................................................2
Section 1.9.  BDCC Current Balance Sheet..........................................................................2
Section 1.10. BDCC Licenses.......................................................................................2
Section 1.11. BDCC SEC Reports....................................................................................2
Section 1.12. BDCC Stock Plan.....................................................................................2
Section 1.13. Cash Consideration..................................................................................3
Section 1.14. CERCLA..............................................................................................3
Section 1.15. Certificates........................................................................................3
Section 1.16. Certificate of Merger...............................................................................3
Section 1.17. Closing; Closing Date...............................................................................3
Section 1.18. Coal Leases.........................................................................................3
Section 1.19. Code................................................................................................3
Section 1.20. Company Disclosure Schedule.........................................................................3
Section 1.21. Company Operations..................................................................................3
Section 1.22. Contingency Agreement...............................................................................3
Section 1.23. Contingency Amount..................................................................................4
Section 1.24. Contracts...........................................................................................4
Section 1.25. Delaware Code.......................................................................................4
Section 1.26. Dissenting Holder...................................................................................4
Section 1.27. Effective Time......................................................................................4
Section 1.28. Employee Benefit Plan...............................................................................4
Section 1.29. Environmental Law...................................................................................4
Section 1.30. ERISA...............................................................................................4
Section 1.31. Exchange Act........................................................................................4
Section 1.32. Facilities..........................................................................................4
Section 1.33. Fee Property........................................................................................4
Section 1.34. Financial Advisor...................................................................................5
Section 1.35. GAAP................................................................................................5
Section 1.36. Governmental Authority..............................................................................5
Section 1.37. HSR Act.............................................................................................5
Section 1.38. IRS.................................................................................................5

                                                                                                               PAGE
                                                                                                               ----
Section 1.39. Knowledge of Acquiror...............................................................................5
Section 1.40. Knowledge of BDCC...................................................................................5
Section 1.41. Law.................................................................................................5
Section 1.42. Leased Property.....................................................................................5
Section 1.43. Liens...............................................................................................6
Section 1.44. Material Adverse Effect.............................................................................6
Section 1.45. Merger..............................................................................................6
Section 1.46. Merger Consideration................................................................................6
Section 1.47. Merger Subsidiary...................................................................................6
Section 1.48. Mineral Properties..................................................................................6
Section 1.49. Mining Permits......................................................................................6
Section 1.50. MSHA................................................................................................6
Section 1.51. Multiemployer Plans.................................................................................6
Section 1.52. Operators...........................................................................................6
Section 1.53. OSM.................................................................................................7
Section 1.54. Paying Agent........................................................................................7
Section 1.55. PBGC................................................................................................7
Section 1.56. Pension Plans.......................................................................................7
Section 1.57. Person..............................................................................................7
Section 1.58. Personalty..........................................................................................7
Section 1.59. Proxy Statement.....................................................................................7
Section 1.60. Qualified Plans.....................................................................................7
Section 1.61. Real Property Interests.............................................................................7
Section 1.62. RCRA................................................................................................7
Section 1.63. Schedule............................................................................................7
Section 1.64. SEC.................................................................................................7
Section 1.65. Securities Act......................................................................................8
Section 1.66. Special Meeting.....................................................................................8
Section 1.67. Subsidiary; Subsidiaries............................................................................8
Section 1.68. Surface Mining Enforcement Agency...................................................................8
Section 1.69. Surface Mining Laws.................................................................................8
Section 1.70. Surface Mining Permits..............................................................................8
Section 1.71. Surviving Corporation...............................................................................8
Section 1.72. Taxes...............................................................................................8
Section 1.73. Tax Returns.........................................................................................9
Section 1.74. TSCA................................................................................................9
Section 1.75. Welfare Plans.......................................................................................9

ARTICLE II THE MERGER.............................................................................................9

Section 2.1.  The Merger..........................................................................................9
Section 2.2.  Exchange of Certificates...........................................................................10
Section 2.3.  Dissenting Shares..................................................................................11
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ARTICLE III SHAREHOLDER APPROVAL; CLOSING........................................................................12

Section 3.1.  Shareholder Approval...............................................................................12
Section 3.2.  Time and Place of Closing..........................................................................12

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUBSIDIARY......................................13

Section 4.1.  Organization and Authority of Acquiror and Merger Subsidiary.......................................13
Section 4.2.  Authority Relative to this Agreement...............................................................13
Section 4.3.  Consents and Approvals; No Violations..............................................................13
Section 4.4.  Litigation.........................................................................................14
Section 4.5.  Fees and Expenses of Brokers and Others............................................................14
Section 4.6.  Obligation to Fund.................................................................................14
Section 4.7.  Proxy Statement....................................................................................14
Section 4.8.  Registration.......................................................................................15

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BDCC.................................................................15

Section 5.1.  Organization and Authority of the BDCC Companies...................................................15
Section 5.2.  Capitalization.....................................................................................15
Section 5.3.  Authority Relative to this Agreement...............................................................16
Section 5.4.  Subsidiaries.......................................................................................16
Section 5.5.  Consents and Approvals; No Violations..............................................................16
Section 5.6.  Reports............................................................................................17
Section 5.7.  Absence of Undisclosed Liabilities.................................................................18
Section 5.8.  Absence of Certain Events..........................................................................18
Section 5.9.  Litigation.........................................................................................19
Section 5.10. Proxy Statement....................................................................................19
Section 5.11. Insurance..........................................................................................20
Section 5.12. Material Agreements................................................................................20
Section 5.13. Employee Benefit Plans.............................................................................21
Section 5.14. Labor Matters......................................................................................22
Section 5.15. Employment Matters.................................................................................23
Section 5.16. Takeover Statute...................................................................................23
Section 5.17. Tax Matters........................................................................................23
Section 5.18. Compliance with Law................................................................................24
Section 5.19. Fees and Expenses of Brokers and Others............................................................26
Section 5.20. Accuracy of Information............................................................................26
Section 5.21. Properties.........................................................................................26
Section 5.22. Intellectual Property..............................................................................28
Section 5.23. Fairness Opinion...................................................................................28
Section 5.24. Vote Required......................................................................................28
Section 5.25. Environmental......................................................................................28
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Section 5.26. Certain Reserves...................................................................................30

ARTICLE VI COVENANTS.............................................................................................30

Section 6.1.  Conduct of the Businesses of Acquiror and BDCC.....................................................30
Section 6.2.  No Solicitation....................................................................................32
Section 6.3.  Proxy Statement....................................................................................32
Section 6.4.  Access to Information; Confidentiality.............................................................33
Section 6.5.  Reasonable Efforts; Cooperation....................................................................34
Section 6.6.  Consents...........................................................................................34
Section 6.7.  Public Announcements...............................................................................34
Section 6.8.  Employee Benefit Matters...........................................................................34
Section 6.9.  Indemnification....................................................................................35
Section 6.10. Notice of Certain Events...........................................................................36
Section 6.11. Termination and Amendment of Certain Stock-Based Plans.............................................37
Section 6.12. Subsequent BDCC Reports............................................................................37
Section 6.13. Vote on Merger.....................................................................................37

ARTICLE VII CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER...................................................37

Section 7.1.  Conditions Precedent to Each Party's Obligation to Effect the Merger...............................37
Section 7.2.  Conditions Precedent to Obligations of BDCC........................................................38
Section 7.3.  Conditions Precedent to Obligations of Acquiror and Merger Subsidiary..............................38

ARTICLE VIII TERMINATION; AMENDMENT; WAIVER......................................................................39

Section 8.1.  Termination........................................................................................39
Section 8.2.  Effect of Termination..............................................................................40
Section 8.3.  Amendment..........................................................................................40
Section 8.4.  Extension; Waiver..................................................................................41

ARTICLE IX MISCELLANEOUS.........................................................................................41

Section 9.1.  Survival of Representations and Warranties.........................................................41
Section 9.2.  Brokerage Fees and Commissions.....................................................................41
Section 9.3.  Entire Agreement; Assignment.......................................................................41
Section 9.4.  Notices............................................................................................41
Section 9.5.  Governing Law......................................................................................42
Section 9.6.  Descriptive Headings...............................................................................43
Section 9.7.  Parties in Interest................................................................................43
Section 9.8.  Counterparts.......................................................................................43
Section 9.9.  Specific Performance...............................................................................43
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Section 9.10. Fees and Expenses..................................................................................43
Section 9.11. Severability.......................................................................................43



                               AGREEMENT OF MERGER


         AGREEMENT OF MERGER, dated as of February 11, 1998, by and among JAMES RIVER COAL COMPANY, a Virginia corporation ("Acquiror"), JAMES RIVER COAL MERGERSUB, INC., a Delaware corporation and an indirect wholly-owned subsidiary of Acquiror ("Merger Subsidiary") and BLUE DIAMOND COAL COMPANY, a Delaware corporation ("BDCC").

                                    RECITALS


         WHEREAS, the respective Boards of Directors of Acquiror, Merger Subsidiary and BDCC each has determined that it is in the best interests of its respective shareholders that Merger Subsidiary shall merge with and into BDCC in accordance with the terms of this Agreement and the applicable provisions of the laws of the State of Delaware (the "Merger"); and the Board of Directors of Merger Subsidiary and BDCC have, by resolutions duly adopted, approved this Agreement; and Merger Subsidiary and BDCC have directed that this Agreement be submitted to their respective shareholders for approval; and

         WHEREAS, pursuant to the Merger, each outstanding share of BDCC Common Stock (as hereinafter defined) will be converted into the right to receive the Merger Consideration (as hereinafter defined) in accordance with this Agreement; and

         WHEREAS, pursuant to the Merger, each share of Common Stock of Merger Subsidiary will be converted into and exchanged for one share of BDCC Common Stock; and

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. Acquiror.

         "Acquiror" shall mean James River Coal Company, a Virginia corporation.

         Section 1.2. Acquiror Companies.

         "Acquiror Companies" shall mean Acquiror and its Subsidiaries, collectively.

         Section 1.3. Acquisition Proposal.

         "Acquisition Proposal" shall have the meaning given in Section 6.2(c) hereof.

         Section 1.4.  Act.

         "Act" shall mean the Coal Industry Retiree Health Benefit Act of 1992, 26 U.S.C. ss. 9701 et. seq. (1997 Supp.).

         Section 1.5.  Agreement.

         "Agreement" shall mean this Agreement, together with the Exhibits and the Schedules attached hereto, as amended from time to time in accordance with the terms hereof.

         Section 1.6.  BDCC.

         "BDCC" shall mean Blue Diamond Coal Company, a Delaware corporation.

         Section 1.7.  BDCC Common Stock.

         "BDCC Common Stock" shall mean the common stock, $1.00 par value, of BDCC.

         Section 1.8.  BDCC Companies.

         "BDCC Companies" shall mean BDCC and its Subsidiaries, collectively.

         Section 1.9.  BDCC Current Balance Sheet.

         "BDCC Current Balance Sheet" shall mean the consolidated audited balance sheet of the BDCC Companies as of March 31, 1997.

         Section 1.10. BDCC Licenses.

         "BDCC Licenses" shall have the meaning given in Section 5.18 hereof.

         Section 1.11. BDCC SEC Reports.

         "BDCC SEC Reports" shall mean (a) BDCC's Annual Reports on Form 10-K for the fiscal years ended March 31, 1997, 1996 and 1995; (b) all documents filed by BDCC with the SEC pursuant to Sections 13(a) and 13(c) of the Exchange Act, any definitive proxy statements filed pursuant to Section 14 of the Exchange Act and any report filed pursuant to Section 15(d) of the Exchange Act and all other reports or registration statements under the Securities Act filed by BDCC with the SEC since January 1, 1995.

         Section 1.12. BDCC Stock Plan.

         "BDCC Stock Plan" shall mean the Blue Diamond Coal Company 1989 Incentive Stock Option Plan.

         Section 1.13. Cash Consideration.

         "Cash Consideration" shall have the meaning given in Section 2.1(b) hereof.

         Section 1.14. CERCLA.

         "CERCLA" shall have the meaning given in Section 5.25(b) hereof.

         Section 1.15. Certificates.

         "Certificates" shall have the meaning given in Section 2.2(a) hereof.

         Section 1.16. Certificate of Merger.

         "Certificate of Merger" shall mean the Certificate of Merger, in the form of Exhibit A hereto, to be filed with the Delaware Secretary of State in accordance with Section 251 of the Delaware Code.

         Section 1.17. Closing; Closing Date.

         "Closing" shall mean the closing conference held pursuant to Section
3.2 hereof, and "Closing Date" shall mean the date on which the Closing occurs.

         Section 1.18. Coal Leases.

         "Coal Leases" shall have the meaning given in Section 5.21(b) hereof.

         Section 1.19. Code

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

         Section 1.20. Company Disclosure Schedule.

         "Company Disclosure Schedule" shall mean the disclosure schedule of BDCC dated the date of this Agreement delivered by BDCC to Acquiror concurrently with the execution and delivery of this Agreement.

         Section 1.21. Company Operations.

         "Company Operations" shall have the meaning given in Section 5.18(b) hereof.

         Section 1.22. Contingency Agreement.

         "Contingency Agreement" shall mean the Contingency Agreement substantially in the form attached hereto as Exhibit B, to be entered into among BDCC, the Acquiror, First Union National Bank and Paying Agent as of the Closing Date.

         Section 1.23. Contingency Amount.

         "Contingency Amount" shall have the meaning given in Section 1 of the Contingency Agreement attached hereto as Exhibit B.

         Section 1.24. Contracts.

         "Contracts" shall mean contracts, agreements, leases, licenses, notes, indentures, reinsurance treaties, bonds, mortgages, instruments, and other binding commitments, arrangements and understandings, written or oral.

         Section 1.25. Delaware Code.

         "Delaware Code" shall mean the Delaware General Corporation Law, as amended.

         Section 1.26. Dissenting Holder.

         "Dissenting Holder" shall have the meaning given in Section 2.3 hereof.

         Section 1.27. Effective Time.

         "Effective Time" shall have the meaning given in Section 3.1(b) hereof.

         Section 1.28. Employee Benefit Plan.

         "Employee Benefit Plan" shall have the meaning given in Section 5.13(a) hereof.

         Section 1.29. Environmental Law.

         "Environmental Law" shall mean any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources or public health and safety.

         Section 1.30. ERISA.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         Section 1.31. Exchange Act.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         Section 1.32. Facilities.

         "Facilities" shall have the meaning given in Section 5.21(c) hereof.

         Section 1.33. Fee Property.

         "Fee Property" shall have the meaning given in Section 5.21(a) hereof.

         Section 1.34. Financial Advisor.

         "Financial Advisor" shall mean J. J. B. Hilliard, W. L. Lyons, Inc., advisor to BDCC.

         Section 1.35. GAAP.

         "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America at the time of the preparation of the subject financial statement, consistently applied throughout the specified period and in the immediately prior comparable period.

         Section 1.36. Governmental Authority.

         "Governmental Authority" shall mean any local, federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States, any of its possessions or territories, or of any foreign nation.

         Section 1.37. HSR Act.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         Section 1.38. IRS.

         "IRS" shall mean the Internal Revenue Service of the United States of America.

         Section 1.39. Knowledge of Acquiror.

         "Knowledge of Acquiror" shall mean the actual knowledge, after due inquiry, of James B. Crawford and William T. Sullivan, Jr..

         Section 1.40. Knowledge of BDCC.

         "Knowledge of BDCC" shall mean the actual knowledge, after due inquiry, of those officers of the BDCC Companies identified on Schedule 1.40.

         Section 1.41. Law.

         "Law" shall mean any federal, state, provincial, local, municipal, foreign or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder, including, without limitation, any Environmental Law.

         Section 1.42. Leased Property.

         "Leased Property" shall have the meaning given in Section 5.21(b) hereof.

         Section 1.43. Liens.

         "Liens" shall mean any lien, mortgage, security interest, tax lien, levy, option, right of first refusal, easements, charge, debenture, deed of trust, right-of-way, restriction, agreement, encroachment, license, lease, permit, security agreement or any other encumbrance or any restriction or limitation on the use of real or personal property.

         Section 1.44. Material Adverse Effect.

         "Material Adverse Effect" shall mean, with respect to any entity or group of entities, a material adverse effect, individually or in the aggregate, on the business, assets, liabilities, financial condition, results of operations, value or prospects of such entity or group of entities taken as a whole.

         Section 1.45. Merger.

         "Merger" shall have the meaning given in the Recitals.

         Section 1.46. Merger Consideration.

         "Merger Consideration" shall have the meaning given in Section 2.1(b) hereof.

         Section 1.47. Merger Subsidiary.

         "Merger Subsidiary" shall mean James River Coal Mergersub, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Acquiror.

         Section 1.48. Mineral Properties.

         "Mineral Properties" shall have the meaning given in Section 5.21(b) hereof.

         Section 1.49. Mining Permits.

         "Mining Permits" shall have the meaning given in Section 5.18(c) hereof.

         Section 1.50. MSHA.

         "MSHA" shall have the meaning given in Section 5.18(d) hereof.

         Section 1.51. Multiemployer Plans.

         "Multiemployer Plans" shall have the meaning given in Section 5.13(a) hereof.

         Section 1.52. Operators.

         "Operators" shall have the meaning given in Section 5.18(b) hereof.

         Section 1.53. OSM.

         "OSM" shall have the meaning given in Section 5.18(d) hereof.

         Section 1.54. Paying Agent.

         "Paying Agent" shall have the meaning given in Section 2.2(a) hereof.

         Section 1.55. PBGC.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         Section 1.56. Pension Plans.

         "Pension Plans" shall have the meaning given in Section 5.13(a) hereof.

         Section 1.57. Person.

         "Person" shall mean any individual or entity.

         Section 1.58. Personalty.

         "Personalty" shall have the meaning given in Section 5.21(e) hereof.

         Section 1.59. Proxy Statement.

         "Proxy Statement" shall mean the definitive proxy statement and form of proxy of BDCC distributed to the holders of BDCC Common Stock in connection with the Special Meeting.

         Section 1.60. Qualified Plans.

         "Qualified Plans" shall have the meaning given in Section 5.13(a) hereof.

         Section 1.61. Real Property Interests.

         "Real Property Interests" shall have the meaning given in Section 5.18(b) hereof.

         Section 1.62. RCRA.

         "RCRA" shall have the meaning given in Section 5.25(b) hereof.

         Section 1.63. Schedule.

         "Schedule" shall mean the particular section of the Company Disclosure Schedule that is referenced.

         Section 1.64. SEC.

         "SEC" shall mean the United States Securities and Exchange Commission.

         Section 1.65. Securities Act.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         Section 1.66. Special Meeting.

         "Special Meeting" shall mean the special meeting of the holders of BDCC Common Stock called pursuant to Section 3.1(a) hereof to consider and approve this Agreement and the transactions contemplated herein, and any adjournments thereof.

         Section 1.67. Subsidiary; Subsidiaries.

         "Subsidiary" shall mean each entity with respect to which the specified Person (a) has the right to vote (directly or indirectly through one or more other entities or otherwise) shares or other ownership interests representing 50% or more of the votes eligible to be cast in the election of directors of such entity or (b) owns a majority of the outstanding beneficial interests, or a majority of the capital or profits (collectively, "Subsidiaries").

         Section 1.68. Surface Mining Enforcement Agency.

         "Surface Mining Enforcement Agency" shall have the meaning given in
Section 5.25(a) hereof.

         Section 1.69. Surface Mining Laws.

         "Surface Mining Laws" shall have the meaning given in Section 5.25(a) hereof.

         Section 1.70. Surface Mining Permits.

         "Surface Mining Permits" shall have the meaning given in Section 5.25(a) hereof.

         Section 1.71. Surviving Corporation.

         "Surviving Corporation" shall mean BDCC on or after the Effective Time.

         Section 1.72. Taxes.

         "Taxes" shall mean any and all taxes, levies, imposts, duties, assessments, charges and withholdings imposed or required to be collected by or paid over to any federal, state, local or foreign Governmental Authority or any political subdivision thereof, including, without limitation, income, premium, gross receipts, ad valorem, value added, minimum tax, franchise, sales, use, excise, license, real or personal property, unemployment, disability, stock transfer, mortgage recording, estimated, withholding or other tax, governmental fee or other like assessment or charge of any kind whatsoever, and including any interest, penalties, fines, assessments or additions to tax imposed in respect of the foregoing, or in respect of any failure to comply with any requirement regarding Tax Returns.

         Section 1.73. Tax Returns.

         "Tax Returns" shall mean any report, return, information statement, payee statement or other information required to be provided to any federal, state, local or foreign Governmental Authority or otherwise retained, with respect to Taxes or the BDCC Benefit Plans.

         Section 1.74. TSCA.

         "TSCA" shall have the meaning given in Section 5.25(b) hereof.

         Section 1.75. Welfare Plans.

         "Welfare Plans" shall have the meaning given in Section 5.13(a) hereof.

                                   ARTICLE II

                                   THE MERGER

         Section 2.1. The Merger.

         (a) Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Subsidiary shall be merged with and into BDCC in accordance with the provisions of, and with the effects provided in, Section 259 of the Delaware Code. BDCC shall be the surviving corporation resulting from the Merger and as a result shall become an indirect wholly-owned subsidiary of Acquiror and shall continue to be governed by the laws of the State of Delaware.

         (b) Pursuant to the Merger, at the Effective Time, each share of BDCC Common Stock outstanding immediately prior to the Effective Time (other than shares of BDCC Common Stock held by Acquiror, if any, and shares of BDCC Common Stock held in BDCC's treasury, which shares shall be canceled in the Merger, or shares held by a Dissenting Holder) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive (i) $60.413 in cash, without interest thereon (subject to adjustment as provided below) (the "Cash Consideration") and (ii) the right to receive the Contingency Amount as set forth in the Contingency Agreement in substantially the form attached hereto as Exhibit B (collectively, the "Merger Consideration").

         (c) Pursuant to the Merger, at the Effective Time, each share of common stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for one share of common stock, $1.00 par value, of the Surviving Corporation. The separate existence and corporate organization of Merger Subsidiary shall cease upon the Effective Time and thereupon Merger Subsidiary and BDCC shall be a single corporation.

         (d) BDCC, as the Surviving Corporation in the Merger, shall have a Certificate of Incorporation as set forth in the Certificate of Merger.

         (e) In the event of any change in the shares of BDCC Common Stock outstanding between the date of this Agreement and the Effective Time by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the Merger Consideration shall be adjusted proportionately.

         (f) Acquiror and BDCC agree to use their respective best efforts to cause the Merger to be consummated in accordance with the terms of this Agreement.

         Section 2.2. Exchange of Certificates.

         (a) Prior to the Effective Time, Acquiror shall appoint a bank or trust company reasonably acceptable to BDCC to act as the paying agent in connection with the Merger (the "Paying Agent"). From and after the Effective Time, each holder of a certificate that immediately prior to the Effective Time represented outstanding shares of BDCC Common Stock (a "Certificate") shall be entitled to receive in exchange therefor, upon surrender thereof to the Paying Agent and subject to applicable withholding Taxes, the Merger Consideration represented by such Certificates. Immediately prior to the Effective Time, Acquiror will deliver or cause to be delivered to the Paying Agent, in trust for the benefit of the holders of BDCC Common Stock, cash, representing the Cash Consideration times the number of outstanding shares of BDCC Common Stock, necessary to make the payments contemplated by Section 2.1(b)(i) hereof on a timely basis.

         (b) Promptly after the Effective Time, Acquiror shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates that immediately prior to the Effective Time represented shares of BDCC Common Stock entitled to payment pursuant to Section 2.1(b) hereof, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate(s) shall pass, only upon proper delivery of the Certificate(s) to the Paying Agent) and instructions for use in effecting the surrender of the Certificate(s) in exchange for the Merger Consideration in accordance with Section 2.1(b) hereof. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificate shall be entitled to receive (subject to applicable withholding Taxes) in exchange therefor the Cash Consideration times the number of shares of BDCC Common Stock represented by the Certificate, and such Certificate shall forthwith be canceled. If any cash is to be paid to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed (with such signature guarantees as may be required by the letter of transmittal) or otherwise in proper form for transfer and that the person requesting such payment shall pay to the Paying Agent any transfer or other Taxes required by reason of such payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of Acquiror that such Tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.2, each Certificate shall represent for all purposes only the right to receive the Merger Consideration times the number of shares of BDCC Common Stock represented by such Certificate, as provided in Section 2.1(b) hereof, without any interest thereon. The Paying Agent shall cause the Cash Consideration to be sent to the holder within five (5) business days after (i) the Paying Agent has received the Certificate(s), properly endorsed, and (ii) all other conditions to delivery of the Cash Consideration have been satisfied.

         (c) After the Effective Time, there shall be no transfers on the stock transfer books of BDCC of the shares of BDCC Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the Merger Consideration times the number of shares of BDCC Common Stock represented by such Certificates, as provided in
Section 2.1(b) hereof, in accordance with the procedures set forth in this
Section 2.2. Any payment of the Contingency Amount shall be made to those shareholders of BDCC appearing in its stock transfer book at the Effective Time.

         (d) Any portion of the Merger Consideration made available to the Paying Agent pursuant to paragraph (a) of this Section 2.2 to pay for shares of BDCC Common Stock for which appraisal rights shall have been perfected shall be returned to the Acquiror, upon demand.

         (e) Any portion of the Cash Consideration delivered to the Paying Agent for payment, as contemplated herein, that remains unclaimed by the former holders of BDCC Common Stock on the date that falls 180 days after the Effective Time shall be delivered by the Paying Agent to the Surviving Corporation. Any former holders of BDCC Common Stock who have not theretofore complied with this
Section 2.2 shall thereafter look only to the Surviving Corporation for satisfaction of their claim for the Merger Consideration, without any interest thereon. Notwithstanding the foregoing, neither Acquiror nor the Surviving Corporation shall be liable to any holder of shares of BDCC Common Stock for any consideration as contemplated herein that is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, Acquiror shall cause the Paying Agent to issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with Section 2.1 hereof. When authorizing such payment in exchange for any lost, stolen or destroyed Certificate, the person to whom the Merger Consideration is to be issued, as a condition precedent to the issuance thereof, shall give Acquiror a bond satisfactory to Acquiror in such sum as it may direct or otherwise indemnify Acquiror in a manner satisfactory to Acquiror against any claim that may be made against Acquiror or the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

         Section 2.3.      Dissenting Shares.

         Notwithstanding anything in this Agreement to the contrary, shares of BDCC Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares of BDCC Common Stock in accordance with the Delaware Code (a "Dissenting Holder") shall not be converted into a right to receive the Merger Consideration, unless such Dissenting Holder fails to perfect or withdraws or otherwise loses his right to appraisal. If, after the Effective Time, such Dissenting Holder fails to perfect or withdraws or loses his right to appraisal, such shares of BDCC Common Stock shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration payable in respect of such Shares pursuant to
Section 2.2. BDCC shall give Acquiror (i) prompt notice of any demands received by BDCC for appraisal of shares, withdrawals of such demands, and any other instruments served pursuant to the Delaware Code and received by BDCC and (ii) all negotiations and proceedings with respect to such demands. BDCC shall not, except with the prior written consent of Acquiror, make any payment with respect to any demands for appraisal, or offer to settle, or settle any such demands.

                                   ARTICLE III

                          SHAREHOLDER APPROVAL; CLOSING

         Section 3.1.      Shareholder Approval.

         (a) Acquiror's Board of Directors has approved, and BDCC's Board of Directors has approved and shall recommend that its shareholders vote for the approval of, this Agreement and the transactions contemplated hereby and shall cause to be taken such other actions as may be necessary and appropriate to effect the transactions contemplated hereby. The recommendation of BDCC's Board of Directors shall be contained in the Proxy Statement. As soon as practicable after the execution of this Agreement, BDCC will take all actions necessary in accordance with applicable Laws, this Agreement and BDCC's Certificate of Incorporation and bylaws, to duly call and cause to be held a special meeting of the holders of BDCC Common Stock (the "Special Meeting"), and this Agreement shall be submitted by BDCC for consideration and approval at the Special Meeting.

         (b) On the first business day on which (i) this Agreement has been duly approved by the requisite vote of the holders of BDCC Common Stock and (ii) the Closing of the transactions contemplated by this Agreement has occurred, or such later date as shall be agreed upon by Acquiror and BDCC, the Certificate of Merger shall be filed in accordance with the Delaware Code, and the Merger shall become effective in accordance with the terms of this Agreement at the time and date contemplated therein (such time and date being referred to herein as the "Effective Time").

         Section 3.2.      Time and Place of Closing.

         The Closing of the transactions contemplated by this Agreement will take place at 11:00 A.M., Eastern time, on a date mutually agreed upon by the parties hereto, which (unless otherwise agreed by the parties hereto) shall be no later than the fifth business day following the date on which

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


all of the conditions to the obligations of the parties hereunder set forth in
Article VII hereof have been satisfied or waived. The Closing shall be at such place as may be mutually agreed upon by the parties hereto.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER

                                   SUBSIDIARY

         Acquiror and Merger Subsidiary represent and warrant to BDCC as follows:

         Section 4.1. Organization and Authority of Acquiror and Merger Subsidiary.

         Each of Acquiror and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Acquiror owns directly or indirectly all of the outstanding capital stock of Merger Subsidiary.

         Section 4.2.      Authority Relative to this Agreement.

         The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by Acquiror and Merger Subsidiary are within the corporate power of Acquiror and Merger Subsidiary. The execution and delivery of this Agreement and the consummation of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Subsidiary (including by the Acquiror or a wholly-owned subsidiary of Acquiror as sole shareholder of Merger Subsidiary) and no other corporate proceedings on the part of Acquiror or Merger Subsidiary are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the transactions contemplated hereby. This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by each of Acquiror and Merger Subsidiary and (assuming the due authorization, execution and delivery hereof or thereof by BDCC) constitute or will constitute valid and binding agreements of each of Acquiror and Merger Subsidiary, enforceable against them in accordance with their respective terms, except to the extent that their enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other Laws affecting the enforcement of creditors' rights generally or by equitable principles.

         Section 4.3.      Consents and Approvals; No Violations.

         Except for (a) any applicable requirements of the Exchange Act, the HSR Act and any applicable filings under state takeover Laws and (b) the filing of the Certificate of Merger as required by the Delaware Code, no filing or registration with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary or required in connection with the execution and delivery of this Agreement by Acquiror and Merger Subsidiary or for the consummation by Acquiror and Merger Subsidiary of the transactions contemplated by this Agreement. Assuming that all filings, registrations, permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by Acquiror and Merger Subsidiary will (a) conflict with or result in any breach of any provision of the respective Articles of Incorporation or bylaws of Acquiror or Certificate of Incorporation or bylaws of Merger Subsidiary; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under or result in the loss of a benefit under, or result in the creation of a Lien on any property or asset of Acquiror or Merger Subsidiary under, any of the terms, conditions or provisions of any material Contract or other instrument or obligation to which either Acquiror or Merger Subsidiary is a party or by which either of them or any of their properties or assets may be bound; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to either Acquiror or Merger Subsidiary or any of their properties or assets; except, in the case of subsection (c) above, for violations, breaches or defaults that are not reasonably likely to have a Material Adverse Effect on Acquiror or Merger Subsidiary or that will not prevent or delay te consummation of the transactions contemplated hereby.

         Section 4.4.      Litigation.

         There is no action, suit, proceeding or investigation pending or, to the Knowledge of Acquiror, threatened against or relating to any of the Acquiror Companies at law or in equity, or before any Governmental Authority, that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         Section 4.5.      Fees and Expenses of Brokers and Others.

         None of the Acquiror Companies is directly or indirectly committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or has retained any broker or other similar intermediary to act directly or indirectly on its behalf in connection with the transactions contemplated by this Agreement.

         Section 4.6.      Obligation to Fund.

         Acquiror has (or will have at the Effective Time) on hand cash or other short term investments in an amount sufficient to pay in U.S. dollars the Cash Consideration for each share of BDCC Common Stock upon surrender of all the shares of the BDCC Common Stock after consummation of the Merger. Acquiror will make such funds available to the Paying Agent at such times, in such amounts and in such a manner as is contemplated by Section 2.2 hereof.

         Section 4.7.      Proxy Statement.

         Neither the information supplied by, or to be supplied by, or on behalf of Acquiror for inclusion in the Proxy Statement in connection with the Merger or any other transaction contemplated hereby will, on the date of its filing or on the date first mailed to shareholders of BDCC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         Section 4.8.      Registration.

         The Contingency Amount constitute exempt securities under the registration provisions of the Securities Act, and the offer, issue, sale and delivery of the Contingency Amount is not required to be registered under the Securities Act.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                                     OF BDCC

         BDCC represents and warrants to Acquiror and Merger Subsidiary as follows:

         Section 5.1.      Organization and Authority of the BDCC Companies.

         Each of the BDCC Companies is duly incorporated and organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of the BDCC Companies has full corporate power to carry on its respective business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each of the BDCC Companies is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect on the BDCC Companies. Schedule 5.1 of the Company Disclosure Schedule contains a true and complete list of all of the BDCC Companies, together with the jurisdiction of incorporation of each such Company. The copies of the Articles or Certificate of Incorporation and bylaws of each of the BDCC Companies that have been delivered to Acquiror are complete and correct and in full force and effect on the date hereof.

         Section 5.2.      Capitalization.

         BDCC's authorized equity capitalization consists of 1,000,000 shares of BDCC Common Stock, $1.00 par value. As of the close of business on January 31, 1998, 935,220 shares of BDCC Common Stock were issued and outstanding, and 25,912 shares were held in treasury. Such shares of BDCC Common Stock constituted all of the issued and outstanding shares of capital stock of BDCC as of such date. No Subsidiary of BDCC owns, of record or beneficially, any shares of BDCC Common Stock. All issued and outstanding shares of BDCC Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities Laws. All of the outstanding shares of capital stock of the Subsidiaries of BDCC have been duly authorized and are validly issued, fully paid and nonassessable and owned of record and beneficially by BDCC, directly or indirectly, free and clear of all Liens. BDCC has not, subsequent to March 31, 1997, declared or paid any dividend on, or declared or made any distribution with respect to, or authorized or effected any split-up or any other recapitalization of, any of the BDCC Common Stock, or directly or indirectly redeemed, purchased or otherwise acquired any of the BDCC Common Stock or agreed to take any such action and will not take any such action during the period between the date of this Agreement and the Effective Time. There are
(a) no outstanding options, warrants, subscriptions or other rights to purchase or acquire any capital stock of any of the BDCC Companies that would require any BDCC Company to issue any capital stock, (b) no Contracts or agreements (oral or written) pursuant to which any of the BDCC Companies is bound to sell or issue any shares of its capital stock or securities convertible into or exchangeable for such shares of capital stock and (c) no Contracts to which any of the BDCC Companies is a party with respect to the voting or registration of any shares of capital stock of any of the BDCC Companies.

         Section 5.3.      Authority Relative to this Agreement.

         The execution, delivery and performance of this Agreement, and of all of the other documents and instruments required hereby, by BDCC are within the corporate power of BDCC. The execution and delivery of this Agreement and the consummation of the Merger and of the other transactions contemplated hereby have been duly authorized by the Board of Directors of BDCC and no other corporate proceedings on the part of BDCC are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement by the holders of at least a majority of the outstanding shares of BDCC Common Stock at the Special Meeting). This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by BDCC and (assuming the due authorization, execution and delivery hereof and thereof by Acquiror and Merger Subsidiary) constitute or will constitute valid and binding agreements of BDCC, enforceable against BDCC in accordance with their respective terms, except to the extent that their enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other Laws affecting the enforcement of creditors' rights generally or by equitable principles.

         Section 5.4.      Subsidiaries.

         BDCC owns, directly or indirectly, all the outstanding capital stock of each of its Subsidiaries, free and clear of all liens and all such capital stock is duly authorized, validly issued and outstanding, fully paid and nonassessable. Neither BDCC nor any of its Subsidiaries has made any material investment in, or material advance of cash or other extension of credit to, any person, corporation or other entity other than its Subsidiaries. None of such Subsidiaries has any commitment to issue or sell any share of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person (other than BDCC) any right to acquire from such Subsidiary, any shares of its capital stock, and no such securities or obligations are outstanding.

         Section 5.5.      Consents and Approvals; No Violations.

         Except for (a) any applicable requirements of the Exchange Act, the HSR Act and any applicable filings under state securities, "Blue Sky" or takeover Laws; (b) the filing and recordation of a Certificate of Merger as required by the Delaware Code; and (c) those required filings, registrations, consents and approvals listed on Schedule 5.5, no filing or registration with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary or required in connection with the execution and delivery of this Agreement by BDCC or for the consummation by BDCC of the transactions contemplated by this Agreement. Assuming that all filings, registrations, permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by BDCC will (a) conflict with or result in any breach of any provision of the respective Certificate of Incorporation, bylaws or other organizational documents of any of the BDCC Companies; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the loss of a benefit under, or result in the creation of a Lien on any property or asset of the BDCC Companies under, any of the terms, conditions or provisions of any Contract or other instrument or obligation to which any of the BDCC Companies is a party or by which it or any of them or any of their properties or assets may be bound; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the BDCC Companies or any of their properties or assets; except, in the case of subsection (c) above, for violations, breaches or defaults that would not have a Material Adverse Effect on the BDCC Companies or that will not prevent or delay the consummation of the transactions contemplated hereby.

         Schedule 5.5 hereto sets forth all consents which are required pursuant to Coal Leases or Contracts to which BDCC or its Subsidiaries are a party as a result of the transactions contemplated by this Agreement. BDCC shall obtain such consents prior to the Closing Date, without any changes adverse to Acquiror or its Subsidiaries, provided, however, that to the extent obtaining any consent requires guarantees or assurances from Acquiror, such guarantees or assurances shall not be unreasonably withheld.

         Section 5.6.      Reports.

         The BDCC SEC Reports complied, as of their respective dates of filing, in all material respects with all applicable requirements of the Exchange Act, the Securities Act and the rules and regulations of the SEC promulgated thereunder. As of their respective dates, none of the BDCC SEC Reports, including, without limitation any exhibits thereto or financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein not misleading in light of the circumstances under which they were made. Each of the balance sheets (including the related notes and schedules) included or incorporated by reference in the BDCC SEC Reports fairly presented the consolidated financial position of the BDCC Companies as of the respective dates thereof, and the other related financial statements (including the related notes and schedules) included or incorporated by reference therein fairly presented the consolidated results of operations and cash flows of the BDCC Companies for the respective fiscal periods or as of the respective dates set forth therein. Each of the financial statements (including the related notes and schedules) included or incorporated by reference in the BDCC SEC Reports (i) complied as to form with the applicable accounting requirements and rules and regulations of the SEC and (ii) was prepared in accordance with GAAP consistently applied during the period presented, except as otherwise noted therein and subject to normal year-end and audit adjustments in the case of any unaudited interim financial statements. Except for BDCC, none of the BDCC Companies is required to file any forms, reports or other documents with the SEC, or any other foreign or domestic securities exchange or Governmental Authority with jurisdiction over securities Laws. Since March 31, 1995, BDCC has timely filed all reports, registration statements and other filings to be filed by it with the SEC. BDCC has heretofore delivered to Acquiror, in the form filed with the SEC, true and complete copies of BDCC's annual report on Form 10-K for the fiscal year ended March 31, 1997 and BDCC's quarterly report on Form 10-Q for the quarterly periods ended June 30, 1997, September 30, 1997 and December 31, 1997.

         The accounts receivable of the BDCC Companies as reflected in the BDCC SEC Reports (except those collected since the dates thereof in the ordinary course of business), are good and collectible without the necessity of legal process except to the extend reserved against on the financial statements included therein. To the Knowledge of BDCC and except for raw coal that must be processed, the coal inventories of the BDCC Companies reflected in the BDCC SEC Reports are in good, saleable condition and of marketable quality and are of kinds currently marketed by the BDCC Companies, and all such coal inventories have been reflected on the financial statements included in such reports at the lower of cost or market in accordance with GAAP.

         Section 5.7.      Absence of Undisclosed Liabilities.

         Except as disclosed on Schedule 5.7, neither BDCC nor any of its Subsidiaries has any liabilities of any nature, whether absolute, contingent or otherwise, and whether due or to become due (including, without limitation, all liabilities for Taxes) that should be reflected or reserved against in accordance with GAAP, and that are not adequately reflected or reserved against on the BDCC Current Balance Sheet, including the footnotes thereto, except such as have arisen in the ordinary course of business consistent with past practice since March 31, 1997.

         Section 5.8.      Absence of Certain Events.

         Except as set forth in the BDCC SEC Reports filed prior to the date of this Agreement or as otherwise specifically disclosed on Schedule 5.8, since March 31, 1997, the business of BDCC has been operated in the ordinary course and none of the BDCC Companies has suffered any change in its business, assets, liabilities, financial condition or results of operations that has had or is reasonably likely to have a Material Adverse Effect upon the BDCC Companies. Except as disclosed in the BDCC SEC Reports or on Schedule 5.8, or as otherwise specifically contemplated by this Agreement, there has not been since March 31, 1997: (a) any labor dispute that has had or is reasonably likely to have a Material Adverse Effect upon the BDCC Companies; (b) any entry by any of the BDCC Companies into any material Contract or transaction (including, without limitation, any borrowing, capital expenditure, sale of assets or any Lien made on any of the properties or assets of any of the BDCC Companies) that cannot be terminated within 30 days without penalty; (c) any change in the accounting policies or practices of BDCC; (d) any damage, destruction or loss, whether covered by insurance or not, that has had or is reasonably likely to have a Material Adverse Effect upon the BDCC Companies; (e) any material change in underwriting, pricing, actuarial or investment practices or policies; (f) any new, or amendment to any existing, employment, severance or consulting Contract, the implementation of, or any agreement to implement, any increase in benefits with respect to any BDCC Benefit Plans, or any alteration of any of the BDCC Companies' employment practices or terms and conditions of employment, in each case other than in the ordinary course of business consistent with past practice; (g) any issuance by any of the BDCC Companies of any shares of capital stock, or any repurchase or redemption by any of the BDCC Companies of any shares of their respective capital stock; or (h) any sale, lease or other disposition of, or execution and delivery of any agreement by any, BDCC Company contemplating the sale, lease or other disposition of, properties and assets of any BDCC Company other than in the ordinary course of business; (i) any merger or consolidation of any of the BDCC Companies with any other corporation, person or entity or any acquisition by any of the BDCC Companies of the stock or business of another corporation, partnership or other entity, or any action taken or any commitment entered into with respect to or in contemplation of any liquidation, dissolution, recapitalization, reorganization or other winding up of the business or operation of any of the BDCC Companies; (j) any borrowing, agreement to borrow funds or assumption, endorsement or guarantee of indebtedness by any of the BDCC Companies or any termination or material amendment of any evidence of indebtedness, contract, agreement, deed, mortgage, lease, license or other instrument, commitment or agreement to which any of the BDCC Companies is bound or by which any of them or their respective properties is bound other than in the ordinary course of business and consistent with past practices and other than any such borrowing, agreement to borrow, termination or amendment that would not have a material adverse effect; (k) any declaration or payment of any dividend on, or any other distribution with respect to, the capital stock of any of the BDCC Companies; (l) any Lien on any of the assets, tangible or intangible, of any of the BDCC Companies; or (n) any agreement to do any of the foregoing.

         Section 5.9.      Litigation.

         Except as set forth on Schedule 5.9, there are no civil, criminal or administrative actions, suits, claims, hearings, proceedings or investigations pending or, to the Knowledge of BDCC, threatened against or relating to any of the BDCC Companies at law or in equity, or before any Governmental Authority, that are reasonably likely to have a Material Adverse Effect upon the BDCC Companies or that seek restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         Section 5.10.     Proxy Statement.

         None of the information with respect to BDCC to be included in the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement or any amendments thereof or supplements thereto, and at the time of the BDCC Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by BDCC with respect to information supplied by Acquiror or any affiliate of Acquiror for inclusion in the Proxy Statement.

         Section 5.11.     Insurance.

         Schedule 5.11 contains a complete and correct list of all policies of property, fire and casualty, product liability, workers' compensation, automobile and other forms of insurance owned or held by the BDCC Companies and includes for each such policy its type, term, limits and retentions, deductibles, name of insurer, annual premiums, the aggregate remaining unused limits for each such policy giving effect to claims made and expected to be made thereunder and, for product liability policies, whether such policy is claims made coverage or occurrence-based coverage. All such policies (a) are in full force and effect with all premiums due having been paid in full and are sufficient for compliance by BDCC with all requirements of Law and all agreements to which BDCC is a party, (b) are valid, outstanding and enforceable policies, (c) insure against risks of the kind customarily insured against and
(d) provide that they will remain in full force and effect through the respective dates set forth on Schedule 5.11, subject to the cancellation rights specified in such policies. Except as set forth on Schedule 5.11, during the last two years, BDCC has not been denied any insurance coverage which it has requested, has made no material change in the scope or nature of its insurance coverage and has not received notice of any material increase in premiums for any of such policies nor of any termination or refusal to renew such policies. All policies of primary comprehensive general liability insurance and excess carriers insurance which insure against product liability claims which BDCC has maintained during the past five years are set forth on Schedule 5.11 including the same information with respect to such policies as is set forth for BDCC current policies. All vendors to BDCC which maintain vendor's endorsements on their liability insurance policies are set forth on Schedule 5.11. During the past five years, there has been no lapse in coverage of BDCC property, fire and casualty, product liability, workers' compensation, automobile, comprehensive general liability or other form of insurance carried by BDCC in the ordinary course of its business.

         Section 5.12.     Material Agreements.

         Schedule 5.12 contains a list of all Contracts to which any of the BDCC Companies is a party that are material to the BDCC Companies. All such Contracts were duly and validly executed by one of the BDCC Companies. None of the BDCC Companies is in breach or default under any such Contract. To the Knowledge of BDCC, no breach or default under any such Contract by any party thereto other than a BDCC Company has occurred. All Contracts to which BDCC or any of its Subsidiaries is a party or by which BDCC or any of its property is bound or affected, including, but not limited to, Contracts for the future purchase of mining supplies, equipment, or any other materials or goods (except for Contracts for purchases of materials or goods to meet immediate operating needs), Contracts for sales, agency or brokerage services, Contracts for future sale of coal or coal products to any customer or person, contract mining agreements or other contracts providing for the operation of facilities or properties, contracts for the washing, tippling or other processing of coal by or for third parties, or contracts for the trucking, transportation or transloading of coal, fire, theft, casualty, liability, Workers' Compensation, black lung and other insurance policies insuring BDCC or any of its Subsidiaries, loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, leases or lease purchase agreements to which BDCC or any of its Subsidiaries is a party or by which BDCC is bound (other than contracts requiring payment by, or payment to, any of the BDCC Companies of less than $25,000 per year) are valid, binding and enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to applicable limitations on the availability of equitable remedies, including considerations of public policy, are in full force and effect, and there exists no defalt which, after notice or lapse of time, or both, would result in a right to accelerate or loss of rights of BDCC or its Subsidiaries thereunder.

         Section 5.13.     Employee Benefit Plans.

         (a) Set forth on Schedule 5.13 is a true and complete list of each employee benefit plan as defined in Section 3(3) of ERISA and any other plan or arrangement, whether or not subject to ERISA, that provides deferred compensation, bonus, stock option, stock purchase, hospitalization, disability, severance, insurance or similar benefits (each, an "Employee Benefit Plan"), at any time contributed to, maintained or sponsored by or on behalf of any BDCC Company, for the benefit of any present or former employee, independent contractor, officer or director of any BDCC Company or with respect to which any BDCC Company has any liability or potential liability, which list identifies (i) each Employee Benefit Plan that is a "pension plan" (as defined in Section 3(2) of ERISA but not including a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (the "Pension Plans"), and denotes those Pension Plans (the "Qualified Plans") intended to be qualified under Section 401(a) of the Code, (ii) each Employee Benefit Plan that is a "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA (the "Multiemployer Plans") and (iii) each Employee Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA) (the "Welfare Plans"). True and complete copies of each Employee Benefit Plan have been delivered to the Acquiror. To the knowledge of the BDCC, each Employee Benefit Plan is enforceable in accordance with its terms.

         (b) Each Qualified Plan complies in all material respects with applicable law as of the date hereof, and the IRS has issued favorable determination letters to the effect that the forms of Qualified Plans (or predecessor plans) satisfy the requirements of Section 401(a) and related sections of the Code or an application for such a determination has been filed with the IRS. There are no facts or circumstances that would jeopardize or adversely affect in any material respect the qualification under Code Section 401(a) of any Qualified Plan. No Qualified Plan has been amended in a manner that would require security to be provided in accordance with Code Section 401(a)(29). As of the Effective Date, the present value of all liabilities of each Qualified Plan that would be benefit liabilities under ERISA Section 4001(a)(16) if benefits described in Code Section 411(d)(6) were included, will not exceed the then fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation of such plan).

         (c) As of the Effective Date, full payment will be made to each Employee Benefit Plan of all contributions that are required by any BDCC Company under the terms thereof, ERISA or the Code to be made on or prior to the Effective Date. No "accumulated funding deficiency" (as defined in ERISA Section 302 or Code Section 412), whether or not waived, exists or will exist as of the

Effective Date with respect to any Pension Plan.

         (d) Each Employee Benefit Plan (other than any Multiemployer Plan) has been administered substantially in accordance with its terms. In addition, each Employee Benefit Plan (other than any Multiemployer Plan) complies, and has been administered substantially in accordance with, any applicable provisions of ERISA and the Code and the rulings and regulations promulgated thereunder (including the continuation coverage requirements of group health plans under Code Section 4980(B) and ERISA Section 602), and all other applicable laws, and all reports, returns and other documentation that are required to have been filed with the IRS, the United States Department of Labor, PBGC or any other Governmental Authority (federal, state or local) have been filed on a timely basis, in each instance in which the failure to file such reports, returns and other documents would result in any material liability or obligation to any BDCC Company. No lawsuits or complaints to or by any person or Governmental Authority have been filed or, to the knowledge of BDCC, are contemplated or threatened, with respect to any Employee Benefit Plan (other than any Multiemployer Plan). To the knowledge of BDCC, all of the foregoing applies to any Multiemployer Plan.

         (e) No BDCC Company has received a notice of, or incurred, any withdrawal liability with respect to any Multiemployer Plan. Except as set forth in Schedule 5.13(e), no BDCC Company has an obligation to contribute to any "Multiemployer Plan."

         (f) No BDCC Company has incurred any material liability with respect to any Welfare benefits" (as defined in Code Section 419) including, without limitation, any liability for tax under Code Section 5000 that are not fully reflected in the BDCC SEC Reports. Except as required under Code Section 4980B(f) and ERISA Section 602, no BDCC Company is obligated on or after the Effective Date to provide or to pay any benefits to former employees or to their dependents or beneficiaries.

         Section 5.14.     Labor Matters.

         BDCC represents that it is not a party to or bound by any collective bargaining agreement or other agreement or obligation of any sort with any labor union. Set forth on Schedule 5.14 is a true and complete list of all labor and collective bargaining agreements to which BDCC or its Subsidiaries have been a party, together with amendments thereto. BDCC represents that it is no longer bound by any provision of the agreements listed on Schedule 5.14 and that it does not retain any obligations or liabilities of any sort, contractual or otherwise, as a result of having been a party to such agreements. There are no strikes or other work stoppages involving any employees of BDCC or any of its Subsidiaries and there are no material labor disputes by any labor organization in progress or pending or, to its knowledge, threatened against BDCC or any of its Subsidiaries that would constitute a Material Adverse Effect. To its knowledge, BDCC and its Subsidiaries are in compliance with all applicable laws and regulations in respect of employment and employment practices, terms and conditions of employment, wages and hours, occupational safety, health or welfare conditions relating to premises occupied, and civil rights, non-compliance with which would constitute a Material Adverse Effect. There are no charges of unfair labor practices pending before any Governmental Authority involving or affecting BDCC or any of its Subsidiaries that would constitute a Material Adverse Effect. It has not been notified that any customer or supplier (including any supplier of transportation services) of BDCC or any Subsidiary is involved in or threatened with or affected by any strike or other labor disturbance or dispute, litigation or administrative proceeding or judgment, order, injunction, decree or award, the consequences of which would constitute a Material Adverse Effect.

         Section 5.15.     Employment Matters.

         Set forth on Schedule 5.15 is a true and complete list (and BDCC has made available to Acquiror) (i) a description of the terms of employment and compensation arrangements of all officers of BDCC and a copy of each such agreement currently in effect; (ii) copies of all agreements with consultants obligating BDCC to make annual cash payments in an amount exceeding $25,000
(iii) a schedule listing all officers of BDCC who have executed a non-competition agreement with BDCC and a copy of each such agreement currently in effect; (iv) copies (or descriptions) of all severance agreements, programs and policies of BDCC with or relating to its employees, except programs and policies required to be maintained by law; and (v) copies of all plans, programs, agreements and other arrangements of BDCC with or relating to its employees which contain change in control provisions. Except as set forth on
Schedule 5.15, BDCC is not a party to or bound by any severance, golden parachute or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby that would not be deductible for federal income tax purposes under Section 280G of the Code or another section of the Code.

         Section 5.16.     Takeover Statute.

         The Board of Directors of BDCC has taken all actions so that the restrictions contained in Section 203 of the Delaware Code applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

         Section 5.17.     Tax Matters.

         Except as set forth on Schedule 5.17:

         (a) BDCC and each of its Subsidiaries are members of the affiliated group, within the meaning of Section 1504(a) of the Code, of which BDCC is the common parent, and such affiliated group files a consolidated federal income tax return;

         (b) Each of BDCC and its Subsidiaries has timely filed or caused to be filed all material Tax Returns required to have been filed by or for it, and all information set forth in such Tax Returns (including, without limitation, the computation of all net operating loss, credit, and other carryovers) is accurate and complete in all material respects;

         (c) Each of BDCC and its Subsidiaries has paid or made adequate provision on its books and records in accordance with GAAP for all Taxes covered by such Tax Returns;

         (d) None of BDCC and its Subsidiaries has granted (or is subject to) any waiver that is currently in effect of the period of limitations for the assessment of any Tax; no unpaid Tax deficiency has been assessed or asserted against or with respect to BDCC or any of its Subsidiaries by any Governmental Authority; no power of attorney relating to Taxes that is currently in effect has been granted by or with respect to BDCC or any of its Subsidiaries; there are no currently pending administrative or judicial proceedings, or any deficiency or refund litigation, with respect to Taxes of BDCC or any of its Subsidiaries; and any such assertion, assessment, proceeding or litigation disclosed on Schedule 5.17 is being contested in good faith through appropriate measures, and its status is described in Schedule 5.17;

         (e) None of BDCC and its Subsidiaries is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments, that would not be deductible by reason of Section 162(m) or Section 280G of the Code.

         (f) The IRS has examined the federal income tax returns for the BDCC Companies for all years up to and including the year ended March 31, 1979, and, except as set forth on Schedule 5.17 has finally determined all Taxes thereon, all of which have been paid;

         (g) Each of BDCC and its Subsidiaries is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements;

         (h) There are no unpaid Taxes due and payable by BDCC, any of its Subsidiaries, or any other person that are or could become a lien on any asset, or otherwise adversely affect the business, properties, or financial condition, of BDCC or any of its Subsidiaries;

         (i) None of the BDCC and its Subsidiaries has made or entered into, or holds any asset subject to, a consent filed pursuant to Section 341(f) of the Code or a "safe harbor lease" subject to former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended before the Tax Reform Act of 1984; and

         (j) None of BDCC and the Subsidiaries is required to include in income any amount for an adjustment pursuant to Section 481 of the Code.

         Schedule 5.17 describes all material, currently effective Tax elections, consents, and agreements made by or affecting BDCC or any of its Subsidiaries, lists all material types of Taxes paid and Tax returns filed by or on behalf of BDCC or any of its Subsidiaries, and expressly indicates each Tax with respect to which BDCC or any of its Subsidiaries is or has been included in a consolidated, unitary, or combined Tax Return.

         Section 5.18.     Compliance with Law.

         (a) The conduct of the business of each of the BDCC Companies and its use of its assets has not violated or conflicted with or is not in violation of any Law, which violation or conflict is reasonably likely to have a Material Adverse Effect on the BDCC Companies. None of the BDCC Companies has received any notice asserting or alleging a violation or failure to comply with any Law where such violation or failure to comply is reasonably likely to have a Material Adverse Effect on the BDCC Companies. Each of the BDCC Companies possesses all mining permits and all other material permits, licenses, authorizations, certificates, franchises, orders, consents or other indicia of authority required by any Governmental Authority or otherwise necessary in order to conduct its business and operations as presently conducted by the BDCC Companies (the "BDCC Licenses"), all of which are listed on Schedule 5.18 or 5.25. Each of the BDCC Companies is in material compliance with the terms and conditions of the BDCC Licenses, and all the BDCC Licenses are in full force and effect. No proceeding is pending or, to the Knowledge of BDCC, threatened that is reasonably likely to result in the suspension, revocation or limitation of any of the BDCC Licenses.

         (b) Except with respect to items set forth on Schedule 5.18, to the Knowledge of BDCC, none of the BDCC Companies, nor any past or present lessor, sublessor, lessee, sublessee, owner, occupant, contract miner or operator of the Mineral Properties and the other Fee Property and Leased Property (collectively, the "Real Property Interests") for which any of the BDCC Companies is presently responsible as a matter of law (such persons or entities, being referred to in this Agreement as "Operators"), are in any material respect, out of lawful compliance with, or are in default under, any federal, state or local laws, ordinances, requirements, rules, regulations, licenses, permits, orders, injunctions, judgments, or decrees applicable to the Real Property Interests or business operations, now or previously conducted thereon (the "Company Operations"), such that any such noncompliance or default would result in (a) closure of any mine, (b) revocation of any license or permit, including the Mining Permits and the BDCC Licenses, the loss of which could have a Material Adverse Effect, (c) material impairment of the ability of any BDCC Company or any Operator to carry out its business, or (d) exposure of any BDCC Company or any Operator to the imposition of any fines or other civil or criminal or monetary penalties in excess of an aggregate of one hundred thousand dollars ($100,000), for any violation or series of violations of such laws, ordinances, requirements, rules, regulations, licenses, permits, orders, injunctions, judgments or decrees.

         (c) BDCC has made available to Acquiror true and complete copies of (a) all of the current mining permits held by each of the BDCC Companies or the Operators (to the extent in BDCC's possession) covering the Real Property Interests and the Company Operations, (all such mining permits being referred to herein as the 'Mining Permits"), together with a list of all pending applications for additional mining permits which have been submitted to any governmental agency.

         (d) Schedule 5.18 contains a true and complete list of all of the material citations, notices of non-compliance, cessation orders, notices of violation and consent decrees that remain outstanding and were received by any of the BDCC Companies or the Operators (to the extent in BDCC's possession) with respect to the Real Property Interests and the Company Operations from the Federal Office of Surface Mining ("OSM"), the Federal Mine Safety and Health Administration ("MSHA") or any other environmental or health and safety regulatory agency (federal, state or local) having jurisdiction over the Real Property Interests or the Company Operations. Except as set forth on Schedule 5.18 none of the BDCC Companies or, to the Knowledge of BDCC, the Operators are subject to any cessation orders or cease or desist orders issued by OSM, MSHA or any such other regulatory agency with respect to the Real Property Interests or the Company Operations.

         (e) To the Knowledge of BDCC, and except as disclosed on Schedule 5.18, the BDCC Companies and the Operators are in compliance in all material respects with all applicable and valid requirements of the Mining Permits.

         (f) Except as disclosed on Schedule 5.18, to the Knowledge of BDCC, the BDCC Companies and the Operators have complied in all material respects with all, and are not in default under any federal, state or local laws, ordinances, requirements, rules, regulations, licenses, permits, orders, injunctions, judgments or decrees applicable to such entity or to its business operations, including worker's compensation, black lung, the American's with Disabilities Act and the Coal Industry Retiree Health Benefits Act of 1992, Pub. L. No. 102-486, 26 U.S.C. ss. ss. 9701-9722, except for such instances of non-compliance or default that will not have a Material Adverse Effect.

         Section 5.19.     Fees and Expenses of Brokers and Others.

         None of the BDCC Companies is directly or indirectly committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or has retained any broker or other intermediary to act directly or indirectly on its behalf in connection with the transactions contemplated by this Agreement, except that BDCC has engaged the Financial Advisor to represent it in connection with such transactions, and shall pay all the fees and expenses to which the Financial Advisor is entitled in connection with such engagement. BDCC has provided to Acquiror true and complete copies of any Contracts to which any of the BDCC Companies is a party relating to the engagement of the Financial Advisor. In addition, set forth on Schedule 5.19 is an estimate of the fees and expenses that will be payable by BDCC to its other advisors and intermediaries in connection with this Agreement and the transactions contemplated hereby.

         Section 5.20.     Accuracy of Information.

         The representations and warranties of the Company in this Agreement, as supplemented and modified by the Company Disclosure Schedule, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein not misleading.

         Section 5.21.     Properties.

         (a) Owned Real Property. BDCC and each of its Subsidiaries has good and marketable title to all real property owned or purported to be owned by it or its Subsidiaries which is used or projected to be used by it or its Subsidiaries or any other person in connection with its mining activities (the "Fee Property"). The Fee Property is listed on Schedule 5.21(a). As used herein "good and marketable title" shall mean title which is free from encumbrances and any reasonable doubt as to its validity excepting only those imperfections of title and encumbrances, if any, which do not constitute a Material Adverse Effect.

         (b) Leased Real Property. Set forth on Schedule 5.21(b) hereto is a list of all real property leased by BDCC in connection with its business (the "Leased Property") which is subject to leases (the "Coal Leases") pursuant to which such BDCC Company leases the properties and possesses the mining rights described therein (the "Mineral Properties"). BDCC and each of its Subsidiaries has good and marketable leasehold title to all the Leased Property and the Leased Property is not subject to any restrictions on transfer or use, except as created by the lease or license pursuant to which BDCC or its Subsidiaries holds the Leased Property or as would not constitute a Material Adverse Effect. True and complete copies of the Coal Leases have been made available to Acquiror. To the Knowledge of BDCC, each of the Coal Leases is validly executed and in full force and effect. Except as set forth on Schedule 5.21(b), there is no default by any of the BDCC Companies with respect to the Coal Leases or, to the Knowledge of BDCC, by any of the other parties to the Coal Leases, nor has any event occurred which, with notice, the passage of time or both would constitute such a default. Except as disclosed on Schedule 5.21(b), the BDCC Companies have received no written notice of any adverse claims to the Coal Leases or mining rights described in the Coal Leases, nor have the BDCC Companies received any notice of default. Except as listed on Schedule 5.21(b), to BDCC's Knowledge, there are no disputes with persons owning or occupying lands adjoining or near any of the Mineral Properties regarding the location boundary lines, encroachments, blasting damage, environmental matters or any other matter of any nature for which any of the BDCC Companies have received written notice. As used herein "good and marketable leasehold title" shall mean a valid and subsisting leasehold interest which is free from encumbrances and any reasonable doubt as to its validity excepting only those imperfections of title and encumbrances, if any, which do not constitute a Material Adverse Effect.

         (c) Facilities and Improvements. BDCC and each of its Subsidiaries has good and marketable title (as defined in Section 5.21(a)) to all preparation plants, loadouts, tipples, docks and other facilities material to its operations (the "Facilities") owned or purported to be owned by BDCC or its Subsidiaries, and good and marketable leasehold title (as defined in Section 5.21(b)) to the Facilities which are leased by BDCC or its Subsidiaries. All of the Facilities, and the use presently being made of the Fee Property and the Leased Property, comply with all applicable zoning and building code ordinances and all applicable fire, environmental, occupational safety and health standards and similar requirements established by law or regulation, except as would not constitute a Material Adverse Effect.

         (d) Reserve Information. The coal reserve information dated as of March 31, 1997, furnished by BDCC to Acquiror and described on Schedule 5.21(c) has been prepared in accordance with prudent and accepted engineering practices and BDCC is not aware of any inaccuracies in such information that would constitute a Material Adverse Effect.

         (e) Equipment and Other Personalty. BDCC and each of its Subsidiaries has good and marketable title (as defined in Section 5.21(a)) to the equipment, machinery, vehicles, rolling stock, supplies inventory and other tangible personal property used by BDCC or its Subsidiaries in its business and material to its operations (the "Personalty") which is owned by BDCC and good and marketable leasehold title (as defined in Section 5.21(b)) to the Personalty used in its business which is leased. Schedule 5.21(e) contains a list of all machinery and equipment owned by the BDCC Companies (other than fixtures) with an individual book value of over one hundred thousand dollars ($100,000). All such Personalty shall remain where currently located until the Closing Date. Except as set forth in Schedule 5.21(e) hereto, to the Knowledge of BDCC, all buildings, structures, machines and equipment used in BDCC's and the Subsidiaries' operations have been maintained in all material respects in a state of adequate repair and are otherwise generally adequate for their normal operation. Except as set forth in Schedule 5.21(e), neither BDCC nor any of the Subsidiaries has received any notice that any such buildings, structures, machines and equipment do not substantially conform in all respects with all applicable ordinances, regulations and zoning or other laws, and such Personalty considered as a whole is in all respects in good working order, and, to the Knowledge of BDCC, there is no pending or threatened condemnation of any material part of the Real Property Interests.

         Section 5.22.     Intellectual Property.

         BDCC or a BDCC Company owns, has registered or has, and after the Effective Time will have, valid rights to use, free and clear of any Liens, such trademarks, service marks, trade names, copyrights and computer software, programs and similar systems as are material to the operation of the respective businesses, operations or affairs of the BDCC Companies. To the Knowledge of BDCC, none of the BDCC Companies is infringing upon any third party's trademarks, service marks, trade names, copyrights or any application pending therefor or any proprietary computer software, programs or similar systems which infringement has or is reasonably likely to have a Material Adverse Effect on the BDCC Companies.

         Section 5.23.     Fairness Opinion.

         BDCC has received the written opinion of the Financial Advisor, to the effect that, as of the date hereof, the consideration to be received by the holders of BDCC Common Stock pursuant to the Merger is fair, from a financial point of view, to the minority shareholders of BDCC. BDCC has previously delivered to Acquiror a copy of such opinion.

         Section 5.24.     Vote Required.

         The affirmative vote of the holders of a majority of the outstanding shares of BDCC Common Stock entitled to vote thereon is the only vote of the holders of any class or series of capital stock of BDCC necessary to approve this Agreement and the transactions contemplated hereby.

         Section 5.25.     Environmental.

         (a) Surface Mining Permits. BDCC and each of its Subsidiaries, and to the Knowledge of BDCC each of its contract miners, is in compliance with all of the current permits (the "Surface Mining Permits") held by BDCC or any such Subsidiary, or such contract miner, issued pursuant to the Surface Mining Control and Reclamation Act of 1977, as amended, or pursuant to an equivalent state regulatory program granted primacy under the provisions of 30 U.S.C. (S) 1253 (collectively, the "Surface Mining Laws"), including the mining plans as respects reclamation, coal processing and related activities as submitted to the Office of Surface Mining or any state equivalent agency having jurisdiction over a state program granted primacy under the provisions of 30 U.S.C. (S) 1253 (the "Surface Mining Enforcement Agency") to obtain the Surface Mining Permits, the failure to be in compliance with which would constitute a Material Adverse Effect. All of the Surface Mining Permits of BDCC and each of its Subsidiaries and such contract miners are listed on Schedule 5.25. Neither BDCC nor any of its Subsidiaries nor, to the Knowledge of BDCC, any such contract miner, has been subjected to or is as of the date hereof subject to any bond forfeiture, permit suspension or revocation proceedings instituted by any Surface Mining Enforcement Agency and neither BDCC nor, to the knowledge of BDCC, any of its Subsidiaries nor any such contract miner is presently "permit-blocked" in any state or under the federal Applicant Violator System.

         (b) Use and Condition of Real Property. Except for valid grandfathered nonconforming uses, the operations on, conditions of and use of all of the real property owned, leased, controlled or used by BDCC and each of its Subsidiaries in its business have conformed in the past and now conform to all, and give rise to no liability under, any federal, state and local laws, ordinances, requirements, regulations, licenses, permits, judicial or administrative orders, injunctions, judgements and decrees relating to zoning, land use, mining, health, safety or the environment including, without limitation, those pertaining to Hazardous Materials (as hereinafter defined), subsidence, water drainage, treatment or impoundment, reclamation and all other restrictions and covenants regarding the use of any real property owned, leased, controlled or used by BDCC or any of its Subsidiaries in its business, the failure to conform or to comply with which would constitute a Material Adverse Effect. The term "Hazardous Materials" shall mean (A) "hazardous wastes" as defined in the Resource Conservation and Recovery Act ("RCRA"); (B) "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"); (C) gasoline, petroleum or other hydrocarbon product, by-products, derivatives, additives or fractions (including used or spent products); (D) "chemical substances" as defined in the Toxic Substance Control Act ("TSCA"); (E) asbestos; (F) Polychlorinated Biphenyls; and (G) any radioactive materials or substances. The real property owned, leased, controlled or used by BDCC and each of its Subsidiaries in BDCC's business is free of any waste or debris or Hazardous Materials, except as would not constitute a Material Adverse Effect.

         (c) Releases and Arranging for Disposal of Hazardous Materials. There have been no releases (as "release" is defined under any applicable federal, state or local Environmental Law) of Hazardous Materials (A) by BDCC or any of its Subsidiaries, or (B) by any other person or entity at, on, in, from, under, over or in any way affecting any real property owned, leased, controlled or used by BDCC or any of its Subsidiaries in its business, an adjacent site or facility, or any other real property which may have been owned, leased, controlled or used in the past by BDCC or any of its Subsidiaries, other than in each case such releases which would not constitute a Material Adverse Effect. BDCC has not disposed, or caused the disposal, of Hazardous Materials in a manner that would constitute a Material Adverse Effect.

         (d) Production, Storage and Disposal of Hazardous Materials. No real property owned, leased, controlled or used by BDCC or any of its Subsidiaries in its business has been or is being used to produce, manufacture, process, generate, store, treat, dispose of, manage, ship or transport Hazardous Materials other than as would not constitute a Material Adverse Effect.

         (e) Safety Matters. BDCC and each of its Subsidiaries have complied with the requirements of the Federal Mine Safety and Health Act of 1977, as amended, and all applicable similar or related statutes of any state and have complied with all applicable federal, state or local laws, ordinances, requirements, rules, regulations, licenses, permits, orders, injunctions, judgments, or decrees pertaining to mine safety and health, the failure to comply with which would constitute a Material Adverse Effect.

         Section 5.26.     Certain Reserves.

         The reserves of the BDCC Companies for workers' compensation and occupational disease and liabilities under the Act, as reflected in the BDCC SEC Reports, have been determined in accordance with GAAP consistently applied. BDCC has delivered to Acquiror all data and information regarding claims for workers compensation and occupational disease and for BDCC's liabilities under the Act.

                                   ARTICLE VI

                                    COVENANTS

         Section 6.1.      Conduct of the Businesses of Acquiror and BDCC.

         (a) Except as otherwise expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, BDCC will conduct, and will cause each of its Subsidiaries to conduct, their respective operations according to their ordinary and usual course of business and consistent with past practice, and will use their respective reasonable best efforts (i) to preserve intact, as appropriate in the ordinary course of business consistent with past practice, their respective business organizations, to keep available the services of their officers, employees and agents, including without limitation their current product distribution systems, to maintain in effect any licenses, franchises, authorizations or similar rights material to the businesses of the BDCC Companies and to preserve the goodwill of those having relationships with any of the BDCC Companies; and (ii) to cooperate with Acquiror in jointly communicating with BDCC's employees, customers, vendors and other contracting parties regarding the Merger and continuing operations after consummation of the Merger. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, BDCC will not, and will cause each of its Subsidiaries not to, without the prior written consent of Acquiror:

                  (i) amend its Certificate of Incorporation, bylaws or other organizational documents;

                  (ii) authorize for issuance or issue, sell, pledge, transfer, dispose of or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights

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


to purchase or otherwise) any capital stock of any class or series or any other securities;

                  (iii) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities or any securities of its respective Subsidiaries;

                  (iv) (A) incur or assume any obligations or additional indebtedness for borrowed money, (with the exception of borrowings under BDCC's existing credit agreement made in the ordinary course of business and consistent with past practice); (B) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any Person, other than a direct or indirect wholly-owned Subsidiary of BDCC or the endorsement of checks in the ordinary course of business consistent with past practice; or (C) other than in the ordinary course of business consistent with past practice, (i) make any material loans, advances or capital contributions to, or investments in, any other Person or (ii) enter into any Contract, or alter, amend, modify or exercise any option under any existing Contract, other than in connection with the transactions contemplated by this Agreement;

                  (v) adopt or amend (except as may be required by Law or as provided in this Agreement) any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, or (except for annual salary increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense) increase the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or enter into any Contract, agreement, commitment or arrangement to do any of the foregoing;

                  (vi) acquire, sell, pledge, transfer, assign, license, lease or dispose of any material assets outside the ordinary course of business consistent with past practice;

                  (vii) take any action other than in the ordinary course of business consistent with past practice and in a manner consistent with past practice with respect to accounting policies or practices, or make any Tax election or change any Tax accounting method;

                  (viii) except for the payment of professional fees, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in BDCC's consolidated financial statements for the year ended March 31, 1997, or incurred in the ordinary course of business consistent with past practice since the date thereof;

                  (ix) take any action that would or is reasonably likely to result in any of the conditions set forth in Article VII hereof not being satisfied as of the Closing Date; or

                  (x) agree in writing or otherwise to take any of the foregoing actions.

         (b) Except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither Acquiror nor Merger Subsidiary will, without the prior written consent of BDCC, take or agree to take, any action that would or is reasonably likely to result in any of the conditions set forth in Article VII hereof not being satisfied as of the Closing Date.

         (c) BDCC will promptly advise Acquiror in writing of the occurrence of any Material Adverse Effect, or any event or condition that in the judgment of the persons listed on Schedule 1.40 is reasonably likely to result in a Material Adverse Effect with respect to the BDCC Companies.

         Section 6.2.      No Solicitation.

         (a) Except as set forth below, BDCC shall not, nor shall BDCC authorize or permit any of its affiliates, officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person (other than Acquiror, Merger Subsidiary, or any affiliate or designee of Acquiror or Merger Subsidiary) with respect to, or take any action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to constitute, any Acquisition Proposal (as defined in subsection
(c) below); BDCC, its affiliates, officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any Acquisition Proposal.

         (b) BDCC's Board of Directors shall not withdraw its recommendation of the transactions contemplated hereby or approve or recommend any Acquisition Proposal in each case unless such action is necessary in order for BDCC's Board of Directors to fulfill its fiduciary obligations under applicable law.

         (c) "Acquisition Proposal" means a proposal that would result in the occurrence of any of the following events: (i) the acquisition of BDCC or any Subsidiary by merger or otherwise by any Person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Acquiror, Merger Subsidiary or any affiliate thereof ("Third Party"); (ii) the acquisition by a Third Party of 10% or more of the total assets of the BDCC Companies, in a single transaction or series of transactions; (iii) the acquisition by a Third Party of 10% or more of the outstanding shares of BDCC Common Stock or the outstanding capital stock of any Subsidiary of BDCC; (iv) any tender offer or exchange offer for 10% or more of the outstanding shares of BDCC Common Stock or the filing of a registration statement under the Securities Act in connection therewith; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         Section 6.3.      Proxy Statement.

         (a) BDCC shall, as soon as practicable following the execution of this Agreement, prepare and file with the SEC a draft of the Proxy Statement together with a form of proxy (in a form mutually agreeable to Acquiror and BDCC) as preliminary proxy materials under the Exchange Act. Acquiror and BDCC shall cooperate to respond promptly to any comments made by the SEC with respect thereto. Each of Acquiror and Merger Subsidiary shall furnish to BDCC such information relating to it and its affiliates and the transactions contemplated by this Agreement and such further and supplemental information as reasonably may be requested by BDCC to aid it in the preparation of the preliminary proxy materials, the Proxy Statement or any amendment or supplement thereto. The Proxy Statement shall include the recommendation of BDCC's board of directors that the holders of BDCC Common Stock approve this Agreement and the transactions contemplated by this Agreement, in each case unless otherwise required by the fiduciary duties of the directors under applicable Law. Each of Acquiror and Merger Subsidiary agrees that the information provided and to be provided by and on behalf of it, and BDCC agrees that the information provided and to be provided by and on behalf of the BDCC Companies, for use in the Proxy Statement, shall, on the date the Proxy Statement is filed with the SEC, and first mailed to holders of BDCC Common Stock, and on the date of the Special Meeting, be true and correct in all material respects and shall not misstate or omit to state any material fact necessary in order to make such information not misleading, and Acquiror, Merger Subsidiary and BDCC each agree to correct as promptly as practicable any information provided by it for use in the Proxy Statement that shall have become false or misleading in any material respect. The Proxy Statement shall comply as to form in all material respects with all applicable requirements of Law.

         (b) Upon resolution of any SEC comments with respect to the preliminary proxy materials, BDCC shall cause the Proxy Statement to be filed with the SEC and mailed to holders of BDCC Common Stock at the earliest practicable time. Unless otherwise required by the fiduciary duties of BDCC's board of directors under applicable Law, BDCC shall use its best efforts (including, without limitation, retention of a proxy solicitation firm of national reputation and acceptable to Acquiror in its reasonable discretion) to solicit from holders of BDCC Common Stock proxies in favor of approval of this Agreement.

         If, at any time when the Proxy Statement is required to be delivered under the Exchange Act, any event occurs as a result of which the Proxy Statement as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to supplement the Proxy Statement to comply with the Exchange Act or the rules thereunder, Acquiror and BDCC will cooperate to permit BDCC promptly to prepare and file with the SEC and mail to holders of BDCC Common Stock a supplement that will correct such statement or omission or effect such compliance.

         Section 6.4.      Access to Information; Confidentiality.

         Between the date of this Agreement and the Effective Time, BDCC will
(i) give Acquiror and its authorized representatives reasonable access during normal business hours, subject to coordination with BDCC, to all facilities and to the officers, employees, properties, Contracts, customers, vendors, and books and records of the BDCC Companies, (ii) permit Acquiror to make such inspections as it may reasonably request and (iii) cause its officers and those of its Subsidiaries to furnish such financial and operating data and other information with respect to its businesses and properties as from time to time reasonably may be requested. Subject to Section 6.7 hereof, all such information shall be kept confidential.

         Section 6.5.      Reasonable Efforts; Cooperation.

         Subject to the terms and conditions herein provided and subject to fiduciary obligations under applicable Law, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement. Acquiror, Merger Subsidiary and BDCC will execute any additional instruments reasonably necessary to consummate the transactions contemplated hereby. In addition, BDCC agrees to consult and work cooperatively with representatives of Acquiror with respect to all strategic and operating plans of the BDCC Companies.

         Section 6.6.      Consents.

         Acquiror and BDCC each shall use its best efforts to obtain such consents, approvals and authorizations of all third parties and Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement.

         Section 6.7.      Public Announcements.

         The parties hereto have agreed upon the text of a joint press release announcing, among other things, the execution of this Agreement, which joint press release shall be disseminated promptly following the execution hereof. Acquiror and BDCC will consult with each other before issuing or making, and will provide each other the opportunity to review and comment upon, any additional press release or public statement with respect to this Agreement, the Merger or the transactions contemplated herein and shall not issue any such press release or make any such public statement prior to such consultation or as to which the other party promptly and reasonably objects, except as may be required by Law (as determined in good faith by the party proposing to issue the press release or public statement), in which case the party proposing to issue such press release or make such public announcement shall use its best efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

         Section 6.8.      Employee Benefit Matters.

         The BDCC Companies shall take any and all actions necessary to amend the Employee Benefit Plans as of the Effective Time to remove or modify all provisions therefrom that make available BDCC Common Stock as an investment option or an investment measure or that authorize the issuance or open-market purchases of shares of BDCC Common Stock. Notwithstanding anything to the contrary in this Agreement, the BDCC Companies shall take any and all actions necessary to amend or modify the Employee Benefit Plans as of the Effective Time to comply with the provisions of this Section 6.8. At the discretion of Acquiror, employees who are employed on the date 30 days following the Closing Date, will be covered either by the Employee Benefit Plans or by Acquiror's benefit plans offered to similarly situated employees of the Acquiror ("Acquiror Benefit Plans"). With respect to any such employee and his beneficiaries and dependents, Acquiror's welfare benefit plans (as defined in Section 3(1)) of ERISA (the "Acquiror's Welfare Plans") shall not include a waiting or eligibility period or a preexisting condition restriction or limitation and to the extent that such employees or their dependents or beneficiaries have satisfied any internal limits, deductibles or copayment requirements of the Welfare Plans for the year, such amounts will be credited toward the satisfaction of any such requirements under Acquiror's Welfare Plans. The Acquiror Benefit Plans will recognize for purposes of eligibility to participate, early retirement, and eligibility for vesting, service with the BDCC Companies, subject to applicable break-in-service rules, of all employees employed a BDCC Company on the Effective Date.

         Section 6.9.      Indemnification.

         (a) From and after the Effective Time, the Surviving Corporation (the "Indemnifying Party") shall, as to any claim or claims made or asserted (even if not resolved) prior to the third anniversary of the Effective Time, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time a director or officer of BDCC or any of its Subsidiaries (each, an "Indemnified Party") against (i) all losses, claims, damages, costs and expenses (including attorneys' fees), liabilities, judgments and settlement amounts that are paid or incurred in connection with any claim, action, suit, proceeding, or investigation (whether civil, criminal, administrative or investigative and whether asserted or claimed prior to, at or after the Effective Time) that is based in whole or in part on, or arises in whole or in part out of, the fact that such Indemnified Party is or was a director or officer of BDCC or any of its Subsidiaries or in the case of a present or former director or officer of BDCC or a Subsidiary, a fiduciary of any employee benefit plan or arrangement of BDCC or any of its Subsidiaries and, in either case relates to or arises out of any action or omission occurring at or prior to the Effective Time ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent permitted under the Articles of Incorporation of BDCC, in the form attached to the Certificate of Merger; provided that the Indemnifying Party shall not be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld. Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising prior to or after the Effective Time), (i) the Indemnifying Party will pay expenses in advance of the final disposition of any such claim, action, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by applicable law provided that the person to whom expenses are advanced provides an undertaking to repay such advance if it is ultimately determined that such person is not entitled to indemnification; (ii) the Indemnified Parties shall retain counsel reasonably satisfactory to the Indemnifying Party; (iii) the Indemnifying Party shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties (subject to the final sentence of this paragraph) promptly as statements therefor are received; and (iv) the Indemnifying Party shall use all commercially reasonable efforts to assist in the vigorous defense of any such matter. Any Indemnified Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Indemnifying Party, but the failure so to notify an

Indemnifying Party shall not relieve it from any liability which it may have under this paragraph except to the extent such failure irreparably prejudices such party. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict of any significant issue between the positions of any two or more Indemnified Parties.

         (b) The Surviving Corporation shall, until the third anniversary of the Effective Time, cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by BDCC and its Subsidiaries as of the date hereof (or policies of at least the same coverage and amounts containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred on or prior to the Effective Time; and in no event shall the coverage for the transactions contemplated hereby be excluded; provided that in no event shall the Surviving Corporation be obligated to expend in order to maintain or procure insurance coverage pursuant to this paragraph any amount per annum in excess of the aggregate premiums paid by BDCC and its Subsidiaries as of the date hereof for such purpose, but in such case shall purchase as much coverage as possible for such maximum annual amount; and provided, further, that in the event any claim or claims are asserted or made within such three-year period, the obligations of the Surviving Corporation to maintain in effect insurance shall continue until the disposition of any and all claims.

         (c) In the event that any action, suit, proceeding or investigation relating to this Agreement or to the transactions contemplated by this Agreement is commenced, whether before or after the Closing, the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto.

         (d) This Section 6.9 shall survive the Effective Time and is intended to benefit the Indemnified Parties and their successors and assigns and shall be binding on all successors and assigns of BDCC and the Surviving Corporation.

         Section 6.10.     Notice of Certain Events.

         BDCC shall give prompt written notice to Acquiror, and Acquiror shall give prompt notice to BDCC, of (a) the occurrence or nonoccurrence of any event or fact that would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (b) any failure of BDCC, Acquiror or Merger Subsidiary, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.10 shall not serve to cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice. After giving or receiving notice that any representation, warranty or covenant set forth herein has been breached or that any condition set forth in Article VII cannot be satisfied, the affected party shall have 10 business days to cure same or to demonstrate to the other party's reasonable satisfaction that such breach or condition both is curable and will be cured prior to the estimated Effective Time. If such party fails to cure or demonstrate such ability to cure such breach or satisfy such condition, the other party shall have the right to waive the breach or failure of condition unless the nature of such breach or failure of condition renders closing under this Agreement impossible. If such breach or failure of condition is not waived, this Agreement may be terminated in accordance with Section 8.1.

         Section 6.11.     Termination and Amendment of Certain Stock-Based
Plans.

         At or prior to the Effective Time, BDCC shall take such action and, as applicable, cause its Subsidiaries to take such action, as may be necessary to terminate the BDCC Stock Plan and to amend the BDCC 401(k) plan to eliminate the option to purchase BDCC Common Stock.

         Section 6.12.     Subsequent BDCC Reports.

         BDCC shall deliver to Acquiror, promptly upon the filing thereof, a copy of any reports, registration statements or other documents filed by BDCC with the SEC prior to the Effective Time.

         Section 6.13.     Vote on Merger.

         Acquiror and Merger Subsidiary agree to vote all shares of BDCC Common Stock owned by them in favor of the Merger.

                                   ARTICLE VII

               CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER

         Section 7.1. Conditions Precedent to Each Party's Obligation to Effect the Merger.

         The respective obligation of each party to consummate the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions precedent:

         (a) the transactions contemplated in this Agreement shall have been approved by the affirmative vote of a majority of the outstanding shares of BDCC Common Stock in accordance with the Delaware Code, and by Acquiror as sole shareholder of Merger Subsidiary;

         (b) no order, decree, Law or injunction shall have been enacted, entered, issued, promulgated or enforced by any court of competent jurisdiction or any other Governmental Authority that prohibits or delays the consummation of the Merger; provided, however, that the parties hereto shall use their best efforts to have any such order, decree or injunction vacated or reversed;

         (c) all applicable requirements of the Exchange Act shall have been satisfied and any applicable filings under state takeover or antitrust laws shall have been made; and

         (d) there shall have been obtained permits, consents and approvals of all Governmental Authorities referred to in Section 4.3 and Section 5.5 and the other transactions contemplated hereby will be in compliance with applicable Laws, and no such permit, consent or approval shall contain any condition that, in the judgment of Acquiror or BDCC reasonably exercised, could have a

Material Adverse Effect on the BDCC Companies or the transactions contemplated by this Agreement.

         Section 7.2.      Conditions Precedent to Obligations of BDCC.

         The obligation of BDCC to consummate the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent:

         (a) the representations and warranties of Acquiror and Merger Subsidiary contained in Article IV hereof shall be true and correct in all material respects when made and, except to the extent such representations and warranties by their terms relate only to a specified earlier date or time period, at and as of the Effective Time with the same force and effect as if those representations and warranties had been made at and as of such time, except as otherwise contemplated or permitted by this Agreement;

         (b) each of Acquiror and Merger Subsidiary shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by it on or before the Effective Time;

         (c) all corporate proceedings taken by Acquiror in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in all respects to BDCC and BDCC's counsel, and BDCC and BDCC's counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request;

         (d) all required authorizations, consents or approvals of any third party whose consent is required to permit Acquiror to perform its obligations under this Agreement shall have been received;

         (e) BDCC shall have received a certificate of the Chief Executive Officer of Acquiror and Merger Subsidiary, in form satisfactory to counsel for BDCC, certifying fulfillment of the matters referred to in paragraphs (a), (b) and (d) of this Section 7.2; and

         (f) BDCC shall have received the opinion of Hunton & Williams, counsel for Acquiror, dated the Effective Time in substantially the form attached hereto as Exhibit C.

         Section 7.3. Conditions Precedent to Obligations of Acquiror and Merger Subsidiary.

         The obligation of Acquiror and Merger Subsidiary to consummate the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent:

         (a) there shall have occurred no material adverse change in the business, assets, liabilities, financial condition or results of operations of the BDCC Companies from the date hereof to the Effective Time;

         (b) the representations and warranties of BDCC contained in Article V hereof shall be true and correct in all material respects when made and, except to the extent such representations and warranties by their terms relate only to a specified earlier date or time period, at and as of the Effective Time with the same force and effect as if those representations and warranties had been made at and as of such time, except as otherwise contemplated or permitted by this Agreement;

         (c) BDCC shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by it on or before the Effective Time;

         (d) All corporate proceedings taken by BDCC in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in all respects to Acquiror and Acquiror's counsel, and Acquiror and Acquiror's counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request;

         (e) there shall have been obtained all consents and approvals of any third party under any Contract with any of the BDCC Companies that are required in connection with the performance by BDCC of its obligations under this Agreement, except such consents and approvals the failure of which to have so obtained could not reasonably be expected to have a Material Adverse Effect on the BDCC Companies;

         (f) Acquiror shall have received a certificate of the President of BDCC, in form satisfactory to counsel for Acquiror, certifying fulfillment of the matters referred to in paragraphs (a), (b), (c) and (e) of this Section 7.3;

         (g) Acquiror shall have received the opinion of Baker, Donelson, Bearman & Caldwell, counsel for BDCC, dated the Effective Time in substantially the form attached hereto as Exhibit D; and

         (h) All officers and directors of each BDCC Company shall have delivered their resignations in writing to Acquiror.

                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER

         Section 8.1.      Termination.

         This Agreement may be terminated and the Merger contemplated hereby may be abandoned, notwithstanding approval thereof by the respective shareholders of BDCC and Acquiror, at any time prior to the Effective Time:

         (a) by mutual written consent of BDCC and Acquiror;

         (b) by BDCC or Acquiror, if the Effective Time shall not have occurred on or before

June 30, 1998, unless extended by the Board of Directors of both BDCC and Acquiror in accordance with Section 8.4 (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party who has breached in any material respect any of its representations, warranties, covenants or agreements under this Agreement and such breach has been the cause of or has resulted in the failure of the Effective Time to occur on or before such date);

         (c) by BDCC if there has been a material breach by Acquiror or Merger Subsidiary of any representation, warranty, covenant or agreement set forth in this Agreement or any certificate or other instrument delivered or furnished to BDCC pursuant hereto, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach (it being understood that disclosure after the date hereof is not deemed to cure any such breach);

         (d) by Acquiror if (i) the transactions contemplated by this Agreement shall have been voted on by the holders of BDCC Common Stock at the Special Meeting and the votes shall not have been sufficient to satisfy the condition set forth in Section 7.1(a) hereof, (ii) there has been a material breach by BDCC of any representation, warranty, covenant or agreement set forth in this Agreement or any certificate or other instrument delivered or furnished by BDCC pursuant hereto, which breach has not been cured within ten business days following receipt by BDCC of notice of such breach (it being understood that disclosure after the date hereof is not deemed to cure any such breach), or
(iii) the Board of Directors of BDCC should fail to call, give notice of, convene or hold the Special Meeting to vote upon the Merger, or should fail to recommend to its shareholders approval of the transactions contemplated by this Agreement or such recommendation shall have been made and subsequently withdrawn, amended or modified in a manner adverse to Acquiror, or shall have adopted a resolution to the foregoing effect; or

         (e) by BDCC or Acquiror, if any court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

         Section 8.2.      Effect of Termination.

         If this Agreement is so terminated and the Merger is not consummated, this Agreement shall forthwith become void and have no effect, without any liability on the part of either party or its directors, officers or shareholders, other than the provisions of Section 6.4 hereof, this Section 8.2 and Section 9.10 hereof. Notwithstanding the foregoing, nothing in this Section
8.2 shall relieve any party hereto of any liability for damages that such party may have by reason of such party's breach of any representation, warranty, covenant or agreement in this Agreement or any certificate or other instrument delivered pursuant hereto.

         Section 8.3.      Amendment.

         At any time before the Effective Time, this Agreement may be amended by action approved by the Boards of both BDCC and MergerSub, provided, however, that upon adoption of this Agreement by the holders of BDCC Common Stock and MergerSub, no amendment shall be made that would have any of the effects specified in Section 251(d) of the Delaware Code without the approval of the Shareholders adversely affected thereby. This Agreement may not be amended except by an instrument in writing signed on behalf of both of the parties hereto.

         Section 8.4.      Extension; Waiver.

         At any time prior to the Effective Time, either party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto by the other party hereto or (iii) waive compliance with any of the agreements or conditions contained herein by the other party hereto. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1.      Survival of Representations and Warranties.

         The representations and warranties made herein shall not survive beyond the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties that by its terms requires performance after the Closing.

         Section 9.2.      Brokerage Fees and Commissions.

         No broker, finder or investment banker (other than the Financial Advisor, whose fees shall be paid by BDCC) is entitled to any brokerage, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of BDCC; and no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

         Section 9.3.      Entire Agreement; Assignment.

         This Agreement and the Confidentiality Agreement between BDCC and Acquiror dated October 14, 1997, (a) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes, all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, except that Acquiror and/or Merger Subsidiary may assign its rights and obligations hereunder to a newly-formed direct or indirect wholly-owned Subsidiary of Acquiror, provided that any such assignment by Acquiror and/or Merger Subsidiary shall not relieve it of liability for breach of any of its obligations hereunder.

         Section 9.4.      Notices.

         All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         if to BDCC:

                  Blue Diamond Coal Company
                  341 E. Troy Circle
                  Knoxville, Tennessee  37919
                  Attention: Ted B. Helms
                             President

         with a copy to:

                  Baker, Donelson, Bearman & Caldwell
                  First Tennessee Building, 20th Floor
                  165 Madison Avenue
                  Memphis, Tennessee  38103
                  Attention: Matthew S. Heiter, Esq.

         if to Acquiror:
                  James River Coal Company
                  701 East Byrd Street
                  Suite 1100
                  Richmond, Virginia  23219
                  Attention: James B. Crawford
                             Chairman of the Board, President
                             and Chief Executive Officer

                  with a copy to:

                  Hunton & Williams
                  Riverfront Plaza, East Tower
                  951 East Byrd Street
                  Richmond, Virginia  23219
                  Attention:  T. Justin Moore, III, Esquire

         or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         Section 9.5.      Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Section 9.6.      Descriptive Headings.

         The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 9.7.      Parties in Interest.

         This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except as otherwise provided herein, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 9.8.      Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section 9.9.      Specific Performance.

         The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         Section 9.10.     Fees and Expenses.

         All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, whether or not the Merger is consummated, except as otherwise expressly provided in Section 8.2 hereof.

         Section 9.11.     Severability.

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                    JAMES RIVER COAL COMPANY



                                    By:  /s/ James B. Crawford
                                       ----------------------------------------
                                       Name:   James B. Crawford
                                       Title:  Chairman of the Board, President
                                               and Chief Executive Officer

                                    JAMES RIVER COAL MERGERSUB, INC.



                                    By:  /s/ James B. Crawford
                                       ----------------------------------------
                                       Name:    James B. Crawford
                                       Title:

                                    BLUE DIAMOND COAL COMPANY



                                    By:  /s/ Ted B. Helms
                                       ----------------------------------------
                                       Name:  Ted B. Helms
                                       Title: President

                                                EXHIBIT B TO AGREEMENT OF MERGER

                              CONTINGENCY AGREEMENT

         THIS CONTINGENCY AGREEMENT, dated as of _________, 1998 among Acquiror (this and other capitalized terms used herein have the meanings set forth in the Merger Agreement referred to hereinafter unless otherwise defined herein), BDCC, Hamilton Holdings, Ltd., as Shareholders' Representative (the "Shareholders' Representative") and [Paying Agent] (the "Agent"), provides:

         WHEREAS, Acquiror, Merger Subsidiary and BDCC have entered into an Agreement of Merger, dated as of February 11, 1998 (the "Merger Agreement"), that contemplates the merger of Merger Subsidiary with and into BDCC in accordance with the Merger Agreement; and

         WHEREAS, it is a condition to the obligations of Acquiror and BDCC under the Merger Agreement that this Contingency Agreement be entered into by the parties hereto; and

         WHEREAS, at the Effective Time, Merger Subsidiary will be merged into BDCC; and

         WHEREAS, a copy of the Merger Agreement has been delivered to Agent, and Agent is willing to act as Agent hereunder.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Additional Definitions.

         "Agent" shall mean [Paying Agent].

         "Bank" shall mean [L/C issuer].

         "Coal Act" shall mean the Coal Industry Retiree Health Benefit Act of 1992.

         "Contingency Amount" shall mean an amount equal to 50% of (i) the present value (discounted at 7%), as determined by the Evaluator, of the permanent reduction in the amount of the liability of the BDCC Companies under the Coal Act from the amount carried on the books of BDCC as of the date hereof in respect of such liability, that results solely from the occurrence of a Payment Event during the Term plus (ii) any refund of amounts previously paid by BDCC under the Coal Act, provided such refund (A) arises solely as a result of a Payment Event during the Term and (B) is paid to BDCC in cash or there is evidence reasonably satisfactory to Acquiror that such refund has been applied against future liabilities due by BDCC under the Coal Act. Such amount shall be computed net of 50% of (i) federal and state income taxes applicable to such reduction or refund calculated at the actual rates in effect at such time for the consolidated tax group of which BDCC is a member, (ii) all reasonable out of pocket expenses incurred by BDCC and Acquiror in their efforts to obtain any such reduction or refund and (iii) all out of pocket expenses incurred by Acquiror and BDCC in performing their obligations under this Agreement, including the expenses arising pursuant to Sections 5 and 8 hereof and all costs associated with issuing the Letter of Credit. The calculation of the Contingency Amount shall not be affected by any changes during the Term in the accounting treatment of the liability of the BDCC Companies under the Coal Act.

         "Contingency Fund" shall mean all amounts received by Agent from BDCC, from the issuer of a Letter of Credit in respect of draws thereunder and from returns of unclaimed Contingency Payments that Agent attempts to pay to Shareholders.

         "Contingency Payment(s)" shall mean all amounts paid by Agent to Shareholders pursuant to Section 3.

         "Evaluator" shall mean the firm selected by Acquiror and Shareholders' Representative pursuant to Section 2 hereof.

         "Letter of Credit" shall mean (i) the irrevocable, standby letter of credit issued by Bank in a stated amount equal to the Maximum Amount, substantially in the form of Exhibit I attached hereto, that has been delivered to Agent pursuant to Section 4 hereof, as the same may be renewed from time to time in accordance with the terms hereof or thereof, or (ii) any irrevocable, standby letter of credit issued to Agent that complies with the provisions of
Section 4(c).

         "Maximum Amount" shall have the meaning given in Section 2 hereof.

         "Payment Event" shall mean any occurrence of one of the following events:

                  (i) The expiration of 180 days after the effective date of U.S. federal legislation that has been enacted and passed into law which has the effect, in the judgment of the Evaluator, as determined pursuant to Section 2(a) hereof, of either (A) reducing the amount required to be paid to or on behalf of retirees or their beneficiaries or the number of retirees that the BDCC companies are required to compensate or (B) providing for a refund of premiums heretofore paid by BDCC under the Coal Act and which legislation is not at the time the subject of any legal challenge before a court of competent jurisdiction, except any challenge that may be filed by the Acquiror or any of its affiliates; or

                  (ii) The rendering of a final, nonappealable judicial order in the case now pending under the style Eastern Enterprises v. Apfel, or any similar constitutional or other legal challenge to the Coal Act or its application that by its terms is applicable to the BDCC Companies, and that, in any such event, has the effect in the judgment of the Evaluator, as determined pursuant to Section 2(a) hereof, of either (A) reducing the amount required to be paid to or on behalf of retirees or their beneficiaries or the number of retirees that the BDCC Companies are required to compensate or (B) the BDCC Companies receiving a refund of premiums heretofore paid under the Coal Act.

Any reduction in such liability resulting from any other cause shall not be a Payment Event.

         "Payment Determination" shall have the meaning given in Section 2(a) hereof.

         "Shareholders" shall mean the holders of record of BDCC Common Stock, other than Acquiror, immediately before the Effective Time, plus Hamilton Holdings, Ltd., which for purposes of this Agreement shall be deemed to be the holder of 470,240 shares of BDCC Common Stock, but shall exclude any Dissenting Holder.

         "Shareholders' Representative" shall mean Hamilton Holdings, Ltd.

         "Term" shall mean the period beginning on the date hereof and ending on the fifth anniversary of the date hereof; provided, however, that if during the 180 day period prior to the fifth anniversary of the date hereof U.S. federal legislation is enacted as contemplated by paragraph (i) of the definition of Payment Event, the Term shall be extended for an additional 180 day period following the effective date of the passage into law of such legislation.

         2.       Determination and Payment of Contingency Amount.

         (a) Shareholders' Representative may from time to time give notice (the "Payment Notice") to BDCC that in its good faith belief an event that may constitute a Payment Event has occurred. Such notice shall include a written statement setting forth the basis of such determination, including, without limitation, reference to the applicable judicial or statutory authority, the Contingency Amount claimed to be due and a recommendation as to an actuarial and/or accounting firm knowledgeable as to the Coal Act to evaluate the basis of its claim (the "Proposed Evaluator"). If BDCC agrees to engage the Proposed Evaluator then such firm shall become the "Evaluator" for purposes of this Agreement. If BDCC objects to the Proposed Evaluator, then BDCC and the Shareholders' Representative shall mutually agree on another firm to serve as Evaluator and such firm shall be deemed the "Evaluator" for purposes of this Agreement. If the parties cannot agree on an Evaluator the selection of the Evaluator shall be submitted to Arbitration pursuant to Section 10 hereof.

         (b) Upon selection of an Evaluator, the Shareholders' Representative shall give the Evaluator a copy of the Payment Notice and BDCC shall give the Evaluator such information as it deems reasonably appropriate with respect to the claim submitted in the Payment Notice. Upon receipt of the Payment Notice and such information from BDCC, Evaluator shall determine (i) whether, in the opinion of Evaluator, such event constitutes a Payment Event, and (ii) if so, the Contingency Amount resulting therefrom (collectively, a "Payment Determination"). Such determination must be based in part on satisfactory evidence that the premiums due or already paid by BDCC to the United Mine Workers of America Combined Benefit Fund have been reduced or refunded solely as a result of a Payment Event.

         (c) Promptly upon completion of such Payment Determination, Evaluator shall deliver a copy thereof to Agent, Shareholders' Representative and BDCC along with a written statement setting forth the basis of its determination. If neither Shareholders' Representative nor BDCC gives notice to Agent of any objection to such Payment Determination within 15 days after the providing of such determination by Evaluator, Shareholders' Representative and BDCC shall be deemed to have acknowledged the correctness of such determination of the Contingency Amount, and promptly after the expiration of such 15-day period BDCC shall pay such Contingency Amount to Agent.

         (c) In the event that either BDCC or Shareholders' Representative make timely objection to any such Payment Determination, and BDCC and Shareholders' Representative fail to resolve or compromise the matters to which such objection relates within thirty days after the date BDCC or Shareholders' Representative has given notice of such objection, unless extended by the mutual consent of BDCC and Shareholders' Representation, then such dispute shall be settled by Arbitration in accordance with Section 10 hereof.

         The total of all Contingency Amounts determined under this Agreement shall not exceed $14,000,000 (the "Maximum Amount").

         Acquiror and BDCC shall, in cooperation with the Shareholders' Representative, use their good faith efforts to minimize the tax impact of the Contingency Amount to the Shareholders; provided that Acquiror and BDCC shall not be required to take any such action that would have an adverse financial effect on Acquiror, BDCC or their affiliates.

         (d) Set forth on Schedule I hereto are examples of how the Contingency Amount would be determined under this Agreement. Such examples are for illustrative purposes only and are not intended to limit or otherwise affect the obligations of BDCC to make the Contingency Payments required by this Agreement.

         3.       Payment to Shareholders.

         Promptly after its receipt of any Contingency Amount, Agent shall distribute to each Shareholder an amount, rounded down to the nearest 1(cent), equal to the Contingency Amount (less any expenses incurred on behalf of Shareholders pursuant to Section 5 hereof and not otherwise deducted in determining the Contingency Amount) multiplied by a fraction, the numerator of which is the number of shares of BDCC Common Stock held by such Shareholder immediately before the Effective Time and the denominator of which is the total number of shares of BDCC Common Stock outstanding immediately before the Effective Time. All payments by the Agent to the Shareholders pursuant to this Contingency Agreement shall be made according to the terms of the Paying Agent Agreement to be entered into between Acquiror, BDCC and Agent prior to the Effective Time.

         4.       Establishment of Letter of Credit; Draw Procedures.

         (a) On the date hereof, Acquiror has obtained and delivered to Agent, as collateral security for the performance by BDCC of its obligations to pay the Contingency Amount pursuant to Section 2 hereof, an irrevocable standby letter of credit in the amount of $14,000,000 issued by Bank in favor of Agent, as agent for Shareholders hereunder, in the form attached hereto as Exhibit I. Subject to paragraph 4(d) below, Acquiror agrees to maintain such Letter of Credit or a substitute Letter of Credit in effect until the termination of this Agreement.

         (b) Upon any default by BDCC in making timely payment of a Contingency Amount determined in accordance with Section 2 hereof, Agent shall be authorized to draw upon the Letter of Credit, in compliance with the terms thereof, in the full amount of such Contingency Amount. The proceeds of any such draw shall be held in the Contingency Fund until distributed in accordance with Section 3 hereof.

         (c) At the direction of BDCC, the Letter of Credit delivered on the date hereof may be replaced with a substitute Letter of Credit provided that such substitute Letter of Credit:

                  (i)   is irrevocable and is a standby letter of credit;

                  (ii) is issued by Bank, or another bank that constitutes a "bank" under Section 3(a)(2) of the Securities Act, to Agent as the beneficiary thereof for the benefit of Shareholders;

                  (iii) is issued by a bank that has assets of at least $10,000,000,000;

                  (iv) has a stated amount at least equal to $14,000,000 minus the aggregate amount previously drawn under any previous Letter of Credit;

                  (v) has an expiration date that is no earlier than 45 days after the end of the Term and an effective date that is no later than the date of replacement; and

                  (vi) is otherwise identical in substance to the outstanding Letter of Credit.

         (d) The Acquiror may terminate the Letter of Credit at any time during the Term provided that (i) Acquiror provides Shareholders' Representative with an opinion of counsel that BDCC's obligations under this Agreement are exempt from the registration requirements of the Securities Act of 1933 and (ii) either Acquiror guarantees BDCC's obligations under this Agreement or provides other security for such obligations reasonably acceptable to Shareholders' Representative.

         (e) Acquiror may from time to time submit a written request to the Shareholders' Representative that the stated amount of the Letter of Credit be reduced. Such request shall be accompanied by appropriate evidence that in the opinion of Acquiror due to certain legislative, judicial or other events the maximum Contingency Payment cannot exceed the proposed amount of the Letter of Credit. If the Shareholders' Representative does not object to such reduction within 30 days of receipt of such request, the Acquiror may replace the Letter of Credit with a substitute Letter of Credit with a stated amount equal to the amount set forth in the request. If the Shareholders' Representative objects to such request, the matter shall be submitted to Arbitration pursuant to Section 10 hereof. Any reduction in the Letter of Credit pursuant to this Section 4(e) shall not reduce the Maximum Amount, as provided in Section 2(c) hereof.

         5.       Concerning Agent.

         (a) Agent shall be entitled to receive compensation for its regular services as Agent hereunder in the amount agreed between Agent and BDCC, payable at such times as may be similarly agreed. The compensation and expenses of Agent shall be paid by BDCC and payment thereby shall be guaranteed by Acquiror.

         (b) In taking any action hereunder, Agent shall be protected in relying upon any notice, paper or other document believed by it to be genuine or upon any evidence deemed by it to be sufficient, and in no event shall be liable for any act performed or omitted to be performed by it hereunder in the absence of gross negligence or willful misconduct. Agent may consult with counsel (who may be an employee of Agent) in connection with its duties hereunder and shall be fully protected by any act taken, permitted or omitted by it in good faith in accordance with the advice of such counsel. Agent shall not be bound in any way by any agreement or contract other than this Contingency Agreement and the Merger Agreement, to the extent referenced herein, and its only duties or responsibilities shall be to take the actions expressly required by the terms of this Contingency Agreement and the Merger Agreement.

         (c) Agent hereby accepts its appointment and agrees to act as Agent under the terms and conditions of this Contingency Agreement and acknowledges receipt of the Letter of Credit delivered pursuant to Section 4.

         6.       Shareholders' Representative.

         Shareholders' Representative is hereby authorized (i) to take all actions and to execute and deliver all documents contemplated under this Agreement to be taken, executed or delivered by it or by or on behalf of the Shareholders hereunder, including, without limitation, authorization to employ accountants, counsel and other agents as Shareholders' Representative deems advisable, in its discretion, and to pay reasonable compensation for their services, and (ii) shall have no liability to any Shareholder for any loss, cost, damage, liability and expense that may be imposed upon or incurred by him in connection with the performance of its duties hereunder, provided, however, that such exculpation shall not extend to its willful misfeasance or gross negligence. Reimbursement for Shareholders' Representative's reasonable out of pocket expenses (including reasonable legal fees and expenses) shall be paid from the Contingency Fund.

         Acquiror hereby agrees to indemnify and hold harmless the Shareholders' Representative for any loss, claim, damage, liability or expense (including reasonable attorney's fees) arising in connection with the performance of its duties hereunder; provided, however, such indemnity shall not extend to its willful misfeasance or gross negligence.

         If Shareholders' Representative shall at any time be unable or unwilling to act as such hereunder, Shareholders' Representative and BDCC shall have the right jointly to select and appoint a substitute Shareholders' Representative under this Contingency Agreement, upon notice to Agent.

         7.       Termination of Agreement.

         (a) Subject to Section 7(b) hereof, this Agreement and all obligations of the parties hereto shall terminate at 5:00 p.m., Richmond, Virginia time, on the later of the following dates (the "Termination Date"):

                  (i) Ten days after the end of the Term; or

                  (ii) The date on which all potential Payment Events that shall have been identified by Shareholders' Representative on or before the date determined pursuant to (i) above shall have been disposed of and shall have been satisfied in accordance with Sections 2 and 3 hereof but in no event shall such date extend beyond the sixth anniversary hereof, unless mutually agreed upon by Acquiror and Shareholders' Representative.

         (b) If the Maximum Amount shall have been drawn on the Letter of Credit and the proceeds thereof paid by Agent as Contingency Payments pursuant to the terms hereof, this Agreement and all obligations of the parties hereto shall terminate upon such final Contingency Payment.

         (c) Upon the date determined under Section 7(a) or the event specified in Section 7(b), Agent shall

                  (i) make any final Contingency Payments then required to be made;

                  (ii) surrender the Letter of Credit to Bank for cancellation; and

                  (iii) pay any amount remaining in the Contingency Fund to BDCC.

         (d) At any time prior to the Termination Date, BDCC and Shareholders' Representative may, in a writing signed by both of them, upon notice to Agent, terminate this Agreement.

         8.       Fees and Expenses.

         All reasonable fees, expenses and costs incurred by the Evaluator or Agent in connection with carrying out their duties under this Contingency Agreement or relating to the Letter of Credit shall be paid in full by BDCC and such payment shall be guaranteed by Acquiror.

         9.       Notices.

         All claims, notices, objections and other communications hereunder shall be in writing and shall be deemed to have been duly given if and at the time delivered in person or by overnight courier, or mailed, registered mail, return receipt requested, or sent by facsimile, as follows:

         If to Shareholders' Representative, to:

                  Hamilton Holdings, Ltd.
                  P. O. Box 157
                  Bardstown, Kentucky 40004
                  Attention: Mr. Thomas Hamilton
                  FAX No.: (502) 348-2552

         If to BDCC or Acquiror:

                  c/o James River Coal Company
                  701 Est Byrd Street, Suite 1100
                  Richmond, Virginia 23219
                  Attention: James B. Crawford
                             Chairman & Chief Executive Officer
                  FAX No.: (804) 780-0643

         If to Agent:

                  ----------------------------------------------

                  ----------------------------------------------

                  ----------------------------------------------


or, such other person or address as Shareholders' Representative, BDCC, Acquiror or Agent shall furnish to each of the other parties in writing.

         10.      Arbitration.

         Any dispute arising under this Agreement shall be settled by Arbitration in Richmond, Virginia in accordance with the rules of the American Arbitration Association, except that there shall be three arbitrators, one selected by BDCC, one selected by Shareholders' Representative and the third selected by the two arbitrators initially so selected. If the two arbitrators are unable to agree, in good faith within a reasonable time, on the selection of the third arbitrator, either party may request appointment of a third arbitrator chosen by the American Arbitration Association. The arbitrators shall promptly obtain such information regarding the matter as they deem desirable and shall with dispatch decide the matter. The arbitrators shall render a written award that shall be delivered to BDCC, Shareholders' Representative and Agent. As part of such award, the arbitrators shall establish their fees, expenses and any other costs in connection therewith and shall apportion them in their judgment between, and assess them against, the parties. In the absence of fraud or bad faith, any such award shall be a conclusive determination of the matter and shall be binding upon BDCC, Shareholders and Agent, and shall not be contested further by any of them.

         11.      Binding Effect.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and assigns.

         12.      Amendments.

         This Agreement may be amended or modified at any time or from time to time in a writing executed by Shareholders' Representative, BDCC, Acquiror and Agent.

         13.      Governing Law.

         This Agreement shall be construed and enforced in accordance with the laws of the State of Tennessee.

         14.      Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary for every party hereto to sign each counterpart but only that each party shall sign at least one counterpart.

         15.      Severability.

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         16.      Waiver.

         This Agreement may not be modified, amended, supplemented, canceled, or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

         IN WITNESS WHEREOF, the parties hereto have executed this Contingency Agreement as of the day and year first above written.

                                       JAMES RIVER COAL COMPANY



                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

                                       BLUE DIAMOND COAL COMPANY



                                       By:
                                          -------------------------------------
                                       Name:
                                       Title: President

                                       SHAREHOLDERS' REPRESENTATIVE

                                       HAMILTON HOLDINGS, LTD.
                                       By TYE FORK COAL COMPANY,
                                         General Partner



                                       By:
                                          -------------------------------------
                                       Name:
                                       Title: General Partner

                                       [AGENT]



                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

                                                                      APPENDIX B

                                February 11, 1998

Special Committee of
   the Board of Directors
Blue Diamond Coal Company
341 Troy Circle
Knoxville, Tennessee  37919


Gentlemen:

         You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the minority holders of common stock of Blue Diamond Coal Company (the "Company") of the consideration to be received by such holders of Company common stock in connection with the merger transaction set forth in an Agreement and Plan of Merger dated February 11, 1998 by and between James River Coal Company, James River Coal Mergersub, Inc. ("Sub") and the Company (the "Agreement"). The Agreement provides for the merger (the "Merger") of Sub with and into the Company pursuant to which each share of Company common stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive (i) $60.413 in cash, without interest thereon (subject to adjustment as set forth in the Agreement) and (ii) the right to receive the Contingency Amount, as set forth in a Contingency Agreement attached as Exhibit B to the Agreement.

         In connection with rendering our opinion, we have reviewed and analyzed, among other things, the Agreement, including Exhibits thereto; certain information and analyses prepared by Energy Venture Analysis, Inc., an independent consulting firm retained by the Company; and certain publicly available business and financial information concerning the Company. We have met with the Company's management to discuss the business and prospects of the Company. In meeting with certain members of Company management, we discussed the past and current business operations, financial condition and prospects of the Company as well as other matters we believe relevant to our inquiry.

         We have reviewed (i) certain publicly available information concerning the trading of, and the trading market for, the Company's common stock; (ii) certain publicly available information with respect to certain other companies that we believe to be comparable, in certain respects, to the Company; and (iii) certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria

Special Committee of
   the Board of Directors
February 11, 1998
Page 2

that we deemed relevant.

         In our review and analysis and in arriving at our opinion, we have assumed that the financial and other information provided us or that was publicly available was accurate and complete and have neither attempted independently to verify nor assumed responsibility for verifying any of such information. We have conducted a physical inspection of certain of the properties and facilities of the Company, but have not made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of such properties or facilities. In addition, you have not requested us to, and accordingly we have not, solicited the interest of third parties to effect a transaction involving the Company. With respect to projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company, and we express no view with respect to such projections or the assumptions on which they were based.

         In conducting our analysis and in arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of the Company and certain other publicly-traded companies that we believe to be comparable to the Company; (ii) the historical and current market for the equity securities of certain other publicly-traded companies that we believe to be comparable to the Company; and (iii) the nature and terms of certain other acquisition transactions that we believe to be relevant. We have also taken into account our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuation generally. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof. Our opinion is, in any event, limited to the fairness, from a financial point of view, to the minority holders of Company common stock of the consideration to be received by such holders of Company common stock in connection with the Merger and does not address the Company's underlying business decision to effect the Merger or constitute a recommendation to any holder of common stock as to how such holder should vote with respect to the Merger.

         We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services and for rendering this opinion. In addition, the Company has agreed to indemnify us for certain potential liabilities arising out of the rendering of this opinion. In the ordinary course of our business, we may actively trade securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

         It is understood that this letter is for the use and benefit of the Special Committee of the Company's Board of Directors and is not to be quoted or referred to, in whole or in part, in any

Special Committee of
   the Board of Directors
February 11, 1998
Page 3




registration statement, prospectus or proxy statement, or in any other document used in connection with the offering of securities, nor shall this letter be used for any other purposes, without our prior written consent.

         On the basis of and subject to the foregoing and other matters that we deem relevant, we are of the opinion as investment bankers that, as of the date hereof, the consideration to be received by the minority holders of Company common stock in connection with the Merger is fair, from a financial point of view, to such holders of Company common stock.

                                       Very truly yours,




                                       J.J.B. HILLIARD, W.L. LYONS, INC.

                                                                      APPENDIX C

                             DELAWARE CODE ANNOTATED
                              TITLE 8. CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW
                     SUBCHAPTER IX. MERGER OR CONSOLIDATION
                          SECTION 262. APPRAISAL RIGHTS

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.sec. 251 (other than a merger effected pursuant to sec.
251g), 252, 254, 257, 258, 263 or 264 of this title:

         (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec.251 of this title.

         (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                  a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                  b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                  c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                  d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

         (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

         (d) Appraisal rights shall be perfected as follows:

                  (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action

                                      C-2-
         must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                  (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall not be more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof


                                      C-3-
and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon


                                      C-4-
application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                      C-5-

                                                                      APPENDIX D


                            BLUE DIAMOND COAL COMPANY             FORM OF PROXY
                                 REVOCABLE PROXY
                (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 BLUE DIAMOND COAL COMPANY FOR A SPECIAL MEETING
                  OF SHAREHOLDERS TO BE HELD ON MARCH 27, 1998)

         The undersigned hereby appoints Ted B. Helms and K. Roger Foster, and either of them with full powers of substitution, as attorneys and proxies for the undersigned, to represent and vote shares of Common Stock of Blue Diamond Coal Company ("Blue Diamond") standing in my name on the books and records of Blue Diamond at the close of business on March 2, 1998, which the undersigned is entitled to cast at the Special Meeting of Shareholders to be held at the Howard Johnson Plaza Hotel, 7621 Kingston Pike, Knoxville, Tennessee, on March 27, 1998 at 10:00 a.m., local time, and at any and all adjournments as follows:

Approval of the Agreement and Plan of Merger dated as of February 10, 1998 (the "Merger Agreement") among James River Coal Company ("James River"), Blue Diamond and James River Coal Mergersub, Inc., a wholly-owned subsidiary of James River ("Subsidiary"); which Merger Agreement provides for, among other things (i) the proposed merger of Subsidiary, a Delaware corporation and wholly-owned subsidiary of James River, with and into Blue Diamond with Blue Diamond to be the surviving corporation in the Merger and (ii) the appointment of Hamilton Holdings, Ltd. ("Hamilton, Ltd.") as representative of the shareholders of Blue Diamond under the Contingency Agreement to be entered into between Blue Diamond, James River and Hamilton, Ltd.

For                                         Against                                              Abstain

---------------------------------           ---------------------------------------------        -------------------------------

NOTE: The Board of Directors is not aware of any other business that may come before the meeting.

THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED IF NO CHOICE IS MADE HEREON.

         Any holder of Blue Diamond Common Stock who has delivered a proxy may revoke it any time before it is voted by attending the Special Meeting and voting in person at the meeting or by giving notice of revocation in writing or submitting a signed proxy card bearing either the same date but delivered at a later time or a later date to Blue Diamond at P. O. Box 59015, Knoxville, Tennessee 37950-9015, Attention: Secretary, provided such notice or proxy is actually received by Blue Diamond before the vote of shareholders. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and, after notification to the Secretary of Blue Diamond at the Special Meeting of the shareholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt of a Notice of Special Meeting called for the 27th day of March, 1998 and the Proxy Statement dated March 6, 1998 prior to the execution of this Proxy.



                                       -----------------------------------------
                                       Print Name of Shareholder



                                       -----------------------------------------
                                       Signature of Shareholder



                                       -----------------------------------------
                                       Print Name of Shareholder




Date:                                  -----------------------------------------
     ----------------------            Signature of Shareholder

(Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If more than one trustee, all should sign. If shares are held jointly, each holder should sign.)

                                OTHER DOCUMENTS

                  CONSENT OF J.J.B. HILLIARD, W.L. LYONS, INC.


         We hereby consent to the inclusion of our letter opinion dated February 11, 1998 and addressed to the Special Committee of the Board of Directors of Blue Diamond Coal Company as Appendix C of the Proxy Statement of the Company. Further, we consent to the references to our firm therein, and to the discussion of our opinion therein, under the heading "Opinion of Blue Diamond Coal Company's Financial Advisor" in the Proxy Statement.



                                               J.J.B. HILLIARD, W.L. LYONS, INC.



February 11, 1998